THIRD FORBEARANCE AGREEMENT

THIS THIRD FORBEARANCE AGREEMENT (the "**Agreement**" or this "**Forbearance Agreement**") is made and entered into as of July 8, 2008, (the "**Effective Date**") by and among EV Rental Cars, LLC, a California limited liability company ("**Borrower**"), Jeffrey Pink ("**Guarantor**") and Laurie Pink (together with Jeffrey Pink, collectively, the "**Pinks**") and Amalgamated Bank, a New York banking corporation ("**Lender**").

RECITALS

A. Lender extended a loan in the original principal amount of $11,000,000 (the "**Loan**") evidenced and governed by the following documents executed by Borrower and Lender: (1) Revolving (Grid) Promissory Note dated April 10, 2006 made by Borrower, in favor of Bank (as amended, the "**Note**"), (2) Accounts Receivable Continuing Security Agreement dated March 26, 2004, as amended from time to time (the "**AR Security Agreement**"), (3) an Inventory Rider (Rider A) to Accounts Receivable Continuing Security Agreement also dated March 26, 2004, granting a lien on Borrower's personal property in respect of Borrower's Toyota Program Vehicles, and an Inventory Rider (Rider A) to Accounts Receivable Continuing Security Agreement dated August 11, 2004, granting a lien on Borrower's personal property in respect of Borrower's Honda Program Vehicles (collectively, as amended from time to time, the "**Inventory Riders**"), (4) Deposit Account Pledge Agreement dated as of February 23, 2006, granting a lien on Borrower's deposits with Lender (as amended from time to time, the "**Deposit Account Pledge**"), (5) Deposit Account Pledge Agreement dated as of February 23, 2006, granting a lien on Borrower's deposit of the principal sum of $332,300 with Lender (as amended from time to time, the "**PC Pledge**"), (6) Security Agreement (with Assignment of Rents and Leases) dated as of February 15, 2007 (as amended from time to time, the "**2007 Security Agreement**"; (7) Pledge and Security Agreement dated as of January 9, 2008 (as amended from time to time, the "**2008 Security Agreement**"), (8) a certain Letter Agreement, dated as of April 10, 2006 (as amended from time to time, the "**Letter Agreement**"), (9) Amendment One to Revolving (Grid) Promissory Note and Letter Agreement dated as of February 1, 2007 (as amended from time to time, "**Amendment One**"), (10) those certain letter agreements regarding the extension of the Loan dated as of April 2 and April 30, 2007 (as amended from time to time, the "**Extension Agreements**") and (11) a certain Forbearance and Amendment Agreement dated September 12, 2007 also executed by Guarantor (the "**First Forbearance Agreement**"). (The Note, the AR Security Agreement, the Inventory Riders, the Deposit Account Pledge, the PC Pledge, the 2007 Security Agreement, the 2008 Security Agreement, the Letter Agreement, Amendment One, the Extension Agreements, and the First Forbearance Agreement, and any and all related instruments and documents executed by Borrower and/or Lender in connection therewith, are collectively referred to herein as the "**Loan Documents**").

B. In connection with the Loan, Guarantor executed (1) an Absolute, Unconditional and Continuing Guaranty (Limited), dated as of April 13, 2006, (2) a Guaranty Reaffirmation and Amendment Agreement dated as of February 15, 2007, (3) an Absolute, Unconditional and Unlimited Guaranty dated as of November 14, 2007 (collectively, the "Guaranty"), (4) together with Laurie Pink, a Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents and Leases dated December 17, 2007 encumbering the Pinks' residence in Calabasas, California which serves as security for the Guaranty (the "**Deed of Trust**"), and (5) an Accounts

Receivable Continuing Security Agreement dated on or about January 9, 2008, including an Inventory Rider (Rider A) and an Equipment Rider (Rider B), also securing the Guaranty (collectively, as amended from time to time, the "**Guaranty Documents**"). The Loan Documents and the Guaranty Documents, as amended by this Agreement, are sometimes referred to collectively herein as the "**Transaction Documents".** Unless otherwise defined herein, defined terms shall be used as defined in the applicable Transaction Document, as the context requires.

C. The Note matured on May 31, 2007 and Borrower is currently in default of the repayment terms and certain other covenants and representations of the Loan Agreement, including but not limited to, the breach of the negative pledge provisions and representations as to no other liens against the Lender's collateral for the Loan, the failure to deposit the required $1200 per vehicle, the failure to provide periodic financial reporting and year-end audited financials, and the decline in the value of the Lender's collateral below the outstanding Loan Balance (collectively, the "**Existing Defaults**").

D. On or about February 8, 2008, the Lender, Borrower and Guarantor entered into a second Forbearance Agreement (the "**Second Forbearance Agreement**" and also one of the Loan Documents) regarding the Existing Defaults. On March 14, 2008, Lender gave written notice to Borrower and Guarantor of the occurrence of one or more Termination Events as defined in the Second Forbearance Agreement, which notice terminated the Forbearance Period (as defined therein), and provided that Lender may commence immediately to exercise the rights and remedies available to it under the Transaction Documents and applicable law.

E. The Lender, Borrower and the Pinks have entered into a certain Collateral Disposition Agreement and Waiver of Notice, dated April 17, 2008, regarding the Borrower's liquidation of the Vehicle Collateral as described in Paragraph 9(a) hereof (the "**Collateral Disposition Agreement**" and also one of the Loan Documents).

F. Borrower and the Pinks have requested that Lender further forbear from exercising its remedies under the Transaction Documents and Second Forbearance Agreement, and Lender has agreed to do so, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the Recitals, mutual covenants and conditions herein contained, the parties agree as follows:

1. **Acknowledgement of Default**. Borrower and the Pinks acknowledge and agree that the Loan is presently (prior to the execution of this Agreement) in default.

2. **Confirmation of Outstanding Indebtedness**. Borrower and the Pinks acknowledge and agree that the following amounts are due and owing to Lender, without setoff, deduction, counterclaim or defense of any kind or nature to the payment thereof: (a) as of January 31, 2008, there was due and owing to Lender pursuant to the Loan Documents, the principal sum of $9,767,393.29. Since such date, Lender has received and applied to principal owing under the Loan the amounts of $50,000 on 2/12/08, $125,000 on 3/20/08, and $125,000 on 4/9/08. For the proceeds from the sale of the first 65 Units, Lender has received total of $1,199,486. As of December 31, 2007, Lender's attorneys' fees and costs of collection incurred,

billed and unpaid as of such date are $189,731.83. All outstanding principal, accrued and unpaid interest and all of Lender's attorneys' fees and costs of collection and other sums owing by Borrower to Lender, both before and after the Effective Date (including without limitation costs of preparation and negotiation of this Forbearance Agreement) are hereinafter referred to collectively as "**Indebtedness,**" which term includes any and all additional sums owed to Lender under the Note, this Forbearance Agreement and the other Loan Documents, including without limitation, accrued and accruing interest, billed, unbilled and future costs and expenses of collection, protective advances, etc. Any attorney's fees incurred by Lender after December 31, 2007 which do not relate to a Termination Event, shall be added to the principal balance of the Note. Subject to the effectiveness of this Agreement, as of February 1, 2008, the monthly interest rate on the Loan will revert back to the non-default interest rate set forth in the Note (the "**Loan Rate**"). The Loan will continue to bear interest at the Loan Rate from February 1, 2008 through the end of the Forbearance Period (as defined herein). All calculations of dollar amounts set forth in this Section 2 are provided by Lender and shall be deemed correct absent manifest error; provided, that any mistake or miscalculation of amounts herein shall be adjusted upon agreement by Lender and Borrower.

3. **Transaction Documents Remain in Effect**. All terms and conditions of the Transaction Documents are hereby ratified, reaffirmed, approved and confirmed by all parties in each and every respect and shall remain in full force and effect, except as modified and amended by this Agreement. Lender has waived no rights against Borrower or the Pinks except as expressly set forth in this Agreement, all of such rights being expressly reserved, and the agreement by Lender to the forbearance herein shall not be constructed as a consent to any further forbearance or the acceptance by Lender of any course of conduct by the Borrower or the Pinks. The Borrower and the Pinks hereby acknowledge, confirm and declare that the Transaction Documents and the liens and security interests created thereby are valid, subsisting and, to their knowledge, perfected liens and security interests. The Borrower and the Pinks further acknowledge that Lender does not have any fiduciary relationship with or duty to the Borrower and/or the Pinks arising out of or in connection with this Agreement or any of the documents executed in connection with the Transaction Documents, and the relationship between the Lender, on one hand, and the Borrower and/or the Pinks, on the other hand, in connection herewith or therewith is solely that of creditor and debtor; and no joint venture is created by this Agreement or otherwise exists by virtue of the transactions contemplated hereby between the Borrower and/or the Pinks, on the one hand, and the Lender, on the other.

4. **Forbearance**. Subject to the effectiveness of this Agreement, including full execution of this Agreement and the satisfaction of the conditions in Paragraph 7, notwithstanding the failure of the Borrower to have yet paid all accrued interest on the Loan that is due and payable as of the Effective Date (such failure is in no way being deemed a waiver of the Borrower's ongoing obligation to pay, and Lender's ongoing right to receive, all accrued interest as set forth herein, whether past due or otherwise), the Loan will be deemed not to be in monetary default. Further, during the Forbearance Period, Lender will be deemed to have waived the Existing Defaults and any other non-monetary default which may exist and of which Lender has knowledge as of the Effective Date. After the Effective Date and through the end of the Forbearance Period, Lender shall not enforce any of its rights or remedies under the Transaction Documents. The time period from the Effective Date through the earlier to occur of a Termination Event (as defined herein) and the maturity date of the Remaining Indebtedness (as

described in Paragraph 6(c) hereof), is referred to herein as the "**Forbearance Period**". Upon the reasonable request of Borrower at any time during the Forbearance Period, including in connection with the New Financing (as defined herein), Lender will confirm to Borrower in writing that no Termination Event or Event of Default under the Transaction Documents presently exists to Lender's knowledge (if such is the case).

5. **Lender Consent to Merger and Bridge Loan**. Borrower has represented to Lender that Borrower intends to enter into a transaction pursuant to which a loan in the amount of not less than $1,000,000 (the "**Bridge Loan**") will be obtained either by Borrower, or by an entity named IMMS, Inc., a Nevada corporation ("**IMMS**"), and that contemporaneously therewith, Borrower shall enter into a reverse merger (the "**Merger**") with a wholly owned subsidiary of IMMS, with Borrower being the surviving entity. Borrower has further represented to Lender that the securities of IMMS are quoted on the OTC Bulletin Board. Borrower has provided to Lender drafts (and shall continue to provide to Lender all final versions and amendments) of all relevant documents reflecting, governing and effecting or otherwise related to the Bridge Loan and the Merger. Subject to the effectiveness of this Agreement, Lender hereby consents to the Bridge Loan and the Merger and agrees that the consummation of such transactions by Borrower will not constitute a Termination Event or an Event of Default under the Transaction Documents; provided, however, that such consent is strictly limited to the terms of the Merger and the Bridge Loan as described in the documents and correspondence heretofore delivered to Lender.

6. **Payments on Loan during Forbearance Period**.

a. During the Forbearance Period, and continuing until the Release Date (as defined herein), Borrower shall make monthly payments of interest only (at the Loan Rate) on the Note, payable on or before the day of the month set forth in the Note; provided, however, that any payments of interest on the principal balance of the Note in excess of the "Fleet Value" (as defined herein) shall be deferred and shall be due and payable (without additional interest) (the "**Deferred Interest**") upon the earlier of (1) the date of the consummation of the New Financing or (2) the Final Vehicle Liquidation Date (as defined herein). Thereafter, interest shall be payable on the full outstanding principal balance of the Loan in accordance with the Loan Documents. As used herein, the Fleet Value shall be $5,664,600, and shall reduce by the amounts of principal paid by Borrower to Lender under Paragraphs 9(a)-9(c) after April 14, 2008.

b. Subject to the following sentence, on the later to occur of (1) the consummation of the New Financing and Borrower's payment to Lender therefrom of $1.2 million, plus all Accumulated Depreciation and all Deferred Interest, and (2) the Final Vehicle Liquidation Date and the Borrower's payment to Lender of all proceeds of sale of the Units plus all Accumulated Depreciation and any Deferred Interest in respect thereof, provided that Borrower has paid all other amounts (including any accrued and unpaid interest) and performed all other obligations under the terms hereof, notwithstanding that there may still be some Indebtedness outstanding, and provided that there has been no Termination Event and no event, occurrence or condition which, upon notice, lapse of time or both, would constitute a Termination Event hereunder (the "**Release Date**"), Borrower shall be unconditionally and absolutely released from all

further liability under the Note and the other Loan Documents, and Lender shall promptly release all liens and other security interests which it may then have in any of Borrower's assets or property. Such release is also expressly conditioned upon the execution and delivery to the Lender of the documentation described in Paragraph 6(c) pursuant to which Guarantor will assume full liability for the Remaining Indebtedness (as defined herein).

c. From and after the release of Borrower as provided in Paragraph 6(b), Guarantor shall become solely liable for the entire unpaid balance of the Indebtedness (the "**Remaining Indebtedness**"). All of the Guaranty Documents shall remain in full force and effect. The Remaining Indebtedness shall be payable in 48 equal amortized monthly payments of principal and interest (at the Loan Rate) commencing on the next regular payment date under the Note following the Release Date, and continuing thereafter until the Remaining Indebtedness has been paid in full. Guarantor agrees to execute and deliver to Lender any documentation reasonably required by Lender to reflect the foregoing (such documentation will provide, among other things, that the payment of the Remaining Indebtedness and the performance of the obligations under the Transaction Documents shall thereafter be the primary responsibility of Guarantor (although Guarantor will not be released from liability under the Guaranty Documents) and will confirm the amount of the Remaining Indebtedness and the repayment terms and set forth such other terms including events of default as Lender shall reasonably require).

d. Borrower (or Guarantor, as the case may be) may prepay all or any part of the principal balance of (or other amounts due under) the Note at any time, without penalty or prepayment premium.

e. Notwithstanding the provisions of Paragraph 6(c), if the Release Date precedes the date which is six (6) months after the Merger (the "Conversion Date"), then Guarantor will be required to make payments of interest only on the Remaining Indebtedness until the Conversion Date, and thereafter the Remaining Indebtedness shall be amortized (but the amortization period shall be 48 months minus the number of months from the Release Date through the Conversion Date).

7. **Conditions Precedent to Effectiveness of Agreement**. The effectiveness of this Agreement (and all of the terms herein) as of the Effective Date (which shall be no later than July 8, 2008) is conditioned upon the satisfaction of the following conditions precedent:

a. Lender shall have received from Borrower the sum of $300,000 in immediately available funds, without setoff, counterclaim or other deduction. Borrower acknowledges that such payment is nonrefundable and Lender agrees that such payment will be applied against the principal balance of the Note.

b. Lender shall have received evidence that Kingsdale (as defined herein), Borrower and Guarantor have executed a Letter Agreement re IMMS Shares with substantially identical provisions to the Letter Agreement re TC X Calibur Shares, dated February 19, 2008, executed thereby; and the parties hereto agree that Lender is an intended beneficiary thereof.

c. The Deed of Trust shall have been executed by the Pinks, delivered to Lender, and recorded (by Lender) in the office of the Los Angeles County Recorder.

d. Lender shall have received an appraisal of Borrower's current fleet of approximately 360 hybrid vehicles (the "**Vehicle Collateral**") which shall be acceptable to Lender.

e. The lien granted by Borrower to Kingsdale International Corp. ("**Kingsdale**") which secures a loan in the amount of $150,000 made by Kingsdale to Borrower, shall have been released by documentation acceptable to Lender.

f. Kingsdale and Kingsdale Capital Markets (USA), Inc. shall have executed documentation acceptable to Lender, which provides that their advisory/management fees and reimbursement of expenses payable by the Borrower relating to services to be rendered in connection with the New Financing shall be deferred (but will accrue) during the occurrence and continuance of any Termination Event.

g. Borrower shall have delivered, or caused to be delivered, to Lender, the following (including applicable updated versions, if any, since the date of the Second Forbearance Agreement):

(1) Borrower's business plan (the "**Business Plan**") with pro forma projections commencing with the closing of the Bridge Loan and the Merger;

(2) Current inventory report reflecting the Vehicle Collateral, including detailed depreciation information;

(3) Copies of all relevant documents related to the Bridge Loan and the Merger;

(4) Subscription agreements from Kingsdale's investor group to fund the Bridge Loan, or written evidence that the funds are in escrow;

(5) Copies of Borrower's existing operating agreement, as amended, with Fox Rent A Car ("**Fox**");

(6) Copies of proposed employment agreements between IMMS and Bill Plamondon (as CEO), Karl Ottolini (as CFO), Brian Wood (as V/P Operations) and George Wright (as V/P Sales and Marketing), and a copy of the employment agreements between IMMS (or Borrower) and Jeff Pink, and Larry Pink, and Paul Christensen, respectively;

(7) Written certification from Borrower's CFO that there are no present delinquencies in any of Borrower's income or franchise tax payments, payroll taxes and that no tax liens exist or have been threatened with respect thereto;

(8) Execution and delivery by Guarantor to Lender of a Pledge Agreement (the "**Guarantor Pledge**") pursuant to which Guarantor pledges to Lender Guarantor's entire membership interests in Borrower (together with the filing of a UCC financing statement with respect thereto), which agreement also covers a pledge of all of Guarantor's shares of common stock of IMMS (the "**Shares**") that are received in exchange therefore upon the Merger;

(9) Current schedule of the ownership (pre Merger) of the membership interests in Borrower and a schedule of the projected ownership of common stock in Borrower post-Merger;

(10) Copy of filings by Borrower to register in Arizona as a foreign limited liability company;

(11) Copies of relevant correspondence from the USPTO to Borrower regarding the pending applications to register Borrower's trademarks;

(12) The Lender shall have received evidence satisfactory to the Lender that the Borrower has taken all limited liability company action necessary to approve, enter into, execute, deliver and perform this Agreement and the documents effecting or governing the Merger and the Bridge Loan;

(13) As of the Effective Date, the representations and warranties of the Borrower and the Pinks contained in this Agreement shall be true and correct;

(14) As of the Effective Date, other than the Existing Defaults, no default or Event of Default has occurred and is continuing under the Transaction Documents;

(15) The Lender shall have received from the Borrower and/or the Pinks such other certificates, instruments, documents, opinions or writings as the Lender may reasonably request;

(16) Written evidence that Borrower has delivered written notice to each of its insurers, in a form satisfactory to Lender, instructing them to pay all insurance proceeds regarding all Vehicle Collateral directly to Lender;

(17) Written evidence that Borrower has complied with the insurance covenant contained in Section 9(l) below;

(18) such other items as Lender shall reasonably request.

h. Lender shall have received the proceeds of the sale of not less than 65 Units of the Vehicle Collateral, as set forth in Paragraph 9(a), without setoff, counterclaim or other deduction. Lender shall have also received evidence (by way of Fed reference number) of the initiated wire transfer of the Differential Downpayment (as defined below) from the proceeds of the Bridge Loan. Lender acknowledges that the

conditions precedent set forth in subparagraphs a, c, d, e, f, g(1), g(2), g(3), g(5), g(6), g(7), g(8), g(9), g(10) and g(11) have been satisfied.

8. **<u>Cash Management</u>**.

a. The existing agreement regarding the payment to Lender of all cash flow, which is payable to Borrower from Fox (the "**Cash Management Arrangement**") shall remain in effect until the Release Date. During the time that the Cash Management Arrangement remains in effect, from the proceeds received from Fox, Lender shall, promptly upon request by Borrower (to be accompanied by the schedule of operating expenses described below) release to Borrower sufficient sums (to the extent Lender has received same from Fox) to pay the following items in the order provided below:

First, the monthly payment due under the "SBA" loan made by Vineyard Bank to Borrower;

Second, the current operating expenses of Borrower reasonably approved by Lender allocated, to the Bank's reasonable satisfaction, as between the Vehicle Collateral and the Excluded Vehicles (as defined below) (such operating expenses, and the amount due to Vineyard Bank, shall be set forth in a reasonably detailed schedule to be provided by Borrower to Lender monthly (or more frequently as needed). It is expressly understood and agreed that such operating expenses shall not include salaries or other compensation payable to IMMS management, including without limitation, Bill Plamondon, Karl Ottolini, Brian Wood, George Wright, Jeff Pink and Larry Pink, but shall include, without limitation, compensation due to essential non-management (non-executive) employees of Borrower, plus no more than $2,500 a week to Paul Christensen.

Third, all interest then due and owing to Lender. After release of funds described in clauses "First" and "Second" above to Borrower, Lender shall apply the balance of any funds received from Fox against the monthly payment of interest then due under the Note (if there is any shortfall, Lender will give notice to Borrower and Borrower will have five days to pay such shortfall);

Fourth, any financing or lease payments which Borrower may incur in connection with the acquisition of new vehicles into Borrower's fleet that are not part of the Vehicle Collateral (the "**Excluded Vehicles**") to replace the Vehicle Collateral as it is liquidated, as provided herein.

Should there be any excess funds in any month after payment of the foregoing, such funds shall be applied to reduce the principal balance of the Note.

Notwithstanding any of the foregoing, Lender acknowledges that Borrower is entitled to arrange with Fox to receive separately and outside the Cash Management Arrangement, the proceeds of cash flow arising solely from the Excluded Vehicles, which proceeds Borrower may use to pay operating expenses and financing costs attributable to such Excluded Vehicles based on such allocation of operating expenses as is reasonably satisfactory to Lender.

b. Unless a Termination Event has occurred, the Cash Management Arrangement shall terminate at the time set forth in the first sentence of subparagraph (a). Upon termination, any funds in Lender's possession will be applied first to any outstanding interest and second, against the principal balance of the Loan.

c. Lender will endeavor to provide Borrower with a monthly accounting for the proceeds received from Fox, the first of which shall be retroactive to the commencement of the Cash Management Arrangement, commencing as of the Effective Date and continuing until the termination of the Cash Management Arrangement; provided, however, that any failure to deliver said accounting shall not affect or limit in any way Borrower's or the Pinks' obligations hereunder or under the other Transaction Documents.

9. **New Covenants**. During the Forbearance Period, Borrower (and to the extent applicable, Guarantor) covenants and agrees as follows:

a. Borrower shall liquidate at least 65 Units (each individual vehicle of the Vehicle Collateral is sometimes referred to herein individually as a "**Unit**" and collectively as the "**Units**") of the Vehicle Collateral by May 15, 2008, subject to Lender's consent being obtained for each such sale, through both negotiated sales transactions to certain auto dealers and through auction sales at certain auction locations in California and Arizona which have been and/or will be negotiated and/or arranged by Borrower, with Lender's consent. Thereafter, Borrower shall, in the same manner and subject to Lender's consent being obtained for each such sale, liquidate the balance of the Vehicle Collateral (with Lender directly and immediately receiving the proceeds thereof) at a pace *no slower than* in accordance with the following schedule:

Period	No. of Units Sold During Period
May 14, 2008 – May 31, 2008	25
June 1, 2008 – June 30, 2008	40
July 1, 2008 – July 31, 2008	55
August 1, 2008 – August 31, 2008	55
September 1, 2008 – September 30, 2008	55
October 1, 2008 – October 31, 2008	53

Until the last Unit of Vehicle Collateral is sold (the date the proceeds of sale of the last Unit of Vehicle Collateral is received by Lender is the "**Final Vehicle Liquidation Date**"), the Borrower shall adhere strictly to such liquidation schedule, with the added requirement that the weekly pace of such liquidation sales shall be relatively consistent so that the majority of the sales required in any month is not overloaded into the final week

or latter portion of such month, unless the Borrower and the Lender agree otherwise in writing. Borrower may use its discretion (so long as it is acting reasonably and subject to Lender's consent being obtained for each such sale) to determine which Units of the Vehicle Collateral will be sold and in what order; provided, however, that Lender shall have the right at any time, acting in its reasonable discretion, to require Borrower to arrange or cooperate or assist in achieving a particular type of liquidation sale with a particular type and quantity of Units. Borrower hereby consents and agrees to cooperate with Lender should Lender seek to have a different type of sale or auction performed using any auctioneer Lender may choose, including conducting a "Faulknor style" auction that involves more hype and direct to consumer advertising (at Lender's expense) and Borrower will cooperate in amassing the Units for such sale(s)/auction(s) and join Lender in delivering any joint notices to Fox to allow for same. Upon the sale of each Unit of Vehicle Collateral, Borrower shall cause the net (after actual sales and/or auction costs) sales proceeds to be paid directly to Lender by or on behalf of the purchaser of the Unit(s) or the auction company, as the case may be. Upon receipt of payment for each Unit in immediately available funds, without setoff, counterclaim or other deduction, Lender will promptly release its lien thereon and shall deliver the title certificate therefore to the applicable purchaser, or its lender or the auctioneer, or as otherwise instructed in writing.

b. With respect to the first 65 Units sold (commencing with the Units sold on or about April 14, 2008), in addition to the payment to Lender of the net sales proceeds, Borrower will, simultaneously with the closing of the Bridge Loan, initiate a wire transfer to the Lender of the Differential Downpayment (as defined below) from the proceeds of the Bridge Loan and deliver to Lender evidence of same (by way of Fed reference number) by the end of the closing date thereof. The Differential shall be that amount in aggregate, for the first 65 Units sold, which is equal to the difference between the original purchase price for such first 65 Units and the net sales proceeds thereof (the "**Differential**"). The Differential will also be applied first to accrued and unpaid interest that is due and owing (it being understood that, unless a Termination Event has occurred, Deferred Interest shall be due and owing pursuant to the terms of Section 6(a) hereof), and second, against the principal balance of the Note. The parties hereto agree that the aggregate Differential for the first 65 Units is **$383,962**. Of such amount, the Differential Downpayment shall be **$250,000** and the Differential Balance shall be **$133,962**. Within fifteen (15) days following the closing of the Bridge Loan and the payment of the Differential Downpayment, the Borrower shall pay to Lender, in immediately available funds, without setoff, counterclaim or other deduction, a sum equal to the Differential Balance.

c. Other than with respect to the first 65 Units sold, upon the sale of each of the remaining Units, in addition to the payment to Lender of the net sales proceeds, Borrower will also compute and pay to Lender, upon the later to occur of the sale of such Unit and the date of the consummation of the New Financing, the amount of "**Accumulated Depreciation**" (as defined below) attributable to such Unit (without additional interest). The Accumulated Depreciation for each Unit sold shall be an amount equal to the original purchase price for such Unit multiplied by .016, with this product multiplied by 12, and this product then multiplied by a fraction, the numerator of

which is the number of days from February 8, 2008 through the date of the sale of such Unit, and the denominator of which is 365; provided, however, that the Accumulated Depreciation for each Unit shall not be greater than the difference between the net sales proceeds and the original purchase price for such Unit.

d. Borrower intends to seek additional financing for its business operations and to make acquisitions of other vehicle rental companies (debt or equity or a combination of both) (other than a financing solely for the lease or acquisition of Excluded Vehicles, and whether or not in interim phases, each such financing is hereinafter referred to individually or collectively, as the context requires, as the "**New Financing**"). The New Financing must be consummated no later than October 31, 2008 (and the failure to do so shall be a Termination Event, without any grace or cure period). On the date of the consummation of the New Financing, Borrower shall pay to Lender from the proceeds thereof, in immediately available funds, without setoff, counterclaim or other deduction, the sum of $1,200,000, plus the Accumulated Depreciation for all Units which have been sold prior to such date (which shall be applied against any outstanding non-deferred interest and then the principal balance of the Note), plus all Deferred Interest. The amount of the New Financing must be sufficient to pay the foregoing sums to Lender. It is understood and agreed that Lender will have no lien or security interest in any proceeds of the New Financing (except for the $1,200,000 and the Accumulated Depreciation and Deferred Interest amounts which are payable to Lender), or in any of the proceeds of the Bridge Loan (other than the amount of additional payments due to Lender under Paragraph 9(b)) or in any assets or property of Borrower or IMMS which may be acquired solely with the proceeds of the New Financing or the Bridge Loan. Such proceeds need not be deposited in accounts with Lender. If IMMS establishes new subsidiary entities in connection with the New Financing or to acquire new vehicles or new vehicle rental companies, Lender shall have no interest in such subsidiaries, or their assets or property, or in the equity securities thereof owned by IMMS and Lender shall never take any enforcement action against any of such subsidiaries in the event of a Termination Event (except as may be necessary to enable Lender to recover the amounts payable to Lender pursuant to Paragraphs 9(a)-9(d), if such funds are in the possession of such subsidiaries). If, in connection with the New Financing, a change in control or other change in the Borrower's structure is required, and in Lender's sole discretion, acting reasonably, there is no material adverse affect on Lender or its security, Lender will not unreasonably withhold its approval of same.

e. Borrower shall provide Lender with periodic updates as to the status of the proposed acquisitions of other vehicle rental companies described in Paragraph 9(d), including delivery of any letters of intent needed to consummate the New Financing.

f. Borrower will not restructure or amend the Vineyard Bank note without Lender's consent, which consent, so long as in Lender's sole discretion (acting reasonably), there is no material adverse affect on Lender or its security, Lender will not unreasonably withhold;

g. Borrower will use commercially reasonable efforts to register its trademarks pursuant to the pending applications, and will take no action which would impair such registrations;

h. The note payable to Guarantor described in Paragraph 10(h) will be pledged by Guarantor to Lender as additional collateral for the Guaranty pursuant to a pledge agreement in a form reasonably acceptable to Lender, and Guarantor will deliver the original note to Lender to perfect such pledge (Lender understands that although such note is a demand note, Guarantor does not intend to make demand for payment at any time during the Forbearance Period). Lender acknowledges that the foregoing has been done.

i. Within ten (10) business days following the Merger, Borrower shall cause Guarantor to have delivered to Lender a pledge of all of Guarantor's shares of common stock of IMMS (the "**Shares**"), pursuant to a new Stock Pledge Agreement (the "**Stock Pledge**"), in a form reasonably acceptable to Lender (but generally consistent with the provisions of the Guarantor Pledge), together with delivery to Lender of the original share certificates and corresponding stock powers properly endorsed by Guarantor in blank. The Guarantor Pledge and Stock Pledge, when executed and delivered to Lender, shall each be considered one of the Guaranty Documents;

j. The running of any time period of statute of limitations shall be tolled during the Forbearance Period; and

k. Effective from the date hereof, Guarantor hereby agrees that all representations, covenants, and agreements pertaining to Borrower in any of the Transaction Documents shall be deemed to pertain also to Guarantor as if Guarantor was the Borrower or primary obligor on the Indebtedness, to the extent the context allows, and the breach thereof (subject to applicable cure periods) shall constitute a Termination Event hereunder.

l. Borrower, at Borrower's expense, shall keep and maintain the Vehicle Collateral insured against loss or damage by all such casualties, hazards and risks as are ordinarily insured against in the same general area by companies of the same or similar size engaged in the same or a similar business as Borrower. Borrower shall also keep and maintain public liability and property damage insurance relating to Borrower's ownership and use of the Vehicle Collateral and Borrower's other assets. All such policies of insurance shall be in such form, with such companies, and in such amounts as may be satisfactory to Lender. Borrower shall deliver to Lender complete copies of such policies of insurance and evidence of the payments of all premiums therefor. All such policies of insurance shall contain an endorsement in a form satisfactory to Lender showing Lender as loss payee and additional insured, and all proceeds payable thereunder shall be payable to Lender and, upon receipt by Lender, shall be applied in reduction of the Indebtedness. To secure the payment of the Indebtedness, Borrower grants lender a security interest in and to all such policies of insurance and the proceeds thereof, and Borrower shall direct all insurers under such policies of insurance to pay all proceeds directly to Lender. Borrower hereby irrevocably appoints Lender (any of Lender's

officers, employees or agents designated by Lender) as Borrower's attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. Borrower will not cancel any of such policies without Lender's prior written consent. Each such insurer shall agree by endorsement upon the policy or policies of insurance issued by it to Borrower as required above, or by independent instruments furnished to Lender, that it will give the Bank at least thirty (30) days written notice before any such policy or policies of insurance shall be altered or canceled, and that no act or default by Borrower, or any other person, shall affect the right of Lender to recover under such policy or policies of insurance required above or to pay any premium in whole or in part relating thereto. Lender, without waiving or releasing any rights or remedies under the Transaction Documents or this Agreement or any Event of Default or Termination Event, may, but shall have no obligation to do so, obtain and maintain such policies of insurance and pay such premiums and take any other action with respect to such policies which Lender deems advisable. All sums so disbursed by Lender, as well as reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable to Lender on demand. In addition, to the extent Borrower has outstanding claims for damage or loss with respect to any of the Vehicle Collateral, whether under any policy of insurance obtained by or for Borrower, any policy of a renter of Vehicle Collateral, or any other policy, or any such claims that would have existed but for the Borrower's policy of self insuring such risks, Borrower hereby agrees to remit to Lender by October 31, 2008, the following: (1) the fair market value (determined without reference to the amount of the claim) plus all Accumulated Depreciation for all Units as to which such a claim exists or would have existed but for the Borrower's policy of self insurance and that remain unsold as of such date; and (2) the amount of any insurance proceeds for damage or loss to any Units that the Borrower expects to receive with respect to Units that were previously sold without repair.

10. **Termination Events**. Each of the following events shall constitute a "Termination Event" hereunder, and upon the occurance of a Termination Event, Lender may pursue all of its rights and remedies under the Transaction Documents and applicable law:

a. Failure of Borrower to make any payment to Lender when due as required by this Agreement or any of the Transaction Documents, including but not limited to, any of the payments to Lender required under Paragraphs 9 and 6(a).

b. The occurrence of any Default or Event of Default (as it may be defined) under any Transaction Document after the Effective Date which is not otherwise already set forth as a Termination Event under this paragraph 10 (subject to any applicable notice and/or cure period specified in the applicable Transaction Document).

c. The default by Borrower or the Pinks under any provision of this Agreement (except as set forth in Paragraph 10(a), and except for a monetary default hereunder or any breach of a liquidation requirement as set forth in Paragraph 9, for each of which there is no notice or cure period, time being of the essence) which is not cured

within 5 days after the earlier of an officer of Borrower becoming aware of such default or receipt of notice from Lender.

d. If Lender is reasonably dissatisfied with the results of any future audit (including any spot audit) of the Vehicle Collateral which Lender may perform or cause to be performed at Borrower's expense at any time during the Forbearance Period upon reasonable advance notice to Buyer; provided that no more than one audit per 6 month period shall be at Borrower's expense if there is no other Termination Event.

e. If Borrower fails to provide Lender with the following reports when due:

(1) A monthly report on the status of the Vehicle Collateral (with detailed depreciation value information) to be provided to Lender by the 10th business day of each subsequent month, commencing with the month following the effective date of the Second Forbearance Agreement.

(2) Management prepared (to be certified by Borrower's CFO) balance sheet and income statement for Borrower for the relevant month, to be provided to Lender no later than the 15th day of each subsequent month, commencing with the month following the effective date of the Second Forbearance Agreement.

f. If Borrower makes any cash distributions to the Pinks (other than reasonable compensation) or to any of its other members or shareholders which has not been approved by Lender in writing in advance.

g. If Borrower extends credit to any affiliate or third party without the prior written consent of Lender.

h. If Borrower makes any payment on the note payable to Guarantor in the original amount of $275,423,21, without the prior written consent of Lender.

i. If Borrower or the Pinks challenge, in any legal proceeding, the validity or enforceability of any of the Transaction Documents or this Forbearance Agreement, or any of the liens created thereunder.

j. If Borrower deviates in any material respect from the Business Plan without the prior written consent of Lender (which will not be unreasaonbly withheld or delayed).

k. If Vineyard Bank (or the SBA) declares a default under its loan (or guarantee) and such default is not cured within any applicable grace or cure period, or if such loan is accelerated, or the forbearance agreement with Vineyard Bank is terminated without a restructing of such loan reasonably acceptable to Lender or if Vineyard Bank refuses to consent to the Merger.

l. If Borrower incurs any new indebtedness without the prior written consent of Lender, excluding usual and ordinary trade debt, debt to finance the lease or purchase of new vehicles for Borrower's inventory, or debt associated with the Bridge Loan or the New Financing.

m. Failure of the Borrower to close the Merger and receive the Bridge Loan by 5:00 p.m. (PT) on July 8, 2008.

n. Failure of the Borrower to consummate and receive the proceeds, and remit to Lender all amounts owing hereunder to Lender from the proceeds, of the New Financing, by October 31, 2008.

o. Failure of the Final Vehicle Liquidation Date to occur by October 31, 2008.

p. Prior to the Final Vehicle Liquidation Date, failure of the Borrower to adequately maintain, repair and insure all Units constituting Vehicle Collateral, provided that Lender has received sufficient funds from Fox for such purpose and distributed same to Borrower pursuant to Paragraph 8.

q. Any representation or warranty made by Borrower or the Pinks contained in this Forbearance Agreement, any other agreement entered into by such parties pursuant to this Forbearance Agreement, or any of the Transaction Documents (unless referenced in the Recitals as an Existing Default) shall at any time prove to have been incorrect in any material respect when made.

r. Borrower or the Pinks (each an "**Obligor**") shall default in the performance or observance of the covenants, representations, or warranties made in this Forbearance Agreement or any covenant or provision to be performed or observed under this Forbearance Agreement, or any other agreement entered into by the parties pursuant to this Forbearance Agreement.

s. A proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt or receivership law or statute shall be filed or consented to by any or all of the Obligors, or any such proceeding shall be filed against any or all of the Obligors, or any or all of the Obligors shall make a general assignment for the benefit of creditors, or any or all of the Obligors shall generally fail to pay or admit in writing its inability to pay their debts as they become due, or any or all of the Obligors shall be adjudicated as bankrupt or insolvent.

t. The death or permanent incapacity of the Guarantor.

u. Guarantor's failure to assume the Remaining Indebtedness on terms and pursuant to documentation satisfactory to Lender as contemplated by Paragraph 6(c) on or before the Release Date, and any breach or default (not already described by the other Termination Events above) under the Note or other documents governing the Remaining Indebtedness, including any of the Transaction Documents.

v. If Borrower receives direct payment of any insurance proceeds with respect to any of the Vehicle Collateral.

w. If Fox fails to cooperate and allow Borrower and Lender to progress uninterrupted with the liquidation plans as set forth in Paragraph 9 or refuses to continue to comply with the Cash Management Arrangement as described in Paragraph 8.

11. **First and Second Forbearance Agreements Superseded**. As of the Effective Date, the First and Second Forbearance Agreements shall be deemed superseded and of no further force or effect, except as to the representations, acknowledgments, indemnity provisions, releases, covenants and amendments to Transaction Documents contained therein, all of which shall survive the execution and termination thereof.

12. **Representations and Warranties**. In order to induce the Lender to enter into this Agreement and to forbear in exercising rights and remedies under the Transaction Documents, resulting from the previously declared default, Borrower and the Pinks represent and warrant to the Lender that the following statements are true, correct and complete as of the Effective Date:

a. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California and qualified to do business in all jurisdictions where the failure to be so qualified would reasonably be expected to have a material adverse effect on the business operation of Borrower. Borrower has all requisite limited liability company power and authority to own and operate its properties and to carry on its business as now conducted and proposed to be conducted.

b. Borrower has the limited liability company power and authority to enter into this Agreement. The execution, delivery and performance of this Agreement by Borrower has been duly authorized by all necessary limited liability company and member action. The execution, delivery and performance by Borrower of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not be in contravention of any applicable law, the operating agreement of Borrower or any material agreement or order by which Borrower or any of its property is bound. No consents, authorizations or permits are required to be obtained by Borrower for the execution, delivery or performance of this Agreement, which have not been obtained.

c. This Agreement is the legally valid and binding obligation of Borrower and of the Pinks, enforceable against Borrower and the Pinks in accordance with its terms.

13. **Costs; Indemnity; Release**.

a. The Borrower shall pay (by adding such sums to the principal amount of the Note) all reasonable costs and expenses, including fees and disbursements of the Lender's counsel, which have been or may be incurred by the Lender in negotiating, documenting and entering into this Agreement, and in maintaining,

protecting or enforcing the rights and interests of the Lender under the Transaction Documents.

b. Borrower agrees to indemnify, pay and hold the Lender and its affiliates, and the officers, directors, employees, agents, affiliates and attorneys of the Lender and its affiliates (collectively called the "**Indemnitees**") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto) that may be imposed on, incurred by, or asserted against that Indemnitee, in any manner relating to or arising out of the Transaction Documents, this Agreement, the transactions contemplated by the Transaction Documents or this Agreement, or the exercise of any right or remedy under the Transaction Documents or this Agreement (the "**Indemnified Liabilities**"); *provided*, that the Borrower shall not have any obligation to an Indemnitee hereunder with respect to Indemnified Liabilities to the extent arising from the gross negligence or willful misconduct of that Indemnitee as determined by a final adjudication of a court of competent jurisdiction.

c. Borrower and the Pinks, and each of them, for themselves and their respective officers, directors, owners, shareholders, principals, affiliates, subsidiaries, parent corporations, members, managing members, economic interest holders, trustees, beneficiaries, family members, predecessors, successors, assigns, partners, employees, agents, insurers, representatives, attorneys, and all persons acting for, under or in contract with them, past or present, hereby fully and forever release and discharge Lender and its affiliates, and their respective officers, directors, owners, shareholders, principals, affiliates, subsidiaries, parent corporations, predecessors, successors, assigns, partners, employees, agents, insurers, representatives, attorneys, and all persons acting for, under or in contract with them, past or present (the "**Released Parties**"), from any and all claims, demands, actions or causes of action, obligations, damages, liabilities, loss, costs, or expenses, including attorneys' fees, of any kind or nature whatsoever, past or present, ascertained or unascertained, whether or not known, suspected or claimed, presently existing or arising in the future, whether arising in contract, tort, under any statute, at law or in equity, (collectively, "**Claims**"), which Claims arise out of, or are related in any way to any alleged breach, non-performance, default, violation of duty or other violation of law on the part of the Released Parties, or any of them, in any manner relating to, arising out of, or in connection with the Loan, the Transaction Documents, the First, Second and/or Third Forbearance Agreements (collectively, the "**Forbearance Agreements**"), the transactions contemplated by the Transaction Documents and/or the Forbearance Agreements, the exercise of any rights or remedies in connection with the Transaction Documents, the Forbearance Agreements, the Borrower's assets, and/or any of Lender's collateral under the Transaction Documents and/or Forbearance Agreements, the Borrower's operations, the Cash Management Arrangement, the Loan workout negotiations, any discussions, negotiations, correspondence, and other communications relating to any of the foregoing, and any and all acts or omissions of the Released Parties, or any of them, in connection therewith or with respect thereto, occurring at any time

from the beginning of time to the Effective Date. The Borrower and the Pinks expressly understand and acknowledge that it is possible that unknown Claims exist, and have taken that possibility into account in entering into this Agreement, and the consideration and mutual covenants contained herein have been bargained for by the parties with the knowledge of the possibility of such unknown Claims. The Borrower and the Pinks each hereby waive any and all rights and benefits which they now have or in the future may have by virtue of the provisions of Section 1542 of the California Civil Code, and any other similar law or provision, which section provides as follows:

> A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT EXISTS IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

14. **Miscellaneous**.

a. The terms, conditions and covenants of this Agreement may be waived or amended only by a written agreement signed by all parties.

b. This Agreement contains the final, entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersedes any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to such subject matter and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto or their agents or attorneys. There are no oral agreements among the parties hereto.

c. The invalidity, illegality or unenforceability in any jurisdiction of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction.

d. This Agreement shall be governed by, and shall be construed and enforced in accordance with, the internal laws of the State of New York, without regard to conflicts of laws principles.

e. Borrower and the Pinks shall execute and deliver all such other instruments and take all such other action, if any, as Lender may reasonably request from time to time, before or after the Effective Date, in order to further effectuate the transactions contemplated by this Agreement. The parties shall cooperate with each other and with their respective counsel in connection with any steps to be taken as a part of their respective obligations under this Agreement.

f. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so

executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

g. The undersigned agree that all parties hereto have been represented in negotiations for and preparation of this Agreement by independent counsel and have had it fully explained to them by their own counsel and are fully aware of its contents and of its legal effect.

h. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

i. The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to any interpretation of this Agreement.

j. All terms and conditions of the Collateral Disposition Agreement are hereby ratified, reaffirmed, approved and confirmed by all parties in each and every respect and shall remain in full force and effect.

15. **Notices**. Any notices which are required to be given hereunder or under any of the Transaction Documents shall be in writing and shall be given by (i) personal delivery or (ii) any reputable nationally recognized overnight delivery service (such as but not limited to UPS or FedEx) addressed as follows:

If to Borrower:

EV Rental Cars, LLC
5500 W. Century Boulevard
Los Angeles, CA 90045
Attn: CEO

With copy to:

Bruce R. Greene, Esq.
Baker & Hostetler LLP
12100 Wilshire Boulevard, 15th Floor
Los Angeles, CA 90025

If to the Pinks:

Jeffrey & Laurie Pink
23845 Park Belmonte
Calabasas, CA 91302

With Copy to:

Bruce R. Greene, Esq.

Baker & Hostetler LLP
12100 Wilshire Boulevard, 15th Floor
Los Angeles, CA 90025

If to Lender:

Amalgamated Bank
275 Seventh Avenue, 14th Floor
New York, NY 10071
Attn: Louis DeLuca

With Copy to:

Monroe Law Group
101 California Street, Suite 2450
San Francisco, California 94111
Attn: James Monroe, Esq.

A party may change his or her address for purposes of notice hereunder only upon written notice to the other party as provided hereinabove.

16. **Peaceful Possession**. Upon the occurrence of a Termination Event, Lender may choose, and Borrower hereby agrees, to give Lender peaceful possession of all or any designated portion of the Vehicle Collateral and of Borrower's books, records, data processing material, instruments and documents relating to the Vehicle Collateral, as Lender requests, and, for the purpose of accomplishing the foregoing, enter at any time any premises maintained by Borrower, and Borrower hereby acknowledges that Lender is authorized to sell or direct the sale of same and apply the proceeds thereof to the interest, principal and expenses related to the Loan, as Lender shall determine in its sole discretion. The exercise of this remedy shall not be exclusive and is subject to all other rights and remedies the Lender shall have, whether at law or otherwise.

17. **Relief from Automatic Stay**. In the event Borrower shall (a) file with any bankruptcy court of competent jurisdiction or be the subject of any petition under the Bankruptcy Code, (b) be the subject of any order for relief issued under the Bankruptcy Code, (c) file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, (d) have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator or liquidator, or (e) be the subject of any order, judgment or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Federal or state act or law relating to bankruptcy, insolvency or other relief for debtors, then, subject to court approval, Lender shall thereupon be entitled and Borrower irrevocably consents to relief from the automatic stay imposed by Section 362 of the Bankruptcy Code, or otherwise, on or against the exercise of the rights and remedies otherwise available to Lender as provided in

this Agreement, the Loan Documents and/or by applicable law, and Borrower hereby irrevocably waives its right to object to such relief.

18. **<u>Waiver of Jury Trial</u>**. To the fullest extent permitted by law, each party to this Agreement, knowingly, voluntarily and intentionally waives any right that it may have to a trial by jury in any action or proceeding to enforce or defend any rights under or relating to the Loan, this Agreement, any Transaction Document, or any amendment, instrument, document, or agreement delivered or that may in the future be delivered in connection with any of the foregoing or with respect thereto, or arising from any course of conduct, course of dealing, statements (whether verbal or written), actions or omissions of any of the parties to this Agreement, or any other relationship existing in connection with the Loan, this Agreement, or any Transaction Document, and agrees that any such action or proceeding shall be tried before a court and not a jury.

[This space intentionally left blank.]

19. **Waiver of One-Action, Security-First and Anti-Deficiency Rules**. Guarantor unconditionally waives all rights and defenses that Guarantor may or might otherwise have because Guarantor's obligations under Guaranty Documents and this Agreement are secured by the real property described in the Deed of Trust (the "**Real Property**"). These rights and defenses include, but are not limited to, any rights and defenses based upon Sections 580a, 580d and 726 of the California Code of Civil Procedure. This means among other things that: (a) Lender may collect from Guarantor without first foreclosing on the Real Property; (b) even if Lender chooses to foreclose non-judicially on the Real Property, Lender may obtain a judgment against Guarantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the foreclosure sale of the Real Property; and (c) if Lender forecloses on the Real Property, either judicially or non-judicially, the amount of Guarantor's obligations will be reduced only by the price for which the Real Property is sold at the foreclosure sale, even if the Real Property is worth more than the sales price. Guarantor understands and agrees that the foregoing waivers are waivers of substantive rights and defenses to which Guarantor might otherwise be entitled under California law. Guarantor further acknowledges that Guarantor has received adequate consideration for such waivers, that such waivers were given while the Guarantor is in default of his obligations to Lender, and that such waivers of rights and defenses are provided to Lender with the intention that they be relied upon by Lender.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

EV RENTAL CARS, LLC,
a California limited liability company

By:________________________
Jeffrey Pink
Manager

AMALGAMATED BANK

By:________________________
Name:
Title:
LOUIS J. DeLUCA
EXECUTIVE VICE PRESIDENT

____
Jeffrey Pink, individually

____
Laurie Pink, individually

19. **Waiver of One-Action, Security-First and Anti-Deficiency Rules**. Guarantor unconditionally waives all rights and defenses that Guarantor may or might otherwise have because Guarantor's obligations under Guaranty Documents and this Agreement are secured by the real property described in the Deed of Trust (the "**Real Property**"). These rights and defenses include, but are not limited to, any rights and defenses based upon Sections 580a, 580d and 726 of the California Code of Civil Procedure. This means among other things that: (a) Lender may collect from Guarantor without first foreclosing on the Real Property; (b) even if Lender chooses to foreclose non-judicially on the Real Property, Lender may obtain a judgment against Guarantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the foreclosure sale of the Real Property; and (c) if Lender forecloses on the Real Property, either judicially or non-judicially, the amount of Guarantor's obligations will be reduced only by the price for which the Real Property is sold at the foreclosure sale, even if the Real Property is worth more than the sales price. Guarantor understands and agrees that the foregoing waivers are waivers of substantive rights and defenses to which Guarantor might otherwise be entitled under California law. Guarantor further acknowledges that Guarantor has received adequate consideration for such waivers, that such waivers were given while the Guarantor is in default of his obligations to Lender, and that such waivers of rights and defenses are provided to Lender with the intention that they be relied upon by Lender.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

EV RENTAL CARS, LLC,
a California limited liability company

By: ______________________
Jeffrey Pink
Manager

____
Jeffrey Pink, individually

____
Laurie Pink, individually

AMALGAMATED BANK

By: ______________________
Name:
Title:

Amalgamated Bank

REVOLVING (GRID) PROMISSORY NOTE

U S $11,000,000.00

April 10, 2006 New York, New York

1. (a) Obligation to Repay: For value received, Borrower absolutely and unconditionally promises to pay to the order of the Bank, at the Office, without defense, set-off or counterclaim, the maximum principal amount of Eleven Million Dollars United States Dollars or such other lesser amount as shall be noted as unpaid on the Schedule, pursuant to the authority set forth in this Note, together with interest and any other sum(s) due as specified below. The then outstanding principal amount of this Note shall be due and payable on March 31, 2007 (the "Maturity Date").

(b) Revolving Feature: Borrower shall have the right to draw down upon this Note not less than $ 20,000.00 at any one time. Borrower may draw, repay and redraw the principal of this Note from time to time until Zero (0) days before the Maturity Date; provided, however, that Borrower shall only have the right to draw or redraw under this Note if no Event of Default and no event which, with the giving of notice and/or lapse of time, would be an Event of Default shall have occurred or be continuing. Borrower's right to draw or redraw under this Note shall be subject to the provisions of any applicable Agreement. Drawings under this Note may be made, at Borrower's option, by written request, delivered to the Bank or received by the Bank by telefax, provided that Bank shall, in its sole discretion, be satisfied as to the authority of the person(s) making such request on behalf of Borrower.

(c) Bank Authorized to Debit Account: In addition to the Bank's rights of set-off, Bank is authorized to debit any demand deposit (checking) account maintained by Borrower at Bank for all amounts due under this Note as principal or interest, as and when they become due.

2. Authorization to Complete Schedule: The Borrower and all endorsers hereby unconditionally authorize the Bank or holder of this Note to record on the Schedule (i) all dates of drawing and amounts drawn down, (ii) all dates and payments of principal, and (iii) remaining unpaid principal balances of this Note. All such notations shall be deemed correct, conclusive, final and binding on Borrower in the absence of manifest error, bad faith or gross negligence by the Bank provided, however, that the failure of the Bank to record any of the foregoing shall not limit or otherwise affect the obligation of Borrower to pay all amounts owed to the Bank under this Note or any Agreement. The Bank is authorized to attach additional Schedules, as needed, to this Note.

3. Interest (Variable Rate): Subject to paragraph A(2) of the Terms and Conditions, interest shall accrue on the principal amount of this Note outstanding from time to time at a Variable Rate equal to the Base Rate plus 1.50 % per year (the "Loan Rate"). Interest shall be payable [X] monthly [ ] (other) ______________ and at any Payment Date and at any time that any part of the principal or any installment of this Note is paid.

4. Address and Identification of Borrower:

Address 5500 W Centruy Boulevard

Los Angeles, CA 90045

Phone Number (310) 420-0799

Telecopy Number (310) 215-3401

Social Security or Taxpayer ID number 95-4681976

5. Security: This Note is secured by the following (complete one or more of the following as applicable; separate Security Agreement(s) required for b-j):

(a) [ ] none
(b) [ ] securities
(c) [ ] accounts receivable
(d) [X] inventory
(e) [ ] equipment
(f) [ ] special accounts receivable (Medicare/Medicaid)
(g) [ ] rights under repurchase agreements
(h) [X] bank deposits or CD's
(i) [ ] real estate
(j) [X] other Lien Hold on all vehicles

6. Agreement to All Terms and Conditions; Authorization to Complete Blanks: This Note is subject to the Terms and Conditions set forth below. Each of the undersigned agrees to all of the provisions of this Note, including the Terms and Conditions and any Rider(s). The Bank is authorized to complete any blank space in this Note. Such completion shall be conclusive, final and binding on Borrower in the absence of manifest error.

7. No Representations or Agreements by the Bank: Each of the undersigned acknowledges that the Bank has made no representation, covenant, commitment or agreement to Borrower except pursuant to any written document executed by the Bank.

8. No Representation of Nonenforcement: Each of the undersigned acknowledges that no representative or agent of the Bank has represented or indicated that the Bank will not enforce any provision of this Note, including the Terms and Conditions and any Rider(s), in the event of litigation or otherwise.

* * *

9. **Waiver of Jury Trial: Borrower waives, and delivers this Note to Bank on condition that, by its acceptance of this Note, Bank waives, the right to a jury trial with respect to any dispute arising under or in connection with this Note or relating to any of the Liabilities; any judicial proceeding with respect to any such dispute shall take place without a jury.**

* * *

10. **Execution of Revolving (Grid) Promissory Note:**

AGREED TO:

Print name of Borrower. EV Rental Cars, LLC ____________________ [Corporate Seal]

(Signature) By: [signature] (L.S.)

Print name: Jeffrey Pink

Title or capacity: Manager/CEO
(if signing on behalf of Borrower)

(Signature) By: [signature] (L.S.)

Print name: Larry Pink

Title or capacity. [illegible]
(if signing on behalf of Borrower)

TERMS AND CONDITIONS

Definitions are set forth in paragraph M.

A. Calculation and Accrual of Interest: **(1) Generally.** Interest shall be calculated on a daily basis on outstanding balances at the Applicable Rate, divided by 360, on the actual days elapsed. During any time that the Applicable Rate would exceed the applicable maximum lawful rate of interest, the Applicable Rate shall automatically be reduced to such maximum rate. Any interest payment made in excess of such maximum rate shall be applied as, and deemed to be, in the Bank's sole discretion, (a) a payment of any of the Liabilities other than interest, in such manner as determined by the Bank, or (b) cash collateral to be retained by the Bank to secure repayment of this Note. **(2) Increased Rate.** Interest shall accrue at the Increased Rate upon and after (a) the occurrence of any Debtor Relief Action, or (b) the occurrence of any Event of Default. **(3) Accrual.** To the extent permitted by Law, interest shall accrue at the Applicable Rate on all unpaid Liabilities under this Note, including but not limited to any unpaid interest and any unpaid obligation owed pursuant to paragraph B (Indemnification).

B. Indemnification: To the extent permitted by Law: **(1) Regulatory Costs.** In the event that in connection with the transaction(s) contemplated by this Note and/or the Bank's funding of such transaction(s), the Bank is required to incur any Regulatory Costs in order to comply with any Law issued after the date of this Note, then Borrower shall pay to the Bank on demand, and shall indemnify and hold the Bank harmless from, any and all such Regulatory Costs. **(2) Costs and Expenses.** Borrower shall pay the Bank on demand, and shall indemnify and hold the Bank harmless from, any and all Costs and Expenses. **(3) Bank Certificate. The Bank's certificate as to any amounts owing under this paragraph shall in the absence of manifest error or bad faith be *prima facie* evidence of Borrower's obligation.**

C. Set-Off: Every Account of Borrower shall be subject to the Bank's lien and Security Interest, which Borrower grants to Bank, and to being set off against the Liabilities. The Bank may at any time at its option and without notice, except as may be required by law, hold, set off, charge, appropriate and/or apply all or any part of any such Account toward the payment of any of the Liabilities.

D. Events of Default: Each of the following shall be an Event of Default hereunder:

(1) Nonpayment. The nonpayment when due, at maturity, by acceleration, at the expiration of any applicable grace, notice or cure period or otherwise, of any part of the Liabilities.

(2) Bankruptcy; Adverse Proceedings. **(a)** The occurrence of any Debtor Relief Action; **(b)** the appointment of a receiver, trustee, committee, custodian, personal representative or similar official for any Party, for any Material Portion of Collateral or for any Material part of any Party's Property; **(c)** any action taken by any Party to authorize or consent to any action set forth in subparagraph D (2)(a) or (b); **(d)** the rendering against any Party of one or more judgments, orders, decrees and/or arbitration awards (whether for the payment of money or injunctive or other relief) which alone or in the aggregate are Material to such Party, if they continue in effect for 30 days without being vacated, discharged, stayed, bonded, satisfied or performed; **(e)** the issuance or filing of any judgment, warrant, process, order of attachment, seizure, garnishment or other lien, levy, injunction or restraint against any Material Portion of Collateral or any Material part of any Party's Property; **(f)** the commencement of any proceeding under, or the use of any of the provisions of, any Law against any Material Portion of Collateral or any Material part of any Party's Property, including but not limited to any Law (i) relating to the enforcement of judgments or (ii) providing for forfeiture to, or condemnation, appropriation, seizure or taking possession by, or on order of, any Governmental Authority; **(g)** the forfeiture to, or the condemnation, appropriation, seizure, or taking possession by, or on order of, any Governmental Authority, of any Material Portion of Collateral or any Material part of any Party's Property.

(3) Noncompliance. (a) Any Default under or with respect to any Agreement with or to the Bank; (b) the giving to the Bank by or on behalf of any Party at any time of any materially incorrect or incomplete representation, warranty, statement or information; (c) the failure of any Party to furnish to the Bank, copies of its financial statements and such other information respecting any Collateral or its business, properties, condition or operations, financial or otherwise, promptly when, and in such form as, required or reasonably requested by the Bank; (d) any Party's failure or refusal, upon reasonable notice from the Bank, to permit the Bank's representative(s) to visit and inspect such Party's premises during normal business hours and to examine and make photographs, copies and extracts of any Collateral or of such Party's Property and of its books and records; (e) any Party's concealing, removing or permitting to be concealed or removed, any Collateral or any part of its Property with the intent to hinder or defraud any of its creditors; (f) any Party's making or suffering any Transfer of any Collateral or any of its Property, which Transfer is deemed fraudulent under the law of any applicable jurisdiction; (g) the revocation or early termination of any Party's obligations under any Agreement with or to the Bank (including but not limited to any of the Liabilities), or the validity, binding effect or enforceability of any of such obligations or of any Collateral being challenged or questioned, whether or not by the institution of proceedings.

(4) Adverse Changes. (a) The occurrence of a Material adverse change in any Party's financial condition; (b) the death or incompetence (if a person) or the dissolution or liquidation (if a corporation, partnership or other entity) of any Party or such Party's failure to be and remain in good standing and qualified to do business in each jurisdiction Material to such Party; (c) any Material Default with respect to any Material Agreement other than with or to the Bank; (d) any Default pursuant to which any Person shall have the power to effect an Acceleration of any Material Debt; (e) any Acceleration or demand of payment with respect to any Material Debt; (f) any Party's becoming insolvent, as defined in the Uniform Commercial Code; (g) the Bank's believing in good faith that the prospect of payment of any of the Liabilities or of performance of any other obligations of any Party to the Bank is materially impaired; (h) the Material suspension of any Party's business; (i) any Party's Material failure to pay any tax when due, unless such tax is being duly, appropriately and diligently contested by such Party in good faith, provided, first, that such Party shall have established on its books and records reserves adequate for such tax in accordance with generally accepted accounting principles and, second, that such failure to pay such tax during such contest shall not give rise to a lien for such tax on a Material part of such Party's property; (j) the expulsion of any Party from any exchange or self-regulatory organization or any loss, suspension, nonrenewal or invalidity of any Party's Material license, permit, franchise, patent, copyright, trademark or the like; (k) the occurrence of any event which gives any Person the right to assert a lien, levy or right of forfeiture against any Material Portion of Collateral or any Material part of any Party's Property; (l) Borrower's failure to give the Bank notice, within 10 Business Days after Borrower had notice or knowledge, of the occurrence of any event which constitutes, or with the giving of notice and/or lapse of time would constitute, an Event of Default.

(5) Business Changes. (a) any change in Control of any Party; (b) any acquisition, merger or consolidation involving any Party, unless that Party shall be the surviving entity; (c) any Party's sale or other Transfer of substantially all of its Property; (d) any bulk sale by any Party; (e) any Material change in the nature or structure of any Party's business; (f) any change in any Party's name without prior notice to Bank.

(6) Additional Collateral Defaults. (a) The nonpayment when due of any payment due on any Material Portion of Collateral; (b) the prohibition by any Law of any payment due or to become due on any Material Portion of Collateral; (c) any impairment of, or of the prospect of payment on, any Material Portion of Collateral or of any right of recourse against, or any release, Agreement not to sue, discharge of or suspension of any right to enforce against, any Person liable on or with respect to any Material Portion of Collateral; (d) the occurrence of any event or series of events or circumstances which impair or evidence the impairment of the prospect of payment or performance of obligations (of any Person and of any type) which constitute a Material Portion of Collateral; (e) the failure by any Owner of Collateral to pay any tax affecting a Material Portion of Collateral promptly when due or to exhibit to the Bank receipts for payment of any such tax promptly on request, unless such tax is being duly, appropriately and diligently contested by such Owner in good faith, provided, first, that such Owner shall have established on its books and records reserves adequate for such tax in accordance with generally accepted accounting principles and, second, that such failure to pay such tax during such contest shall not give rise to a lien for such tax on such Collateral; (f) the failure by any Owner of Collateral to maintain insurance on a Material Portion of Collateral of such types and in such amount(s) as agreed with or required by the Bank or as customarily maintained in such Owner's business; (g) the failure by the Owner of Collateral promptly to furnish such information and documents with respect to the Collateral as the Bank may reasonably request; (h) the failure by the Owner of Collateral to maintain any Material Portion of Collateral in reasonably good repair and working order; (i) the actual or threatened disposition of, or removal from its usual location, or the placement or storage in a new location, of any Material Portion of Collateral without the Bank's written consent; (j) the theft, loss, disappearance, injury or destruction, damage or misuse to an extent material in the Bank's judgment, by fire or otherwise, of a Material Portion of Collateral; (k) the Transfer, other than to the Bank, or further encumbrance made or suffered by any Owner of Collateral, of a Material Portion of Collateral without the prior written consent of the Bank; (l) the institution of any proceeding against a Material Portion of Collateral or against an Owner of a Material Portion of Collateral upon any Security Interest in or claim against such Collateral, whether superior or junior to the Security Interest of the Bank, unless within 30 days the same is dismissed or bonded to the Bank's satisfaction; (m) the occurrence of any event which would permit the holder of any Security Interest superior to the Security Interest of the Bank in a Material Portion of Collateral to declare the principal balance of any obligations secured by the senior Security Interest to be immediately due and payable; (n) the threat, initiation or pendency of any condemnation or eminent domain proceedings regarding a Material Portion of Collateral; (o) the Bank's believing in good faith at any time that the value, represented by the price readily available to the Bank at an immediate sale, of any Material Portion of Collateral has declined below the minimum value for such portion of the Collateral which the Bank in its sole judgment shall deem satisfactory or adequate.

E. Remedies: (1) Acceleration at Bank's Option. Upon the occurrence of any Event of Default other than any Debtor Relief Action as to Borrower, then any and all Liabilities not then due shall, at the Bank's option, become immediately due and payable without notice, which Borrower waives. (2) Automatic Acceleration. Upon the occurrence of any Debtor Relief Action as to Borrower, then, whether or not any of the Liabilities are payable upon demand and notwithstanding paragraph F, any and all of Borrower's Liabilities not then due shall, to the extent permitted by law, automatically become immediately due and payable without notice or demand, which Borrower waives. (3) Additional Remedies. The Bank shall have all rights and remedies available to it under any applicable Agreement or Law, and may do such acts and things as Bank may, in its discretion, deem necessary, appropriate or desirable to collect the Liabilities and to enforce and obtain the benefit of its rights under this Note and/or with respect to the Liabilities. The Bank's rights and remedies shall be cumulative.

F. Waiver of Protest, etc.: Notice, presentment, protest, notice of dishonor and (except for such of the Liabilities as are payable on demand, but subject to

subparagraph E(2)) demand for payment are hereby waived as to all of the Liabilities.

G. Payment: (1) Manner. Any payment by other than immediately available funds shall be subject to collection. Interest shall continue to accrue until the funds by which payment is made are available to the Bank. If and to the extent any payment of any of the Liabilities is not made when due, the Bank is authorized in its discretion to effect payment by charging any amount so due against any Account of Borrower with the Bank without notice, except as may be required by law, whether or not such charge creates an overdraft. (2) Application. Any payment received by the Bank (including a deemed payment under paragraph A, a set-off under paragraph C or a charge against an Account under this paragraph G) shall be applied toward payment of any obligation of indemnification (including but not limited to Borrower's obligations under subparagraphs B (1) and (2)) and to pay any other Liabilities (including interest thereon and the principal thereof) in such order as the Bank shall elect in its discretion. Borrower will continue to be liable for any deficiency. (3) Prepayment. Borrower shall be entitled to pay any outstanding principal amount or installment under this Note on any Business Day prior to the applicable Payment Date without the prior consent of the Bank, provided that any such payment shall be together with payment of all Liabilities then due and all interest accrued on the Prepaid Principal to the date of such payment. Any such payment shall, unless otherwise consented to by the Bank, be applied pro rata to the last outstanding principal amount(s) to become due under this Note in inverse order of maturity. (4) Non-Business Days. If any payment of any of the Liabilities is due on any day that is not a Business Day, it shall be payable on the next Business Day. The additional day(s) shall be included in the computation of interest. (5) Extension at Bank's Option. The Bank shall have the option, which may be exercised one or more times by notice(s) to Borrower, to extend the date on which any amount is payable hereunder to one or more subsequent date(s) set forth in such notice(s).

H. Parties; No Transfer by Borrower: If Borrower is more than one Person, all of them shall be jointly and severally liable under this Note. The obligations under this Note shall continue in force and shall apply notwithstanding any change in the membership of any partnership executing this Note, whether arising from the death or retirement of one or more partners or the accession of one or more new partners. Without the Bank's written consent, Borrower shall have no right to make any Transfer of any of the Liabilities; any such purported Transfer shall be void. Subject to the foregoing, the provisions of this Note shall be binding on Borrower's executors, administrators, successors and assigns.

I. Bank Transfers: (1) Disclosures. The Bank is authorized to disclose to any prospective or actual Transferee any information that the Bank may have or acquire about Borrower and any information about any other Person submitted to the Bank by or on behalf of Borrower. (2) Negotiability Defenses Waived. **If this Note is not a negotiable instrument, Borrower waives all defenses (except such defenses as may be asserted against a holder in due course of a negotiable instrument) that Borrower may have or acquire against any Transferee who takes this Note, or any complete or partial interest in it, for value, in good faith and without notice that it is overdue or has been dishonored or of any defense against or claim to it on the part of any Person.**

J. No Oral Changes; No Waiver by the Bank; Partial Unenforceability: This Note may not be changed, and the liability of any party on it may not be discharged, orally. No failure or delay on the part of the Bank in exercising any of its rights or remedies under this Note or under law, and no partial or single exercise of any of such rights or remedies, shall constitute a waiver of any provision of this Note or of any of such rights or remedies. No waiver of any of the Bank's rights under this Note or under law shall be deemed to be made by the Bank by any future action, course of dealing or otherwise, unless such waiver shall be in writing, duly signed on behalf of the Bank. Each such waiver, if any, shall apply only with respect to the specific instance involved and only to the extent expressly stated, and shall in no way impair the rights or remedies of the Bank or the obligations of Borrower to the Bank in any other respect at that or at any other time. Any provision of this Note which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization, without invalidating the remaining provisions of this Note in that or any other jurisdiction and without affecting the validity, enforceability or legality of such provision in any other jurisdiction.

K. Disputes and Litigation: (1) Governing Law. **This Note and the rights and duties of the Bank and Borrower hereunder shall be governed by the internal laws of the State of New York without giving effect to conflict of laws principles.** (2) Jurisdiction, Venue, and Service of Process. **Borrower submits to the nonexclusive jurisdiction of the federal and state courts in the State of New York in New York County with respect to any dispute arising hereunder or relating to any of the Liabilities. Service of process may be made on Borrower by personal delivery at, or by mail addressed to, any address to which the Bank is authorized to address notices to Borrower.** (3) Waiver of Defenses, Set-offs, Counterclaims and Certain Damages. **Borrower waives the right to assert any defense, set-off or counterclaim in any proceeding relating in any way to this Note or any transaction contemplated hereby. Neither the Bank, nor any director, officer, employee, attorney or agent of the Bank, shall be liable to Borrower for any action taken or omitted to be taken in good faith by it or them pursuant to or in connection with this Note, except for its or their own gross negligence or willful misconduct, or, solely to the extent required by law and not waivable, its or their own negligence. In any event, the Bank and its directors, officers, employees, attorneys and agents shall not have any liability for any special, consequential or punitive damages.**

L. Notices: Any notice in connection with any of the Liabilities shall be in writing and may be delivered personally or by telefax or other electronic means of communication, or by nationally recognized overnight delivery service, or by registered or certified mail, return receipt requested, addressed (a) to Borrower as set forth herein or to any other address that the Bank believes to be Borrower's address, and (b) to the Bank at 11-15 Union Square, New York, New York 10003, Attention: Credit Administration Department. If another address is designated in writing by either the Bank or the Borrower, any such notice shall be addressed to such other address(es) as may be designated. All such notices shall be deemed given when delivered personally or electronically or, if sent by overnight delivery service, one (1) Business Day after delivery, with fees paid or arranged for at sender's expense, to the delivery service or, if mailed, five (5) Business Days after being mailed, postage prepaid, addressed as set forth above, except that notice of change of address, shall be deemed to have been given when received.

M. Definitions: The following definitions apply in this Note: (1) Acceleration: any acceleration of payment or requirement of prepayment of any Debt, or any Debt's becoming due and payable prior to stated maturity. (2) Account: (a) the balance of any account of Borrower with the Bank, (b) any claim of Borrower against the Bank, and/or (c) any property in the possession or custody of, or in transit to, the Bank, whether for safekeeping, collection, pledge or otherwise, as to which Borrower has any right, power or interest - in each case whether existing now or hereafter arising. (3) Agreement: any agreement or instrument (including but not limited to this Note), regardless of form and no matter when made, under which any Party is obligated to, conveys any interest (as security or otherwise) to, or makes any warranty or representation to, any Person. (4) Applicable Rate: whichever of the Loan Rate or Increased Rate is the applicable interest rate at any time. (5) Bank: Amalgamated Bank and any successor or Transferee of the Bank, following and to the extent of any Transfer of this Note. (6) Base Rate: the Bank's stated

Base Rate as reflected in its books and records as such Base Rate may change from time to time. The Bank's determination of its Base Rate shall be conclusive and final. The Base Rate is a reference rate and not necessarily the lowest interest rate charged by the Bank. **(7) Borrower:** the Person(s) executing this Note at paragraph 9 or any one or more of them. "Borrower" may refer to one or more Persons. **(8) Business Day:** any day on which both (a) banks are regularly open for business in New York City and (b) the Office is open for ordinary business. In the Bank's discretion, the Office may be closed on any Saturday, Sunday, legal holiday or other day on which it is lawfully permitted to close. **(9) Collateral:** any and all Property and fixtures, including but not limited to goods, documents, instruments, general intangibles, chattel paper, accounts, securities, inventory, equipment and deposit accounts, all as defined in the New York Uniform Commercial Code, and all insurance and annuity contracts, and any other Property, any of which shall be subject to a lien or Security Interest securing the Liabilities. **(10) Control:** the power, alone or in conjunction with others, directly or indirectly, through voting securities, by contract or otherwise, to direct or cause the direction of a Person's management and policies. **(11) Costs and Expenses:** any and all reasonable costs and expenses (including but not limited to attorneys' fees and disbursements) incurred in connection with the Borrower and/or the Liabilities, including but not limited to those for (a) any action taken, whether or not by litigation, to collect, or to protect rights or interests with respect to, or to preserve, any Collateral securing, and/or any of, the Liabilities, (b) compliance with any legal process or any order or directive of any Governmental Authority with respect to any Party, (c) any litigation or administrative proceeding relating to any Party, and/or (d) any amendment, modification, extension or waiver with respect to any of the Liabilities. **(12) Debt:** any Party's indebtedness, obligation or liability of any sort (in whole or in part) for the payment of money to any Person, whether (a) absolute or contingent, (b) secured or unsecured, (c) joint, several or independent, (d) now outstanding or hereafter existing arising, incurred or suffered, (e) due or hereafter becoming due, (f) direct or indirect, (g) liquidated or unliquidated, or (h) arising by contract, operation of law or otherwise, and any and all extensions, continuations, renewals and/or modifications of any such indebtedness, obligation or liability. **(13) Debtor Relief Action:** the commencement by any Party or (unless dismissed or terminated within 30 days) against any Party of any proceeding under any law of any jurisdiction (domestic or foreign) relating to bankruptcy, reorganization, insolvency, arrangement, composition, receivership, liquidation, dissolution, moratorium or other relief of financially distressed debtors, or the making by any Party of an assignment for the benefit of creditors. **(14) Default:** any breach, default or event of default under, or any failure to comply with, or any breach of warranty or representation contained in, any provision of any Agreement. **(15) Event of Default:** any event set forth in paragraph D. **(16) Governmental Authority:** any domestic or foreign, national or local, (a) government, (b) governmental, quasi-governmental, governmentally sponsored or regulatory agency, corporation, authority or instrumentality, (c) court, or (d) central bank or other monetary authority. **(17) Increased Rate:** the Increased Rate with respect to the entire outstanding principal balance shall be the Loan Rate plus 4% per year. **(18) Law:** any treaty, law, regulation, rule, judgment, order, decree, guideline, interpretation or request (whether or not having the force of law) issued by, or any contractual requirement of, any Governmental Authority. **(19) Liabilities:** (a) any and all of the Debt evidenced by this Note, and any and all other Debt of Borrower to, or held or to be held by, the Bank in any jurisdiction worldwide for its own account or as agent for another or others, whether created directly or acquired by Transfer or otherwise, and (b) any and all obligations of any other Party with respect to any of such Debt. **(20) Loan Rate:** the interest rate determined under paragraph 3. **(21) Material:** material to the business or financial condition of any Party on a consolidated or consolidating basis. **(22) Material Portion of Collateral:** any portion of Collateral which is material or not insignificant in the Bank's judgment, in relation to the Liabilities to the Bank of that Collateral's Owner and/or to other Collateral, if any, of that Owner. **(23) Office:** the Bank's office at 11-15 Union Square, New York, New York 10003, or such other place as the Bank may specify by notice. **(24) Owner:** any one or more Persons who own an interest in Collateral. **(25) Party:** (a) Borrower; (b) any maker, co-maker or endorser of any Agreement evidencing -, or any guarantor, surety, accommodation party or indemnitor with respect to -, or any Person that provides any Collateral as security for -, or any maker, issuer or guarantor of and any Person otherwise liable on or with respect to any Collateral securing -, or any Person that issues a subordination, comfort letter, standby letter of credit, repurchase agreement, put agreement, option, other Agreement or other credit support with respect to -, any of the Liabilities; (c) if any Party is a partnership or joint venture, any general partner or joint venturer in such Party; and (d) any Person (i) that is under the Control of any Party and (ii) whose business or financial condition is Material to such Party. **(26) Payment Date:** any Business Day on which any part of the principal or any installment of this Note becomes due and payable under paragraph 1 (and not on account of an Acceleration). **(27) Person:** any person, partnership, joint venture, company, corporation, unincorporated organization or association, trust, estate, Governmental Authority, or any other entity. **(28) Prepaid Principal:** any amount of principal or any installment of this Note which Borrower pays prior to the applicable Payment Date for such amount. **(29) Property:** any property, whether real, personal or mixed, and whether tangible or intangible. **(30) Regulatory Costs:** any and all costs and expenses of complying with any Law, including but not limited to with respect to (a) any reserves or special deposits maintained for or with -, or pledges to -; or assessments, insurance premiums or special charges paid to -, any Governmental Authority, or (b) any capital, capital equivalency ledger account, ratio of assets to liabilities, risk-based capital assessment or any other capital substitute, risk-based or otherwise. **(31) Schedule:** a schedule of loans, payments and unpaid principal amounts which, in the Bank's discretion, may be computer generated from time to time or may be in the form of the attached Grid Schedule of Loans and Payments. **(32) Security Interest:** any security interest, assignment as collateral, lien, mortgage, deed of trust, reservation of title or other encumbrance, however denominated, in, on, or with respect to any Property. **(33) Taxes:** any and all present and future taxes, levies, imposts, deductions, charges and withholdings in any jurisdiction worldwide, and all liabilities with respect thereto, which are imposed with respect to this Note or to any amount payable under this Note, excluding taxes determined on the basis of the net income of a Person or of any of its offices. **(34) Transfer:** any negotiation, assignment, participation, conveyance, grant of a security interest, lease, delegation or any other direct or indirect transfer of a complete or partial, legal, beneficial, economic or other interest or obligation. **(35) Transferee:** any Person to whom a Transfer is made. **(36) Variable Rate:** a variable interest rate as determined under paragraph 3.

N. **Captions:** Captions are included in this Note for reference purposes only and shall not be deemed to modify or interpret the text of this Note.

GRID SCHEDULE OF LOANS AND PAYMENTS

Borrower: ______________________________ Note Dated ________________, 2006

Date	Amount of Loan	Amount of Principal Paid	Unpaid Principal Balance of Note	Notation Made By:
	$	$	$	

STATE,)
TERRITORY, POSSESSION OR) ss:
FOREIGN COUNTRY)

On the 18TH day of APRIL, in the year 20 06 before me the undersigned, personally appeared LARRY P. [illegible], personally known to me or ~~proved to me on the basis of satisfactory~~ evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument {on behalf of IV [illegible] CARS, LLC [entity name],} and acknowledged to me that he/she/they executed the same in ~~his~~/her/their capacity(ies), that by his/her/their signatures(s) on the instrument, the individual(s), or person(s) upon behalf of which the individual(s) acted executed the instrument, and that such individual made such appearance before the undersigned in the Los Angeles County, CA. (insert the city or other political subdivision and the state or country or other place the acknowledgment was taken).

Signature: Yajaira Jimenez

Office of individual taking Acknowledgment: NOTARY PUBLIC

[Official Seal/Stamp]

YAJAIRA JIMENEZ
Commission # 1573408
Notary Public - California
Los Angeles County
My Comm. Expires Apr 26, 2009

Amendment One To Revolving (Grid) Promissory Note
And Letter Agreement

This Amendment One is dated as of February 1, 2007 and is made by EV Rental Cars, LLC ("Borrower") and Amalgamated Bank. ("Bank").

<u>Statement of the Premises.</u>

Borrower previously issued to Bank a Revolving (Grid) Promissory Note dated as of April 10, 2006 in the maximum principal amount of $11,000,000.00 (the "Note"). Borrower and Bank desire to revise the interest rate of the Note.

Borrower and Bank also entered into a Letter Agreement dated as of April 10, 2006 in connection with the Note (the "Letter Agreement"). Borrower and Bank also desire to amend the Letter Agreement to reflect the revised interest rate.

<u>Statement of Consideration</u>

Accordingly, in consideration of the premises, and under the authority of Section 5-1103 of the New York General Obligations Law, the parties hereto agree as follows.

<u>Agreement</u>

1. <u>Defined Terms</u>. The terms "this Note", "hereunder" and similar references in the Note shall be deemed to refer to the Note as amended hereby. The terms "this letter", "hereunder" and similar references in the Letter Agreement shall be deemed to refer to the Letter Agreement as amended hereby. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Note.

2. <u>Note Amendment</u>. Effective as of the date hereof, Section 3 of the Note entitled "Interest (Variable Rate):" is hereby amended to change 1.50% therein to 0.75%.

3. <u>Effect on the Note</u>. Except as specifically amended above, the Note shall remain in full force and effect and is hereby ratified and confirmed. This Amendment One shall be annexed to the Note as an allonge thereto and shall be deemed to be part of the Note.

4. <u>Letter Agreement Amendment</u>. Effective as of the date hereof, the paragraph of the Letter Agreement opposite the heading "Interest Rate and Fees" is hereby amended to change 1.50% therein to 0.75%.

5. <u>Effect on the Letter Agreement</u>. Except as specifically amended above, the Letter Agreement shall remain in full force and effect and is hereby ratified and confirmed.

6. <u>Execution in Counterparts</u>. This Amendment One may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all or which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment One by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment One.

7. Governing Law. Pursuant to Section 5-1401 of the New York General Obligations Law, the whole of this Amendment One and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with, the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment One to be executed and delivered by their respective representatives thereunto duly authorized, as of the date first above written.

EV Rental Cars, LLC

By: [signature]
Name: Jeffrey Pink
Its: CEO

Amalgamated Bank

By: [signature]
Name: Michael Moscati
Its: VP

SECURITY AGREEMENT (with Assignment of Rents and Leases)

THIS SECURITY AGREEMENT dated as of February 15, 2007 ("***Security Agreement***"), is made by EV Rental Cars, LLC, a California limited liability company ("***Grantor***"), in favor of Amalgamated Bank ("***Secured Party***").

RECITALS

A. Grantor has executed and delivered that certain Revolving (Grid) Promissory Note dated on or about April 10, 2006 made by Grantor in favor of Secured Party (the "Note"). The Note, together with any other Agreement, as defined in such Note, conferring any rights or remedies on Secured Party in connection with the indebtedness evidenced by the Note, including, without limitation, this Security Agreement, as any of them may from time to time be amended, modified, supplemented or restated, shall be referred to herein collectively as the "***Facility Agreement***". Secured Party has made and may continue to make certain advances of money and to extend certain financial accommodations to Grantor in the amounts and manner set forth in the Facility Agreement (collectively, the "***Loans***").

B. Secured Party is willing to continue to make the Loans to Grantor, but only upon the condition, among others, that Grantor shall have executed and delivered to Secured Party this Security Agreement.

AGREEMENT

NOW, THEREFORE, in order to induce Secured Party to make the Loans and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Grantor hereby represents, warrants, covenants and agrees as follows:

1. **DEFINED TERMS.** When used in this Security Agreement the following terms shall have the following meanings (such meanings being equally applicable to both the singular and plural forms of the terms defined):

"***Business Day***" means any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to close.

"***Casualty Event***" means any of the following events with respect to any Vehicle: (a) the actual total loss or constructive total loss of such item, (b) such item shall become lost, stolen, destroyed, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, (c) the seizure of such item for a period exceeding thirty (30) days or the condemnation or confiscation of such item, or (d) if such item is subject to a Lease, such item shall be deemed under its Lease to have suffered a casualty loss as to the entire item.

"***Collateral***" shall have the meaning assigned to such term in **Section 2** of this Security Agreement.

"***Event of Default***" means any "Event of Default" as defined in the Facility Agreement.

"Inventory" means any property of Grantor which constitutes "inventory" under the UCC.

"***Lease***" means any lease or agreement, now or hereafter in effect, to the extent that it relates to the lease, use or hire by a lessee or other user of any of the Vehicles.

"Lease Purchase Agreement" means a lease of any Vehicles to a third party lessee which contains a purchase option in favor of such lessee granted in the ordinary course of business; provided that, a Lease Purchase Agreement shall not include a lease of any Vehicle which contains a purchase option only as to a Vehicle which has been lost, stolen or destroyed or declared to be a constructive total loss.

"Lease Purchase Event" means with respect to a Vehicle that the lessee of such Vehicle has exercised its purchase option contained in a Lease Purchase Agreement.

"Lessee" means the lessee or other person entitled to possess, hire or use a Vehicle under any Lease.

"Lien" means any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing), any conditional sale or other title retention agreement or any lease in the nature thereof.

"Loss Vehicles" means Vehicles which have suffered a Casualty Event or a Lease Purchase Event.

"Obligations" means all advances, debts, liabilities and monetary obligations arising under the Facility Agreement owing by Grantor to Secured Party, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising. This term includes, without limitation, all principal, interest (including interest that accrues after the commencement of a case or proceeding against Grantor under the U.S. Bankruptcy Code or any other insolvency law), fees, including, without limitation, any and all prepayment fees, closing fees, reasonable attorneys' fees, and any and all other fees, expenses, costs or other sums chargeable to Grantor under the Facility Agreement.

"***Permitted Liens***" means: (a) the Lien granted to Secured Party under this Security Agreement; (b) the rights of any Lessee under any Lease, including the right to quiet enjoyment and any purchase options granted to a Lessee with respect to one or more Vehicles, and the rights of any sublessee of the Vehicle under a sublease permitted under a Lease; (c) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens securing amounts not exceeding $10,000 arising in the ordinary course of business which are not delinquent or remain payable without penalty; and (e) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and as to which adequate financial reserves have been established on Grantor's books and records and which do not give rise to any danger of forfeiture of the Vehicle.

"***Proceeds***" means and includes (i) whatever is acquired upon the sale, lease, license, exchange or other disposition of any of the Collateral, (ii) whatever is collected on, or distributed on account of, the Collateral, (iii) rights arising out of the Collateral, (iv) to the extent of the value of the Collateral, claims arising out of the loss, nonconformity, or interference with the use of, defects or infringement of rights in, or damage to, any of the Collateral, and (v) to the extent of the value of the Collateral, and to the extent payable to Grantor or Secured Party, insurance payable by reason of the loss or nonconformity of, defects or infringement of rights in, or damage to, the Collateral.

"***Secured Obligations***" means (a) the Obligations, (b) the obligation of Grantor to pay any fees, costs and expenses of the Secured Party under the Facility Agreement, including **Section 6(b)** hereof, and (c) all other obligations and covenants to be performed by the Grantor under this Security Agreement.

"***Vehicle***"or "***Vehicles***" means any and all motor vehicles owned by or hereafter acquired by the Grantor.

"***UCC***" means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of California; *provided, however,* in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Secured Party's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

All capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Facility Agreement or in the UCC.

2. **GRANT OF SECURITY INTEREST.** As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all the Secured Obligations and in order to induce Secured Party to cause the Loans to be made, Grantor hereby assigns, conveys, mortgages, pledges, hypothecates and transfers to Secured Party, and hereby grants to Secured Party, a security interest in all of Grantor's right, title and interest in, to and under the following, whether now owned or hereafter acquired and wherever located (all of which being collectively referred to herein as the "***Collateral***"):

(a) All Vehicles and all Inventory, together with all present and future attachments, parts, enhancements, upgrades, replacements, substitutions, accessories, accessions and additions thereto;

(b) Grantor's interest as lessor or owner under any Lease, including all schedules, supplements and addenda to any of the foregoing, including any right to exercise rights or enforce remedies against a Lessee in respect of any Vehicle;

(c) All lease rental, purchase price, indemnity, loss, and all other amounts payable or collected under the Leases or that would otherwise constitute proceeds of, or be derived from, the Leases;

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(d) Grantor's interest as purchaser under all purchase agreements, bills of sale, purchase orders and other similar documents relating to the Grantor's purchase of the Vehicle, together with all warranties, guarantees, buyback obligations and indemnities by any manufacturer, supplier or vendor;

(e) All invoices, books, records, statements and other documents, and all accounting and record keeping programs and systems, in any case, at any time existing, maintained or relating to any of the Vehicles, any Lease or any Inventory, including any computer programs, software, management and storage systems or data bases, in whatever form or format; and

(f) all Proceeds of any and all of the foregoing items of Collateral.

3. ASSIGNMENT OF LEASES; CERTAIN RIGHTS OF SECURED PARTY; COLLECTION OF ACCOUNTS; ETC.

(a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby assigns, transfers and sets over to the Secured Party all of the rights, interests and privileges which the Grantor has or may have as lessor in any and all present and future Leases, in any and all modifications, extensions and renewals thereof and in the rents or payments in lieu of rent therein reserved (collectively, the "Leases") and in any and all other rents, issues and profits derived by the Grantor from the Vehicles, to secure the Secured Obligations.

(b) As further security for the Secured Obligations, the Grantor hereby assigns to the Secured Party any awards which may be made in respect of the Grantor's interest in any of the Leases in any bankruptcy, insolvency or reorganization proceedings in any state or federal court. The Grantor hereby irrevocably appoints the Secured Party as its attorney-in-fact to appear in any such action and/or to collect any such award or payment.

(c) Although the assignment set forth in this Section 3 is and shall be a present assignment, self-executing as to any Lease, the Grantor hereby agrees, upon request of the Secured Party, to execute, acknowledge and deliver to the Secured Party confirmatory assignments of each such Lease on the same terms as the assignment set forth in this Section 3, and in the event the Grantor fails to deliver such confirmatory assignment within 15 days after request by the Secured Party, appoints the Secured Party its attorney-in-fact to execute, acknowledge and deliver the same.

(d) The Grantor hereby covenants and agrees with the Secured Party that none of the rights and remedies of the Secured Party under the Facility Agreement shall be delayed or in any way prejudiced by the assignment provided hereunder. Notwithstanding any variation of the terms and provisions of other documents constituting the Facility Agreement or any extension of time for payment thereunder or any release of some of the Vehicles and Leases covered by this Security Agreement, the assignment provided under this Section 3 shall continue in full force and effect in accordance with the terms hereof.

(e) Without diminishing any other rights or remedies of the Secured Party under this

Security Agreement and the Facility Agreement, at any time when an Event of Default exists under this Security Agreement, the Secured Party shall have the right and power, but not the duty, to give notice to any parties to any of the Leases, apprising such parties of the assignment under this Section 3 and to perform any obligations or enforce any rights of the Grantor related to the Leases without waiving any other rights or powers of the Secured Party or releasing the Grantor from any obligation to the Secured Party. Such rights and powers may be exercised by the Secured Party at any time, but only after notice to the Grantor, and only to the extent permitted by law and to the extent that the Secured Party, in its discretion, determines that such exercise is necessary or advisable to protect its rights hereunder and under the Facility Agreement.

(f) Although the assignment under this Section 3 is and shall be a present assignment, it is expressly understood and agreed, anything herein contained to the contrary notwithstanding, that the Grantor shall continue to perform its obligations and exercise its rights, and may continue to collect rents and payments in lieu or in the nature thereof, under the Leases until an Event of Default occurs, subject, however, to the Secured Party's rights under Section 3(e) hereof. Upon the occurrence of such an Event of Default, all right, title and interest of the Grantor in and to the Leases, including, without limitation, the rights of the Grantor to collect rent as set forth in this Section 3(f), shall, pursuant to the provisions of hereof, cease and thereupon vest in and become the absolute property of the Secured Party at the Secured Party's option without any further act or assignment by the Grantor. Such property shall be freely transferable by the Secured Party, and the Grantor hereby irrevocably appoints the Secured Party, its successors and assigns, as its agent and attorney-in-fact, to execute any and all instruments and further assurances in favor of any transferee of the Secured Party as may be necessary or desirable to effect such a transfer.

(g) Notwithstanding anything contained in this Security Agreement to the contrary, Grantor expressly agrees that it shall remain liable under each of its Leases to observe and perform all the conditions and obligations to be observed and performed by it thereunder and that it shall perform all of its duties and obligations thereunder, all in accordance with and pursuant to the terms and provisions of each such Lease. Secured Party shall not have any obligation or liability under any Lease by reason of or arising out of this Security Agreement or the granting to Secured Party of a lien therein or the receipt by Secured Party of any payment relating to any Lease pursuant hereto, nor shall Secured Party be required or obligated in any manner to perform or fulfill any of the obligations of Grantor under or pursuant to any Lease or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any Lease or to present or file any claim, or to take any action to collect or enforce any performance or the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

(h) Secured Party authorizes Grantor to collect the Proceeds, including the Proceeds of the Leases, provided that such collection is performed in accordance with reasonable commercial practice, and Secured Party may, upon and after the occurrence of any Event of Default and without notice, limit or terminate said authority at any time. Upon and after the occurrence of any Event of Default, at the request of Secured Party, Grantor shall deliver or cause to be delivered the original counterpart of each Lease to Secured Party.

(i) Secured Party may at any time, upon and after the occurrence of any Event of Default, without notifying Grantor of its intention to do so, notify in respect of the Leases that (i) the right, title and interest of Grantor in and under such Leases have been collaterally assigned to Secured Party and (ii) payments shall be made directly to Secured Party. Upon the request of Secured Party, Grantor shall so notify the Lessees in respect of such Leases. Upon and after the occurrence of any Event of Default, Secured Party may, in its name or in the name of others, communicate with the parties to such Lessees in respect of such Leases to verify with such parties, to Secured Party's satisfaction, the existence, amount and terms of any such Leases.

4. **REPRESENTATIONS AND WARRANTIES.** Grantor hereby represents and warrants to Secured Party that:

(a) Grantor is the sole legal and equitable owner of each item of the Collateral in which it purports to grant a security interest hereunder, having good and marketable title thereto, free and clear of any and all Liens except for Permitted Liens.

(b) No effective security agreement, financing statement, equivalent security or lien instrument or continuation statement covering all or any part of the Collateral exists, except for Permitted Liens.

(c) This Security Agreement creates a legal and valid security interest on and in all of the Collateral in which Grantor now has rights and all filings, other than the filing of financing statements and the annotation to reflect Secured Party's interests on certificates of title for Vehicles constituting Collateral with the appropriate filing jurisdictions, and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Accordingly, and upon the filing of appropriate financing statements with the appropriate filing jurisdictions and annotation of the certificates of title of any Vehicles included in the Collateral, Secured Party has a fully perfected first priority security interest in all of the Collateral in which Grantor now has rights subject only to Permitted Liens. Assuming appropriate notation of Secured Party's interest is made on the certificates of title for the Vehicles, this Security Agreement will create a legal and valid and fully perfected first priority security interest in the Collateral in which Grantor later acquires rights, when Grantor acquires those rights. Grantor hereby covenants to cause the certificate of title for each Vehicle included in the Collateral to reflect the interest of the Secured Party in such manner as is required to perfect such interest under applicable law.

(d) Grantor's chief executive office, principal place of business and the place where Grantor maintains its records concerning the Collateral are presently located at the address set forth on the signature page hereof.

5. **COVENANTS.** Grantor covenants and agrees with Secured Party that from and after the date of this Security Agreement and until the Secured Obligations have been performed and paid in full and all commitments to lend of Secured Party under the Facility Agreement ("***Commitments***") have been terminated:

5.1 **Disposition of Collateral.** Grantor shall not, without the prior written consent of Secured Party, directly or indirectly, sell, lease, transfer, assign, convey or otherwise

dispose of (whether in one or a series of transactions) or permit the disposition of any of the Collateral, or attempt or contract to do so; *provided* that, in the ordinary course of business, Grantor may:

(a) make Vehicles available to responsible Lessees, exercising good business judgment, pursuant to Leases on terms substantially the same as those that would be found in similar agreements entered into in arms-length transactions by lessors leasing similar equipment; and

(b) subject to any applicable terms and conditions of the Facility Agreement, sell or otherwise dispose of Vehicles in the ordinary course of business or as a result of (i) a Casualty Event or (ii) a Lease Purchase Event.

It is expressly understood that a Lease of Vehicles to a third party Lessee pursuant to a Lease Purchase Agreement shall not constitute a sale or other disposition prohibited by this **Section 5.1**, notwithstanding the possible characterization of such Lease as a "sale" under applicable law. Grantor agrees to use its best efforts to cause each third party lessee under a Lease Purchase Agreement to grant a security interest in favor of Grantor in the Vehicle leased pursuant to such Lease Purchase Agreement and (to the extent reasonably practicable) to perfect or otherwise protect such security interest under applicable law, and shall promptly thereafter assign such security interest to the Secured Party (including an assignment of the related financing statement or other document filed or recorded to perfect such security interest).

5.2 Relocation of Business or Collateral. Grantor shall not relocate its chief executive office, principal place of business or its records, or allow the relocation of any Collateral not then either under repair or in use by a customer of Grantor pursuant to a Lease (except as allowed pursuant to **Section 5.1** immediately above) from such address(es) provided to Secured Party pursuant to **Section 4(d)** above without thirty (30) days prior written notice to Secured Party.

5.3 Limitation on Liens on Collateral. Grantor shall not, directly or indirectly, create, permit or suffer to exist, and shall defend the Collateral against and take such other action as is necessary to remove, any Lien on the Collateral, except Permitted Liens. Grantor will advise the Secured Party promptly (but in any event not later than two (2) Business Days) after Grantor obtains knowledge thereof, in reasonable detail of any Lien placed on or asserted against any of the Collateral (other than Permitted Liens).

5.4 Taxes, Assessments, Compliance with Applicable Laws, Etc. Grantor shall pay promptly when due all property and other taxes, assessments and government charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith, adequate reserves are being maintained in connection therewith, and such proceedings do not involve any substantial risk of the sale, forfeiture or loss of any of the Collateral or any interest therein. Grantor shall comply with all applicable laws, rules and regulations of all applicable jurisdictions affecting, in any manner, the Collateral or any Lease or materially affecting the conduct of its business.

5.5 **Maintenance of Records.** Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

5.6 **Maintenance of Vehicle.** Grantor shall:

(a) maintain or cause to be maintained the Vehicles in the ordinary course of business in good order and safe operating condition, which condition shall be equal to or greater than the highest of:

(i) any standard set by any insurance policy under which the Vehicle shall from time to time be insured; or

(ii) good commercial practice;

(b) cause to be repaired any extraordinary damage to Vehicles to the extent it is reasonable to do so in conformity with good commercial practice and industry standards; and

(c) not use and, to the best of its ability, will not permit the use of the Vehicle in violation of any:

(i) statute or ordinance; or

(ii) the provisions of any policy of insurance covering the Vehicle or for any purpose not covered by such insurance.

5.7 **Storage Locations.** Upon request of Secured Party, Grantor will as promptly as practicable remove Collateral from any storage location if Secured Party reasonably believes that storage of Vehicle in such location may result in risk of forfeiture, loss or damage of or to such Vehicle.

5.8 **Further Assurances; Pledge of Instruments.** At any time and from time to time, upon the written request of Secured Party, and at the sole expense of Grantor, Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as Secured Party may reasonably deem necessary to obtain the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (a) securing all consents and approvals necessary or appropriate for the collateral assignment to Secured Party of any Lease, (b) filing any financing or continuation statements under the UCC with respect to the Collateral and causing the certificates of title for Vehicles constituting Collateral to reflect the interest of the Secured Party therein, and (c) transferring Collateral to Secured Party's possession (if a security interest in such Collateral can be perfected only by possession). Grantor also hereby authorizes Secured Party to file any financing or continuation statement under the UCC in the State of California and any other jurisdiction with respect to the Collateral without the signature of Grantor. If any amount payable under or in connection with any of the Collateral is or shall become evidenced by any Instrument, such Instrument, other than checks and notes received in the ordinary course of business, shall be duly endorsed in a manner satisfactory to Secured Party and delivered to Secured Party immediately upon Grantor's receipt thereof.

5.9 Fixtures. It is the intent of the Grantor and the Secured Party that none of the Collateral shall be regarded as fixtures, as the term is used or defined in Article 9 of the UCC, and the Grantor represents and warrants that it has not made and is not bound by any lease or other agreement which is inconsistent with such intent. Nevertheless, if the Collateral or any part thereof is or is to become attached or affixed to any real estate, the Grantor will, upon request, promptly furnish the Secured Party with a disclaimer or subordination in form and substance satisfactory to the Secured Party of its interests in the Collateral from all persons having an interest in the real estate to which the Collateral is attached or affixed, together with the names and addresses of the record owners of, and all other persons having an interest in, and a general description of, such real estate.

5.10 Maintenance of Insurance. In addition to those requirements contained in the Facility Agreement, Grantor shall maintain, with financially sound and reputable companies, insurance policies insuring (a) the Vehicle against loss by fire, explosion, theft and such other casualties as are usually insured against by companies engaged in the same or similar businesses and (b) Grantor and Secured Party against liability for personal injury and property damage relating to the Vehicle. Such policies are to be in such amounts and against at least such risk as are usually insured against in the same general area by companies of the same or a similar size engaged in the same or a similar business as Grantor. All such policies shall contain lender's loss payable and additional insured endorsements in favor of Secured Party and shall satisfy each of the requirements set forth in the Facility Agreement.

5.11 Continuous Perfection. Grantor shall not change its name in any manner which might make any financing or continuation statement or other similar document filed in connection herewith seriously misleading within the meaning of Section 9-506 of the UCC (or any other then applicable provision of the UCC) unless Grantor shall have given Secured Party at least thirty (30) days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or reasonably requested by Secured Party to amend such financing statement, continuation statement or other document so that it is not seriously misleading.

5.12 Power of Attorney. Grantor hereby irrevocably constitutes and appoints Secured Party, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Grantor and in the name of Grantor or in its own name, from time to time at Secured Party's discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, hereby gives Secured Party the power and right, on behalf of Grantor, without notice to or assent by Grantor, to do the following:

(a) execute and deliver the instruments and documents, and take the actions, described in **Section 5.11** above;

(b) to pay or discharge any Liens, including, without limitation, any tax lien, levied or placed on or threatened against the Collateral, to effect any repairs or any insurance

called for by the terms of this Security Agreement and to pay all or any part of the premiums therefor and the costs thereof, which actions shall be for the benefit of Secured Party and not Grantor;

(c) to ask, demand, collect, receive and give acquittances and receipts for any and all monies due or to become due under any Collateral and, in the name of Grantor, in its own name or otherwise to take possession of, endorse and collect any checks, drafts, notes, acceptances or other Instruments for the payment of monies due under any Collateral and to file any claim or to take or commence any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Secured Party for the purpose of collecting any and all such monies due under any Collateral whenever payable; and

(d) to (1) direct any person liable for any payment under or in respect of any of the Collateral to make payment of any and all monies due or to become due thereunder directly to Secured Party or as Secured Party shall direct, (2) receive payment of any and all monies, claims and other amounts due or to become due at any time arising out of or in respect of any Collateral, (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices with respect to any Collateral, (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral, (5) defend any suit, action or proceeding brought against Grantor with respect to any Collateral, (6) settle, compromise or adjust any suit, action or proceeding described above and, in connection therewith, give such discharges or releases as Secured Party may deem appropriate, and (7) sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time, or from time to time, all acts and things which Secured Party may reasonably deem necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Security Agreement, all as fully and effectively as Grantor might do.

(e) Secured Party agrees that, except upon and after the occurrence of an Event of Default, Secured Party shall not exercise the power of attorney or any rights granted to Secured Party pursuant to **Section 5.12(c) or (d)**. Grantor hereby ratifies, to the extent permitted by law, all that said attorney shall lawfully do or cause to be done by virtue hereof. The power of attorney granted pursuant to this **Section 5.12** is a power coupled with an interest and shall be irrevocable until the Secured Obligations are completely and indefeasibly paid and performed in full and all Commitments have been terminated.

(f) The powers conferred on Secured Party hereunder are solely to protect Secured Party's interest in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. The Secured Party shall have no duty as to any Collateral, including any responsibility for taking any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters. Without limiting the generality of the preceding sentence, the Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral if it complies with the obligations of a secured party under Section 9-207

of the UCC or if it takes such action for that purpose as Grantor reasonably requests in writing at times other than upon and after the occurrence of any Event of Default. Failure of the Secured Party to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and neither Secured Party nor any of its officers, directors, employees, or representatives shall be responsible to Grantor for any act or failure to act, except for Secured Party's own gross negligence or willful misconduct.

(g) Grantor also authorizes Secured Party, at any time and from time to time upon and after the occurrence of any Event of Default, to (i) communicate in its own name with any party to any Lease with regard to the assignment of the right, title and interest of Grantor in and under the Leases hereunder and other matters relating thereto, (iii) communicate in its own name with any Lessee, and (iii) execute, in connection with the sale of Collateral provided for in **Section 6** hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

(h) If Grantor fails to perform or comply with any of its agreements contained herein, Secured Party may itself (but shall not be obligated to) perform or comply, or otherwise cause performance of, or compliance with, such agreement, and the expenses, including attorneys' fees of Secured Party incurred in connection with such performance or compliance, together with interest thereon at a rate which is three percent (3%) per annum in excess of the interest rate otherwise payable under the Facility Agreement for the Loans, shall be payable by Grantor to Secured Party on demand and shall constitute Secured Obligations secured hereby.

5.13 Legend on Leases. If requested by Secured Party, Grantor shall the following legend (with such alterations as are requested or approved by Secured Party in writing) to be stamped on the first page of each original of the Leases, promptly after the execution and delivery thereof:

"THIS LEASE AND THE RENTALS DUE HEREUNDER MAY BE SUBJECT TO A SECURITY INTEREST AND ASSIGNMENT GRANTED BY LESSOR IN FAVOR OF ONE OR MORE FINANCIAL INSTITUTIONS."

6. RIGHTS AND REMEDIES UPON DEFAULT.

(a) If any Event of Default shall occur, Secured Party may exercise in addition to all other rights and remedies granted to it under this Security Agreement, the Facility Agreement, and under any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, Grantor expressly agrees that in any such event Secured Party, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale) to or upon Grantor or any other person (all and each of which demands, advertisements and notices are hereby expressly waived to the maximum extent permitted by the UCC and other applicable law), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give an option or options to purchase or sell or otherwise dispose of and deliver said Collateral (or contract to do so), or any part thereof, in one or more parcels at

public or private sale or sales, at any exchange or broker's board or at any of Secured Party's offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of said Collateral so sold, free of any right or equity of redemption, which equity of redemption Grantor hereby releases. Grantor further agrees, at Secured Party's request, to assemble the Collateral and make it available to Secured Party at places which Secured Party shall reasonably select, whether at Grantor's premises or elsewhere. Secured Party shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale as provided in **Section 6(d)** hereof, Grantor remaining liable for any deficiency remaining unpaid after such application, and only after so paying over such net proceeds and after the payment by Secured Party of any other amount required by any provision of law, need Secured Party account for the surplus, if any, to Grantor. To the maximum extent permitted by applicable law, Grantor waives all claims, damages, and demands against Secured Party arising out of the repossession, retention or sale of the Collateral except such as arise out of the gross negligence or willful misconduct of Secured Party. Grantor agrees that Secured Party need not give more than ten (10) days' notice (which notification shall be deemed given when mailed or delivered in accordance with the Facility Agreement) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Grantor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Secured Party is entitled, Grantor also being liable for the reasonable fees of any attorneys employed by Secured Party to collect such deficiency.

(b) Grantor also agrees to pay all fees, costs and expenses of Secured Party, including, without limitation, reasonable attorneys' fees, incurred in connection with the enforcement of any of its rights and remedies hereunder.

(c) Grantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Security Agreement or any Collateral.

(d) The Proceeds of any sale, disposition or other realization upon all or any part of the Collateral shall be distributed by Secured Party in the following order of priorities:

FIRST, to Secured Party in an amount sufficient to pay in full the costs of Secured Party in connection with such sale, disposition or other realization, including all fees, costs, expenses, liabilities and advances incurred or made by Secured Party in connection therewith, including, without limitation, reasonable attorneys' fees;

SECOND, to Secured Party in an amount equal to the then unpaid Secured Obligations; and

FINALLY, upon payment in full of the Secured Obligations, to Grantor or its representatives, in accordance with the UCC or as a court of competent jurisdiction may direct.

(e) Notwithstanding the foregoing, the Secured Party recognizes the right of any Lessee of the Vehicle to the quiet enjoyment of the use of said Vehicle for so long as the Lessee is not in default under the applicable Lease and agrees that in pursuing its remedies under this **Section 6** the Secured Party will not interfere with such quiet enjoyment.

7. **INDEMNITY.** Grantor agrees to defend, indemnify and hold harmless Secured Party and its officers, employees, and agents against (a) all obligations, demands, claims and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Security Agreement and (b) all losses or expenses in any way suffered, incurred or paid by Secured Party as a result of or in any way arising out of, or the transactions between Secured Party and Grantor, whether under this Security Agreement or otherwise (including without limitation, reasonable attorneys' fees and expenses), except for losses arising from or out of Secured Party's gross negligence or willful misconduct.

8. **REINSTATEMENT.** This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor for liquidation or reorganization, should Grantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor's property and assets and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9. **MISCELLANEOUS.**

9.1 **No Waiver; Cumulative Remedies.**

(a) Secured Party shall not by any act, delay, omission or otherwise be deemed to have waived any of its respective rights or remedies hereunder, nor shall any single or partial exercise of any right or remedy hereunder on any one occasion preclude the further exercise thereof or the exercise of any other right or remedy.

(b) The rights and remedies hereunder provided are cumulative and may be exercised singly or concurrently and are not exclusive of any rights and remedies provided by law.

(c) None of the terms or provisions of this Security Agreement may be waived, altered, modified or amended except by an instrument in writing, duly executed by Grantor and Secured Party.

9.2 **Termination of this Security Agreement.** Subject to **Section 8** hereof, this Security Agreement shall terminate upon the payment and performance in full of the Secured Obligations and termination of the Commitments; provided that, in the event of a sale or other disposition of a Vehicle pursuant to **Section 5.1** hereof, the Secured Party shall at Grantor's

expense execute such documents to evidence the release of its security interest in such Vehicle as the Grantor may reasonably request, including UCC releases. Notwithstanding the foregoing, the obligations of Grantor to indemnify Secured Party under **Section 7** hereof shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Secured Party have run.

9.3 **Successors and Assigns.** This Security Agreement and all obligations of Grantor hereunder shall be binding upon the successors and assigns of Grantor, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party, any future holder of any of the indebtedness and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to Secured Party hereunder.

9.4 **Notices.** Any notice or other communication hereunder shall be delivered in accordance with the Facility Agreement.

9.5 **Counterparts.** This Security Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

9.6 **Time is of the Essence.** Time is of the essence for the performance of each of the terms and provisions of this Security Agreement.

9.7 **Severability.** If any provision of this Security Agreement is held to be unenforceable under applicable law for any reason, it shall be adjusted, if possible, rather than voided in order to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Security Agreement shall be deemed valid and enforceable to the fullest extent possible under applicable law.

9.8 **Choice of Law; Personal Jurisdiction and Venue; Waiver of Jury Trial.** GRANTOR HEREBY IRREVOCABLY AGREES TO BE BOUND BY THE PROVISIONS OF SECTION K (DISPUTES AND LITIGATION) SET FORTH IN THE "TERMS AND CONDITIONS" OF THE NOTE AND TO ANY OTHER PROVISIONS OF THE NOTE CONCERNING PROCEEDINGS TO ENFORCE THE PARTIES' RIGHTS AND OBLIGATIONS UNDER THE FACILITY AGREEMENT, WHICH ARE INCORPORATED HEREIN BY THIS REFERENCE. SUCH PROVISIONS INCLUDE, BUT ARE NOT LIMITED TO, CHOICE OF LAW, PERSONAL JURISDICTION, VENUE AND WAIVER OF JURY TRIAL. ANY USE OF THE WORD "HEREUNDER" IN SUCH SECTION K AS SO INCORPORATED SHALL BE DEEMED TO MEAN "UNDER THE FACILITY AGREEMENT, INCLUDING THE NOTE AND THIS SECURITY AGREEMENT".

9.9 **Judgment Currency**. The Grantor agrees to indemnify the Secured Party against any loss incurred by it as a result of any judgment or order being given or made for the payment of any amount due hereunder which is expressed and paid in a currency (the "**Judgment Currency**") other than the currency in which such amount was payable under this

96

Security Agreement (the "**Obligation Currency**") and as a result of any variation between (i) the rate of exchange at which the Obligation Currency amount is converted into the Judgment Currency for the purposes of satisfying such judgment or order, and (ii) the rate of exchange at which the Secured Party is able to purchase the Obligation Currency with the amount of Judgment Currency actually received by the Secured Party. The foregoing indemnity shall constitute a separate and independent obligation of the Grantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversions into, the relevant currency.

9.10 Sovereign Immunity Waiver. To the extent that the Grantor or any of its property has or hereafter may acquire, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Security Agreement, any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal proceedings or remedy relating to its obligations under this Security Agreement, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Grantor hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be executed and delivered by its duly authorized officer on the date first set forth above.

EV RENTAL CARS, LLC

By: ____________________

Printed Name: Jeffrey Pink

Title: CEO

ADDRESS OF GRANTOR

5500 W. CENTURY BOULEVARD
LOS ANGELES, CA 90045

ACCEPTED AND ACKNOWLEDGED BY:

AMALGAMATED BANK

By: ____________________

Printed Name: Michael Moscati

Title: Vice President

GUARANTY REAFFIRMATION AND AMENDMENT

This Guaranty Reaffirmation and Amendment is dated as of February 15, 2007 and is made by the undersigned (the "**Guarantor**"), with an address set forth below his signature hereto, for the benefit of Amalgamated Bank, having an office at 15 Union Square West, New York, New York 10003 ("**Bank**").

Statement of the Premises

Reference is made to the Absolute, Unconditional and Unlimited Continuing Guaranty (Limited) given by the Guarantor to Bank and dated April 13, 2006 (the "**Guaranty**"), a copy of which is attached hereto as **Exhibit A**, with respect to indebtedness of EV Rental Cars, LLC ("**Borrower**"). The Borrower has requested that the Bank reduce the interest rate on the credit facility available to it and the Bank is willing to do so if, among other things, (i) the Guarantor amends the Guaranty as set forth herein and (ii) the Guarantor acknowledges and reaffirms the Guaranty and confirms that the same applies, among other things, to the Amended Loan, as defined below.

Statement of Consideration

Accordingly, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, to induce Bank to make such interest rate reduction (the existing loan, after such reduction, the "**Amended Loan**") on or about the date hereof, the Guarantor, intending to be legally bound, hereby agrees as follows:

Reaffirmation, Amendment and Acknowledgment

1. The Guaranty is hereby amended to add the following paragraph 30 immediately following paragraph 29 thereof:

(30) Special California Provisions. To the extent that, notwithstanding the provisions of Section 20 hereof, this Guaranty is enforced in the courts of the State of California or is in any way deemed to be governed by California law (or the law of any other jurisdiction that applies legal principles substantively similar to the principles of California law referred to in this Section), the following additional provisions shall apply and be cumulative with the other provisions of this Guaranty:

(a) Guarantor waives all rights and benefits under (i) section 2822 of the California Civil Code purporting to reduce the obligation of a surety upon the acceptance by a creditor of anything in partial satisfaction of an obligation; (ii) section 2819 of the California Civil Code purporting to exonerate a surety if by any act of the creditor, without the consent of the surety, the original obligation of the principal is altered in any respect, or the remedies or rights of

the creditor against the principal, in respect thereto, are in any way impaired or suspended (it being expressly understood and agreed that the Bank may compromise, settle, alter, extend, waive, amend, suspend or surrender any of Obligor's Liabilities or any right or remedy with respect thereto without notice to or consent by Guarantor and without affecting Guarantor's obligations hereunder); and (iii) section 2845 of the California Civil Code purporting to exonerate the surety to the extent that the creditor does not proceed against the principal, or pursue any other remedy in the creditor's power which the surety cannot pursue, and which would lighten the surety's burden. Guarantor hereby waives, to the fullest extent permitted by law (iv) all rights and benefits under section 2809 of the California Civil Code purporting to reduce a guarantor's obligations in proportion to the principal obligation; and v) all rights and benefits under sections 2810, 2899 and 3433 of the California Civil Code.

(b) Guarantor further waives: (i) the right to require the Bank to proceed against or exhaust any security held from Obligor or any other person, or to pursue any other remedy in the Bank's power whatsoever and the right to have the property of Obligor first applied to the discharge of the Obligor's Liabilities. The Bank may at its election exercise any right or remedy it may have against the Obligor or any security now or hereafter held by the Bank to secure any Obligor Liability or Guarantor Liability. Guarantor also waives: (i) any defense arising by reason of any disability or other defense of Obligor or by reason of the cessation from any cause whatsoever of the liability, either in whole or in part, of Obligor to the Bank for the Obligor Liabilities; (ii) any defense based on the discharge of Obligor by operation of law, notwithstanding any intervention or omission by the Bank and notwithstanding the provisions of section 2825 of the California Civil Code; (iii) all rights and benefits under section 726 of the California Code of Civil Procedure; and (iv) any defense based on arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of Guarantor against Obligor or any such security, whether resulting from such election by the Bank or otherwise.

(c) To the extent that the waiver of jury trial set forth in Section 25 hereof is deemed unenforceable for any reason, all disputes with respect to this Guaranty shall, at the written request of any party, be determined by Reference to a referee who shall hear and determine any or all of the issues in the action or proceeding, whether of fact or of law, and report a statement of decision thereon. The Parties shall select a single neutral referee, who shall be a retired state or federal judge with at least five years of judicial experience in civil matters. In the event that the Parties cannot agree upon a referee, the referee shall be appointed by the court. The Parties shall equally bear the fees and expenses of the referee unless the referee otherwise provides in the statement of decision. As used in this Section, "Reference" shall mean (i) if a dispute is being determined in an action or proceeding in the courts of the State of California, a judicial reference conducted in accordance with applicable California law, as in effect at the time the referee is selected (currently CCP §§

638 et seq), (ii) if a dispute is being determined in an action or proceeding in the courts of a state other than California, a similar judicial reference procedure of such state (even if such procedure is advisory and non-binding on the court) or (iii) if a dispute is being determined in an action or proceeding in the Federal courts of the United States, by reference to a special master under FRCP 53(a)(i)(a). With respect to any Reference pursuant to clause (i) of the previous sentence, the referee shall hear and determine any or all of the issues in the action or proceeding, whether of fact or of law, and report a statement of decision thereon; with respect to any other Reference the parties intend, and hereby request the applicable court to order, that the decision of the referee (including any special master) be afforded the same effect as the decision of a Referee in the courts of the State of California to the maximum extent permitted under the law applicable to such action or proceeding.

2. The Guarantor hereby reaffirms and acknowledges the Guaranty, as amended hereby, and the terms and conditions thereof and confirms that the same remains in full force and effect, including with respect to the Amended Loan and with respect to Borrower's existing credit facilities, as amended. The Guarantor hereby remakes the representations and warranties set forth in the Guaranty for the benefit of Bank as of the date hereof and confirms that the information in the Guaranty remains true and correct as of the date hereof.

Successors and Assigns

This Guaranty Reaffirmation and Amendment shall inure to the benefit of the Bank and its successors and assigns and shall be binding upon and inure to the benefit of the Guarantor and his successors and assigns.

Governing Law

This Guaranty Reaffirmation and Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without reference to its principles of conflicts of law.

JD

IN WITNESS WHEREOF, this Guaranty Reaffirmation and Amendment has been duly executed by the Guarantor as of the date first above written.

Jeffrey Pink, individually
23845 Park Belmonte
Calabasas, CA 91302

STATE OF CALIFORNIA)
: SS.:
COUNTY OF LOS ANGELES)

On the 26 day of FEB., 2007 personally appeared Jeffrey Pink to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

Notary Public

GERALD A. RICHKIND
COMM. #1564993
NOTARY PUBLIC - CALIFORNIA
LOS ANGELES COUNTY
My Comm. Expires March 27, 2009
TGJ1

IN WITNESS WHEREOF, this Guaranty Reaffirmation and Amendment has been duly executed by the Guarantor as of the date first above written.

____

Jeffrey Pink, individually
23845 Park Belmonte
Calabasas, CA 91302

STATE OF __________________)
: SS.:
COUNTY OF __________________)

On the _____ day of __________, 2007 personally appeared Jeffrey Pink to me personally known and known to me to be the same person described in and who executed the foregoing instrument, and he duly acknowledged to me that he executed the same.

____

Notary Public

Exhibit A
Guaranty

Amalgamated Bank

ABSOLUTE, UNCONDITIONAL AND CONTINUING GUARANTY (LIMITED)

Regarding Obligations of the Obligor(s) listed in paragraph 29 of
this Guaranty (each of which is called in this Guaranty an "Obligor")

TO: Amalgamated Bank of New York

1. Unconditional Limited Guaranty Obligation

(a) Subject to Paragraph 1(b), each of the undersigned (each of whom is called in this Guaranty a "Guarantor") hereby absolutely and unconditionally guarantees to **AMALGAMATED BANK** ("Bank"), the payment when due, whether by acceleration or otherwise, of any and all Obligor's Liabilities (defined in Paragraph 4 below) to the Bank.

(b) Guarantor's Liabilities (as defined in paragraph 6(a), below) shall in no event exceed Two Million Dollars (U.S. $2,000,000) of the principal amount of Obligor's Liabilities, plus any interest accruing and owed by Obligor from time to time on such principal amount and all costs and expenses of collection (including but not limited to reasonable attorneys' fees), incurred by the Bank in enforcing any of Obligor's Liabilities and/or Guarantor's Liabilities.

(c) This Guaranty is an absolute and unconditional guarantee of prompt and full payment and is not merely a guaranty of collection. Under this Guaranty, Guarantor shall be obligated to make payment to the Bank promptly upon the Obligor's failure (beyond any applicable grace, notice or cure period) to make payment when due of any of Obligor's Liabilities or upon Obligor's default (beyond any applicable grace, notice or cure period) in performance of any other of its obligations to the Bank.

2. Continuing Guaranty. This Guaranty is a continuing one and shall be irrevocable, except to the extent, in the manner and with the effect provided in Paragraph 8, below. All Obligor's Liabilities to which this Guaranty applies or may apply pursuant to its terms shall be conclusively presumed to have been created in reliance on this Guaranty.

3. Consideration. This Guaranty is made (a) in consideration of one or more presently outstanding loans, credit facilities, commitments, overdrafts in deposit accounts, letters of credit or other financial accommodations from the Bank to the Obligor, and/or (b) in order to induce the Bank (i) now or hereafter to extend (or continue to extend) credit and/or to grant or continue financial accommodations in any form to the Obligor, and/or (ii) to forebear from taking action at this time to accelerate, collect or otherwise enforce any outstanding Obligor's Liabilities.

4. "Obligor's Liabilities" Defined. The term "Obligor's Liabilities" means and includes any and all obligations, debts and liabilities, of any kind whatsoever of Obligor, however arising, whether (a) absolute or contingent, (b) direct or indirect, (c) joint, several or independent, (d) now outstanding or hereafter existing, arising, incurred or suffered, (e) secured or unsecured, (f) liquidated or unliquidated, (g) arising by contract, operation of law or otherwise, or (h) due or hereafter becoming due, to, or held or hereafter becoming held by, the Bank, for its own account or as agent for another or others, whether created directly or acquired by assignment, participation or otherwise, and any and all extensions, continuations, renewals and/or modifications of any such indebtedness, obligation or liability and whether or not any such indebtedness, obligation or liability shall be invalid or unenforceable against the Obligor, by reason of any provision of law or of any other defense available to the Obligor against the Bank. In the event that the Obligor is a partnership, the term "Obligor's Liabilities" as used in this Guaranty shall also include all such obligations, debts and liabilities to the Bank of any successor partnership(s) to Obligor.

5. Waivers of Notices of Acceptance, Etc. Guarantor waives notice of acceptance of this Guaranty and notice of any Obligor's Liabilities to which it may apply and of the creation or incurring of any such Obligor's Liabilities, and waives presentment, demand of payment, protest, notice of dishonor or nonpayment of any Obligor's Liabilities, notice of default by Obligor, notice of suit or other taking of action by the Bank against, and any other notice to, any party (including the Guarantor) liable on any of Obligor's Liabilities.

6. Consents and Waivers of Defenses.

(a) Consents. Guarantor hereby consents and agrees that -- at any time and from time to time (whether or not after revocation or termination of this Guaranty), without any further consent of, or notice (except as shall be required by applicable law and cannot be waived) to, Guarantor, without incurring any responsibility to Guarantor, and without impairing or releasing any of the liabilities or obligations of any Guarantor under this Guaranty ("Guarantor's Liabilities"), upon or without any terms or conditions whatsoever, in whole or in part, and to the fullest extent permissible by law -- the Bank may:

(i) (Changes in Terms) - change the manner, place or terms of payment, and/or change or extend the time of payment of, renew or alter, refinance, consolidate, increase or decrease the amount of, or otherwise change (collectively, "Changes") any of Obligor's Liabilities or any credit facility made available to Obligor, any security therefore, or any liability incurred directly or indirectly in respect thereof, and this Guaranty shall continue to apply to the Obligor's Liabilities as so changed, extended, renewed, altered, increased, decreased, refinanced or consolidated;

(ii) (Collateral, including impairment) - sell, exchange, release, waive, surrender, realize upon, otherwise deal with, or impair, in any manner and in any order, any property ("Collateral") real, personal or mixed, tangible or intangible, or any rights or interests in any Collateral, pledged by-, mortgaged by-, or subject to a lien or security interest granted by -, any person or entity whatsoever at any time to secure, or however securing, any of the Obligor's Liabilities or any liabilities (including Guarantor's Liabilities) incurred directly or indirectly in respect of Obligor's Liabilities or of Guarantor's Liabilities and/or any set-off against any such liabilities, whether or not Guarantor shall have a right of recourse against such person, entity or Collateral;

(iii) (Rights) - waive, change, release, exercise or refrain from exercising or delay in exercising all or any part of any rights against the Obligor or others (including Guarantor), or otherwise act or refrain from acting;

(iv) (Settlements) - settle or compromise any of the Obligor's Liabilities and any Collateral for any of Obligor's Liabilities, or for any liability (including Guarantor's Liabilities) incurred directly or indirectly in respect of Obligor's Liabilities or Guarantor's Liabilities, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Obligor to creditors of the Obligor other than the Bank and the Guarantor;

(v) (Application of Funds) - apply any sums paid by anyone whatsoever or however realized to any of the Obligor's Liabilities to the Bank, and in any order, regardless of whether any or which of Obligor's Liabilities remain unpaid; and/or

(vi) (Suits and Releases) - with or without express reservation of rights, sue, obtain a judgment against, covenant not to sue, agree to suspend the right to enforce remedies against, release and/or discharge, in whole or in part, any one or more guarantor(s) (including any Guarantor) of any or all of Obligor's Liabilities, and/or any person or entity against whom Guarantor may have a right of recourse;

(b) Waivers of Suretyship Defenses Generally. In furtherance of and not by way of any limitation on any of the foregoing, the Guarantor expressly waives and agrees that any of the following shall not impair any of Guarantor's Liabilities: (i) any defense whatsoever of any kind which the Obligor may have to any of the Obligor's Liabilities, (ii) any application to this Guaranty of the doctrine of strict interpretation according to the law ("strictissimi juris"), (iii) any other defenses which are or may otherwise become available to the Guarantor under the law of suretyship, (iv) any requirement or condition that the Bank

proceed first against the Obligor or ag[illegible]st any Collateral before exercising its rights against Guarantor pursuant to this Guaranty, (v) any requirement or condition that the Bank proceed jointly or otherwise concurrently against the Guarantor and any one or more other persons or entities (including but not limited to the Obligor or any other Guarantor), and (vi) any defense whatsoever of any kind which Guarantor may now have or hereafter acquire with respect to Guarantor's Liabilities.

(c) Unenforceability of Underlying Obligations. No invalidity, irregularity or unenforceability of all or any part of the Obligor's Liabilities or of any Collateral for any of Obligor's Liabilities shall affect, impair or be a defense to this Guaranty.

(d) Unenforceability of Obligations of Others. This Guaranty shall continue in effect without termination notwithstanding (i) a termination or revocation of any Guarantor's Liabilities by or the death of, or any complete or partial release for any cause of, any one or more other Guarantors, or of the Obligor or of anyone liable in any manner for the Obligor's Liabilities or for any liabilities (including any Guarantor's Liabilities) incurred directly or indirectly in respect of the Obligor's Liabilities or of this Guaranty, (ii) the dissolution, termination or increase, decrease or change in membership of any one or more Guarantors which may be partnerships, or (iii) the dissolution, liquidation, insolvency or bankruptcy of any one or more Guarantors.

(e) Collateral Not Required; Limited Duties as to Protection of Collateral. The Bank is under no duty to Guarantor:

- to protect, secure, insure, obtain, retain, take possession of, or

to file, record, record notice of, or otherwise to perfect any mortgage, trust deed, lien on or security interest (however denominated) in any Collateral which has been pledged, or in which a security interest or other lien has been granted, to the Bank in connection with the Obligor's Liabilities, if such Collateral is or is not actually in the Bank's possession or (ii), if pledged, has been pledged by anyone other than the Guarantor.

(f) Preservation of Rights in Collateral. The Bank shall not be bound to take any steps necessary to preserve any rights in any Collateral belonging to Obligor, Guarantor or others against prior parties who may be liable in connection with such Collateral; Guarantor agrees to take any and all such steps with respect to Collateral belonging to Guarantor. The Bank may nevertheless at any time (i) take any action it may deem appropriate for the care or preservation of such Collateral or of any rights of Obligor, Guarantor, others or the Bank in such Collateral, (ii) demand, sue for, collect or receive any money or property at any time due, payable or receivable on account of or in exchange for any such Collateral, (iii) compromise and settle with any person liable on any such Collateral, or (iv) extend the time of payment or otherwise change the terms of any such Collateral as to any party liable on any such Collateral, all without notice to and without incurring responsibility to Guarantor and without affecting any of Guarantor's Liabilities. Guarantor shall pay to the Bank all costs and expenses, including filing fees and reasonable attorneys' fees, incurred by the Bank in connection with the custody, care, preservation or collection of any Collateral belonging to the Guarantor.

* * *

7. Subordination of Guarantor's Subrogation Claims on Obligor to Obligor's Liabilities.

(a) The term "Subordinated Claims" means and includes any and all rights and claims, of Guarantor against Obligor or against any property of Obligor, which may arise at any time by reason of a right of subrogation, contribution or otherwise that results from any payment pursuant to this Guaranty made by or for Guarantor to Bank or from any other collection made or received, pursuant to this Guaranty, by Bank from Guarantor or from Guarantor's Property or any other property of Guarantor.

(b) All Subordinated Claims shall be subject and subordinate in right and time of payment to the final, irreversible and irrecoverable payment in full to Bank of all Obligor's Liabilities and Guarantor's Liabilities.

(c) Until Obligor's Liabilities have been fully and finally paid to the Bank, Obligor shall not make any payment or transfer any of Obligor's property to or for the benefit of Guarantor on account of any Subordinated Claims and Guarantor shall not receive, accept or retain any such payment or transfer or take any steps to enforce any Subordinated Claims. If any such payment or transfer is ever made to or received by Guarantor, Guarantor shall receive such property or payment solely as Bank's agent and shall immediately turn such property or payment over to Bank in the form received (but with any endorsement or assignment necessary to effect a transfer of all rights in any such payment or property to Bank), to be held or applied on account of Obligor's Liabilities and/or Guarantor's Liabilities. Bank is hereby authorized as Guarantor's attorney-in-fact to supply, by signing in Guarantor's name, any necessary or appropriate endorsement or assignment which Guarantor may have omitted in the turnover of such payment and/or property. Any such payment and/or property, until so turned over, shall be held by Guarantor in trust as the property of Bank and shall not be commingled with any property of Guarantor.

* * *

8. Termination or Revocation.

(a) When Effective. As to each Guarantor, this Guaranty shall continue in effect until written notice of revocation or termination of this Guaranty, signed by such Guarantor, or until written notice of the death of such Guarantor, shall in each case have actually been received by the Bank at its Credit Administration Department and the Bank shall have had a reasonable time to act on it.

(b) Consequences of Termination or Revocation. Neither any revocation or termination of this Guaranty nor Guarantor's death or dissolution shall affect in any manner any of Bank's rights arising under this Guaranty with respect to (i) Obligor's Liabilities which shall have arisen, been created, contracted, assumed or incurred prior to the expiration of a reasonable time to act following actual receipt by the Bank at its Credit Administration Department of written notice of such revocation, termination, death or dissolution ("Pre-Notice Liabilities") or (ii) Obligor's Liabilities which shall have arisen, been created, contracted, assumed or incurred after the expiration of such time following such receipt but pursuant to any contract, commitment or obligation entered into by the Bank prior to that expiration ("Post-Notice Liabilities"). The sole effect of any such receipt by the Bank of a notice of revocation or termination of this Guaranty or of Guarantor's death shall be to exclude from coverage of this Guaranty those Obligor's Liabilities which arise following such expiration time and that are neither Post Notice Liabilities nor Pre-Notice Liabilities nor Changes connected with any such liabilities.

9. Statements of Account; Business Records. Any statement of account that binds the Obligor will bind Guarantor. The records of the Bank which are maintained in the course of the Bank's regular business may be used in evidence against Guarantor in any forum, action or proceeding.

10. Guarantor's Collateral.

(a) Obligation to Supply. The Bank shall have the right at any one or more times to require Guarantor to provide Collateral as collateral security, original or additional, for Guarantor's Liabilities in such form and of such value as shall be satisfactory to the Bank.

(b) Banker's Lien. All Guarantor's Property shall be held by the Bank subject to a lien in favor of the Bank, and Guarantor hereby grants a security interest to the Bank in all Guarantor's Property, as security for any and all Guarantor's Liabilities. The term "Guarantor's Property" means and includes all property of every description, now or hereafter in the possession or custody of or in transit to the Bank for any purpose, including for safekeeping, collection or pledge, for account of Guarantor, or as to which Guarantor may have any interest, right or power.

(c) Set-off. The balance of every account of Guarantor with, and each claim of Guarantor against, the Bank existing from time to time at any office or branch of the Bank shall be subject to the Bank's lien and to being set off against Guarantor's Liabilities.

(d) Enforcement of Lien and Set-Off Rights. The Bank may at any one or more times, without notice except as may be required by law and is not waivable, at its option, (i) hold, set off, charge, appropriate and/or apply toward the payment of any of

Guarantor's Liabilities the balance of e[illegible] account of Guarantor with, and any claim of Guarantor against, the Bank, (ii) transfer any Guarantor's Property into its own name or that of its nominee, (iii) notify any obligor on any Guarantor's Property to make payment to the Bank of any amounts due thereon, and/or (iv) take control of any proceeds of any Guarantor's Property.

11. Events of Default. Each of the following events shall be an Event of Default under this Guaranty: (a) the non-payment promptly when due, at maturity, by acceleration, at the expiration of any applicable grace, notice or cure period or otherwise, of any Obligor's Liabilities or Guarantor's Liabilities, (b) the death or incompetence (if a person), insolvency (as defined in the New York Uniform Commercial Code and however evidenced), or dissolution or liquidation (if an entity) of the Obligor or any person (including any Guarantor) who is liable directly or indirectly, absolutely or contingently, in respect of any of Obligor's Liabilities (any such person, an "Obligated Person"), (c) any Obligor's or Obligated Person's breach of or failure to comply with any material obligation or to supply financial data or other information to the Bank, or failure to permit the Bank's representatives to inspect its Collateral, premises or books and records and/or make photographs, copies or extracts of them, pursuant to Bank's reasonable request or to any document, agreement or instrument, (d) the occurrence of a material adverse change in the financial condition of the Obligor or of any Obligated Person, (e) the material suspension of any business of the Obligor or any Obligated Person, (f) the rendering against Obligor or any Obligated Person of one or more judgment(s), order(s), decree(s) and/or arbitration award(s) or the like (whether for the payment of money or injunctive or other relief) which alone or in the aggregate are material to such person, if they continue in effect for 30 days without being vacated, discharged, stayed, bonded, satisfied or performed, (g) the issuance or filing of any levy, restraint, warrant, process or order of attachment, seizure, garnishment or other lien, and/or the filing of a lien as a result thereof, against any Collateral or any material portion of the property of the Obligor or any Obligated Person, (h) the making by the Obligor or any Obligated Person of an assignment for the benefit of creditors, (i) the appointment of a trustee, receiver, custodian, committee, personal representative or the like for the Obligor or any Obligated Person, for any Collateral or for any material portion of the property of any of them, (j) any proceeding being commenced by or (unless dismissed or terminated within 30 days) against, or being authorized or consented to by, the Obligor or any Obligated Person under the law of any jurisdiction relating to bankruptcy, reorganization, arrangement, composition, readjustment of debt, insolvency, receivership, liquidation, dissolution, moratorium or other relief of financially distressed debtors, (k) any proceeding being commenced (unless dismissed or terminated within 30 days) against the Obligor or any Obligated Person under the law of any jurisdiction (i) relating to the enforcement of judgments or (ii) providing for forfeiture to, or condemnation, appropriation, seizure or taking possession of any Collateral or a material portion of Obligor's or any Obligated Person's property by, or on order of, any governmental authority, (l) the Obligor's or any Obligated Person's being charged with a felony by indictment, information or the like, (m) any representation, warranty or information in this Guaranty or in any document, agreement, instrument or financial or other statement of the Obligor or of any Obligated Person, delivered to the Bank by or on behalf of the Obligor or such Obligated Person, being or having been untrue or incomplete in any material respect when made or delivered, (n) the Bank's believing in good faith that the prospect of payment of any of the Obligor's Liabilities or Guarantor's Liabilities or of performance of any other obligations of any Obligated Party to the Bank is materially impaired, (o) the revocation or early termination of Obligor's or any Obligated Person's obligations (including but not limited to any Guarantor's Liabilities) to the Bank pursuant to any document, agreement or instrument, or the validity, binding effect or enforceability of any of such obligations or of any material portion of Collateral or of the Bank's security interest in any Collateral being challenged or questioned, whether or not by the institution of proceedings, (p) the Bank's believing in good faith at any time that the value, represented by the price readily available to the Bank at an immediate sale, of Collateral has declined for any reason below the minimum margin, above the aggregate Obligor's Liabilities to the Bank, which the Bank in its sole judgment shall deem satisfactory or adequate, (q) the Obligor's or any Obligated Person's material failure promptly to pay any taxes owed by it when due, including without limitation any tax due with respect to its Collateral or to a material portion of Obligor's or any Obligated Person's property, unless such tax is being duly and diligently contested in good faith by such Obligor or Obligated Person and such failure to pay such tax during such contest shall not give rise to a lien for such tax on such Collateral or such property, (r) the Obligor's or any Obligated Person's failing promptly to insure any of the Collateral in favor of and to the satisfaction of the Bank, (s) the loss, theft, disappearance, substantial damage, misuse, destruction, failure to maintain in good repair, sale, encumbrance, levy upon, seizure, attachment, or impairment of all or any material portion of the Collateral, or of any right of recourse or ability to enforce and/or collect against any person liable with respect to any Collateral, (t) the expulsion of Obligor or any Obligated Person from any exchange or self-regulatory organization or any loss, suspension, nonrenewal or invalidity of Obligor's or any Obligated Person's material license, permit, franchise, patent, copyright, trademark or the like, (u) any change in control of Obligor or any Obligated Person or any acquisition, merger or consolidation involving Obligor or any Obligated Person, unless the Obligor or Obligated Person involved shall be the surviving entity, (v) any change in the name of Obligor or any Obligated Person without prior notice to Bank.

12. Consequences of, and Remedies Upon, Event of Default; Deficiency Liability.

(a) Upon the occurrence of any Event of Default, the Bank (i) may under this Guaranty, at any time thereafter, without notice to the Obligor or any Obligated Person, treat as to Guarantor any or all of the Obligor's Liabilities, whether or not then due or accelerated, as if then immediately due and payable in full, (ii) shall then immediately be entitled to enforce Guarantor's Liabilities and/or make demand for payment on Guarantor, (iii) shall have all rights and remedies available to it by law or pursuant to any other document, and/or (iv) may do all such other acts and things as Bank may in its discretion deem necessary, appropriate or desirable to enforce and obtain the benefit of its rights under this Guaranty.

(b) In addition to and not in derogation of any such rights, the Bank shall have the right from time to time, without advertisement or demand upon or notice to the Obligor or any Obligated Person or right of redemption except as shall be required by applicable law and cannot be waived, to sell, re-sell, assign, transfer and deliver all or any part of the Guarantor's Property and/or Collateral at any brokers' board or exchange or at public or private sale, for cash or on credit or for future delivery.

In connection with any such sale, the Bank may grant options and may impose reasonable conditions, such as requiring any purchaser of any stock so sold to represent that such stock is purchased for investment purposes only. Upon each such sale the Bank, unless prohibited by applicable law which cannot be waived, may purchase all or any part of the property being sold, free from and discharged of all trusts, claims, right of redemption and equities of Guarantor.

In the case of each such sale, the Bank may deduct the costs and expenses of sale or delivery from the proceeds of sale and, after doing so, may apply any residue to pay any of Guarantor's Liabilities.

(c) The Bank's rights and remedies shall be cumulative. Subject to Paragraph 1(b), Guarantor shall continue to be liable for any deficiency, with interest.

13. Reimbursement of Bank's Costs and Expenses. Guarantor shall be liable to the Bank under this Guaranty for, and shall promptly on demand pay or reimburse the Bank for, any and all reasonable costs and expenses (including but not limited to attorneys' fees and disbursements) incurred by or for the Bank in connection with Guarantor's Liabilities, including but not limited to those for (a) any action taken (including but not limited to the obtaining of legal advice and counsel), whether or not by litigation, to enforce or collect-, to protect rights or interests with respect to-, to sell or deliver-, or to preserve-, any Guarantor's Property or any other Collateral of any type whatsoever, any Guarantor's Liabilities or any Obligor's Liabilities, (b) compliance with any legal process or any order or directive of any governmental authority with respect to Guarantor, (c) any litigation, administrative or other proceeding relating to Guarantor, and/or (d) any amendment, modification, extension or waiver with respect to this Guaranty or any of Guarantor's Liabilities.

* * *

14. **Reinstatement of Guaranty Upon Reversal of Payments Received.**

(a) Guarantor acknowledges that, whether under the United States Bankruptcy Code or otherwise, claims may be

ce[illegible]

made upon the Bank for repaym. or recovery of any amount or amounts received by the Bank in payment or on account of any of the Obligor's Liabilities and that the Bank may repay all or part of any such amount to or for the claimant by reason of (i) any decision, judgment, decree or order (together, "Decision") of any court, administrative body or arbitration forum having jurisdiction over the Bank or any of its property, or (ii) any settlement or compromise (together, "Settlement") of any such claim effected by the Bank with any such claimant (including but not limited to Obligor or any trustee or other fiduciary for the Obligor).

(b)In such event, Guarantor agrees that any such Decision or Settlement shall be binding upon Guarantor, and this Agreement and all Guarantor's Liabilities shall continue or, if not then in effect, shall be restored and reinstated, notwithstanding any expiration, termination, revocation, cancellation, return or destruction of this Guaranty or the reduction, cancellation or other discharge of any of Obligor's Liabilities or of any note or other instrument evidencing any of Obligor's Liabilities, and notwithstanding any release by Bank, upon payment of Obligor's Liabilities or otherwise, of any lien, pledge, mortgage or other security interest in Collateral or any impairment of Collateral or of any rights of recourse or any rights of subrogation, contribution or otherwise which Guarantor may at any time have or acquire. Guarantor shall be and remain liable to the Bank under this Guaranty for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Bank.

(c) In order to effectuate this paragraph, the Bank shall have no obligation to return this Guaranty to the Guarantor at any time even after payment in full of the Obligor's Liabilities or Guarantor's Liabilities or the revocation or termination of this Guaranty in whole or in part. Moreover, unless expressly released by the Bank in writing, Guarantor's Liabilities pursuant to this paragraph shall continue despite the cancellation, discharge, surrender or delivery of this Guaranty to Guarantor.

* * *

15. Tolling of Statute of Limitations. Any acknowledgement or new promise, whether by payment of principal or interest or otherwise, and whether by the Obligor or others (including Guarantor), with respect to any of the Obligor's Liabilities shall, if the statute of limitations in favor of Guarantor against the Bank shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.

16. Waivers by Bank. No failure or delay on the part of the Bank in exercising any of its rights or remedies under this Guaranty or under law, and no partial or single exercise of any of such rights or remedies, shall constitute a waiver of any provision of this Guaranty or of any of such rights or remedies. No waiver of any of the Bank's rights under this Guaranty or under law shall be deemed to be made by the Bank by any future action, course of dealing or otherwise, unless such waiver shall be in writing, duly signed on behalf of the Bank. Each such waiver, if any, shall apply only with respect to the specific instance involved and only to the extent expressly stated, and shall in no way impair the rights or remedies of the Bank or the obligations of Guarantor to the Bank in any other respect at that or at any other time.

17. No Oral Changes. This Guaranty cannot be changed or terminated orally.

18. Payment in U.S. Currency. Guarantor shall pay the unpaid amounts of the Obligor's Liabilities in U.S. currency and at the same place where such liabilities are payable by their terms.

19. Parties.

(a)The Guarantors, if more than one, shall be jointly and severally liable hereunder, and the term "Guarantor" wherever used in this Guaranty shall mean those signing below, as Guarantor, or any one or more of them. Anyone signing this Guaranty shall be bound by it, whether or not anyone else signs this Guaranty or undertakes any other obligation at any time.

(b) The term "Bank" includes the Bank's successors and assigns, any agent of the Bank acting for it, and, with respect to any Obligor's Liabilities, any holder at any time of any of the Obligor's Liabilities to which this Guaranty shall then apply, while such a holder. This Guaranty and any rights under it may be assigned or otherwise transferred by the Bank, in whole or in part, to any such holder.

(c)Any reference in this Guaranty to Guarantor, to the Obligor or to an Obligated Person shall include (i) any assignee or assignees, successor or successors to which all or substantially all of the business or assets of Guarantor, the Obligor or the Obligated Person, respectively, shall have been transferred directly or indirectly, (ii) any other corporation, firm or entity into or with which the Guarantor, the Obligor or the Obligated Person, respectively, shall have merged, consolidated or reorganized, (iii) any successor partnership(s) to Guarantor, the Obligor or the Obligated Person, respectively, and (iv) the heirs, executors, and legal representatives of Guarantor, the Obligor or the Obligated Person, respectively.

20. Governing Law; Jurisdiction; Service of Process. This Guaranty and the rights and obligations of the Bank and of Guarantor under this Guaranty shall be governed and construed in accordance with the internal laws of the State of New York without giving effect to conflict of laws principles. Guarantor submits to the non-exclusive jurisdiction of the federal and state courts in the State of New York with respect to any dispute arising under this Guaranty or relating to any of the Obligor's Liabilities. Service of process may be made on Guarantor by personal delivery at, or by mail addressed to, any address to which the Bank may address notices to Guarantor as set forth below or in any other manner permitted by law. If service of process is made by mail, such service shall be deemed to be effective and complete ten (10) days after the date of mailing. Any judicial proceeding shall take place in New York County.

21. Litigation Waivers. Guarantor waives the right to assert any counterclaim or set-off in any litigation brought to enforce the Bank's rights and remedies under this Guaranty. In connection with any litigation, Guarantor irrevocably waives any sovereign immunity that it may have or hereafter acquire, including but not limited to immunity form the jurisdiction of any court, from any legal process, from attachment prior to judgment, from attachment in aid of execution, from execution or otherwise.

22. Bank's Liability Limited. Neither the Bank, nor any director, officer, employee, attorney or agent of the Bank, shall be liable to Guarantor for any action taken or omitted to be taken in good faith by it or them pursuant to or in connection with this Guaranty, except for its or their own gross negligence or willful misconduct, or, solely to the extent required by law and not waivable, its or their own negligence. In any event, neither the Bank nor any of its directors, officers, employees, attorneys or agents shall have any liability for any special, consequential or punitive damages.

23. Notices. Any notice or communication in connection with this Guaranty shall be in writing and may be delivered personally or by telecopy or other electronic means of communication, or by nationally recognized overnight delivery service, or by registered or certified mail, return receipt requested. Any such notice or communication shall be addressed (a) to Guarantor as set forth below or to any other address that the Bank believes to be the address of Guarantor, and (b) to the Bank at 11-15 Union Square, New York, New York 10003, Attention: Credit Administration Department or to such other address(es) as may after the date of this Guaranty be designated by notice by Guarantor or the Bank, respectively. All such notices or other communications shall be deemed given when delivered personally or electronically or, if sent by overnight delivery service, one (1) business day after delivery, fees paid or arranged for at sender's expense, to the delivery service or, if mailed, five (5) business days after being mailed, postage prepaid, addressed as set forth above, except that notice of change of address shall be deemed to have been given when received.

24. Captions. Captions are for reference purposes only and shall not be deemed to modify , explain or limit the texts of this Guaranty to which they refer.

* * *

25. Waiver of Jury Trial. Guarantor waives, and delivers this Guaranty to the Bank on condition that, by its acceptance of this Guaranty, the Bank waives, the right to a jury trial with respect to any dispute arising under or in connection with this Guaranty or relating to any of the Obligor's Liabilities or Guarantor's Liabilities; any judicial proceeding with respect to any such dispute shall take

place without a jury.

* * *

26. Merger of Agreement. This Guaranty, Guarantor's *resolutions or other authorizing documents, if any, Guarantor's* Covenant, Warranty and Representation Letter, if any, any agreement by Guarantor giving the Bank a lien, security interest, mortgage, pledge or other interest, however denominated, as security in any Collateral, any other documents and/or written agreements delivered by or on behalf of Guarantor to the Bank concurrently with or in support or furtherance of this Guaranty, and any other agreement or document, as and to the extent expressly provided in this Guaranty, constitute the entire agreement between the Bank and the Guarantor with respect to the same or related subject matter and, except to the extent, if any as provided in this Guaranty, supersede any prior oral or written agreement regarding the same or related subject matter.

27. No Oral Representations or Agreements by the Bank. Guarantor acknowledges that the Bank has not made, and Guarantor is not relying on, any oral or other representation, covenant, commitment or agreement with or to Guarantor, except pursuant to any written document executed by the Bank.

28. No Representations of Nonenforcement. Guarantor acknowledges that no representative or agent of the Bank has represented or indicated that the Bank will not enforce any provision of this Guaranty or any provision of any document binding on Obligor or others in connection with any of the Obligor's Liabilities in the event of litigation or otherwise.

29. Name(s) of Obligor(s).

Obligor's Name(s): EV Rental Cars, LLC

Address: 5500 W Century Boulevard
Los Angeles, CA 90045

Dated: April 13th, 2006

AGREED TO:

GUARANTOR: Jeffrey Pink
[Seal]
(Signature) By: [signature] (L.S.)
(Print) Name: Jeffrey Pink
(Print) Title: [handwritten]

Guarantor's Address: 23845 Park Belmonte
Calabasas, CA 91302
Telephone number: (818) 223-9901
Fax number: (818) 223-1551
Soc. Sec. or Taxpayer ID No.: 369-56-4407

Individual Acknowledgment

STATE OF California)
) ss:
COUNTY OF Los Angeles)

On the 15 day of April, 2006, before me personally came Jeff Pink, to me known and known to me to be the individual(s) described in and who executed the foregoing document and he/she/they duly acknowledged to me that he/she/they executed the same.

[signature]
Gerald A. Richkind
Notary.

GERALD A. RICHKIND
COMM. #1556993
NOTARY PUBLIC CALIFORNIA
LOS ANGELES COUNTY
My Comm. Expires March 27, 2009

Exp. 27 March 2009

NP Draft of December 14, 2007

PLEDGE AND SECURITY AGREEMENT
dated as of ~~December~~ January [9], 2008

by and between

EV RENTAL CARS, LLC,
as the Grantor,

and

AMALGAMATED BANK,
as Secured Party

TABLE OF CONTENTS

[TO BE UPDATED]

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of ~~December~~ January [9], 2008 is entered into by and among (i) EV RENTAL CARS, LLC, a California limited liability company (the "Grantor"), and (ii) AMALGAMATED BANK (the "Secured Party").

RECITALS

A. Reference is made to that certain loan (the "Loan Facility") in the original principal aggregate amount of $11,000,000 evidenced and governed by the following documents entered into between the Grantor and the Secured Party: (i) Revolving (Grid) Promissory Note dated April 10, 2006 made by Grantor, in favor of Secured Part, as amended from time to time (the "Note"), (ii) an Accounts Receivable Continuing Security Agreement dated March 26, 2004, as amended from time to time (the "Old Security Agreement"), (iii) an Inventory Rider (Rider A) to Accounts Receivable Continuing Security Agreement also dated March 26, 2004 granting a lien on Grantor's personal property in respect of Grantor's Toyota Program Vehicles, and an Inventory Rider (Rider A) to Accounts Receivable Continuing Security Agreement dated August 11, 2004 granting a lien on Grantor's personal property in respect of Grantor's Honda Program Vehicles (collectively, as amended from time to time, the "Inventory Riders"), and (iv) Security Agreement (with Assignment of Rents and Leases) dated as of February 15, 2007 (as amended from time to time, the "New Security Agreement"; and together with the Old Security Agreement and the Inventory Riders, collectively the "Security Agreements"), (v) a certain Letter Agreement, dated as of April 10, 2006 (as amended from time to time, "Letter Agreement," together with the Loan Facility, the Note, the Security Agreement, and any and all related instruments and documents executed in connection therewith, are collectively referred to in this Agreement as the "Loan") pursuant to which the Secured Party has made the Loan to Grantor.

B. The parties now desire to amend and supplement the Security Agreements for purposes of securing the Loan, any other loans and advances the Secured Party may make to Grantor at any time, and all of Grantor's other indebtedness, liabilities and obligations of every nature to the Secured Party (collectively, the "Obligations"), pursuant to the terms and subject to the conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS; GRANT OF SECURITY.

1.1. Definitions. Any capitalized term used herein (including in the preamble, recitals, exhibits and schedules hereto) shall have the meaning ascribed to such term in this Section 1.1 and any capitalized term set forth in this Agreement but not defined in this Section 1.1 shall have the meaning ascribed thereto in the Loan. The incorporation by reference of terms defined in the Loan shall survive any termination of the Loan until this Agreement is terminated as provided in Section 11 hereof.

"Account" means "account" as defined in Article 9 of the UCC.

"Account Debtor" means "account debtor" as defined in Article 9 of the UCC.

"Agreement" means this Pledge and Security Agreement, dated as of ~~December~~ January [9], 2008, as it may be amended, supplemented or otherwise modified from time to time.

"Assigned Agreements" means all agreements and contracts to which a Grantor is a party as of the date hereof, or to which a Grantor becomes a party after the date hereof, including, without

limitation, each Material Contract, as each such agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the Loan.

"Bank" means "bank" as defined in Article 9 of the UCC.

"Cash Proceeds" is defined in Section 9.7 hereof.

"Certificated Security" means "certificated security" as defined in Article 8 of the UCC.

"Chattel Paper" means "chattel paper" as defined in Article 9 of the UCC.

"Collateral" is defined in Section 2.1 hereof.

"Collateral Account" means any account established by the Secured Party.

"Secured Party" is defined in the Preamble hereof.

"Collateral Records" means books, records, ledger cards, files, correspondence, customer lists, supplier lists, blueprints, technical specifications, manuals, computer software and related documentation, computer printouts, tapes, disks and other electronic storage media and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

"Collateral Support" means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

"Commodity Account" means "commodity account" as defined in Article 9 of the UCC.

"Commodity Contract" means "commodity contract" as defined in Article 9 of the UCC.

"Consignee" means "consignee" as defined in Article 9 of the UCC.

"Consignment" means "consignment" as defined in Article 9 of the UCC.

"Consignor" means "consignor" as defined in Article 9 of the UCC.

"Control" means: (i) with respect to any Deposit Accounts, control within the meaning of Section 9-104 of the UCC, (ii) with respect to any Securities Accounts, Security Entitlements, Commodity Contract or Commodity Account, control within the meaning of Section 9-106 of the UCC, (iii) with respect to any Uncertificated Securities, control within the meaning of Section 8-106(c) of the UCC, (iv) with respect to any Certificated Security, control within the meaning of Section 8-106(a) or (b) of the UCC, (v) with respect to any Electronic Chattel Paper, control within the meaning of Section 9-105 of the UCC, and (vi) with respect to any "transferable record" (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), control within the meaning of Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in the jurisdiction relevant to such transferable record.

"Copyright Licenses" means any and all agreements, licenses and covenants providing for the granting of any right in or to Copyrights or otherwise providing for a covenant not to sue (whether the applicable Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 5.2 hereof under the heading "Copyright Licenses" (as such schedule may be amended or supplemented from time to time).

"Copyrights" means all United States, and foreign copyrights (including Community designs), including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor including, without limitation, the registrations and applications required to be listed in Schedule 5.2 hereof under the heading "Copyrights" (as such schedule may be amended or supplemented from time to time), (ii) all extensions and renewals thereof, (iii) all rights corresponding thereto throughout the world, (iv) all rights to sue for past, present and future infringements thereof, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages and proceeds of suit.

"Deposit Account" means "deposit account" as defined in Article 9 of the UCC.

"Document" means "document" as defined in Article 9 of the UCC.

"Electronic Chattel Paper" means "electronic chattel paper" as defined in Article 9 of the UCC.

"Entitlement Order" means "entitlement order" as defined in Article 8 of the UCC.

"Equipment" means "equipment" as defined in Article 9 of the UCC.

"Excluded Asset" means any asset of any Grantor excluded from the security interest hereunder by virtue of Section 2.2 hereof but only to the extent, and for so long as, so excluded thereunder.

"Fixtures" means "fixtures" as defined in Article 9 of the UCC.

"General Intangibles" means "general intangible" as defined in Article 9 of the UCC.

"Goods" means "goods" as defined in Article 9 of the UCC.

"Grantor" is defined in the Preamble hereof.

"Indemnitee" means the Secured Party, its Affiliates and their respective officers, partners, directors, trustees, employees, agents.

"Instrument" means "instrument" as defined in Article 9 of the UCC.

"Inventory" means "inventory" as defined in Article 9 of the UCC.

"Insurance" means (i) all insurance policies covering any or all of the Collateral (regardless of whether the Secured Party is the loss payee thereof) and (ii) any key man life insurance policies.

"Intellectual Property" means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

"Intellectual Property Licenses" means, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses.

"Investment Accounts" means the Collateral Account, Securities Accounts, Commodities Accounts and Deposit Accounts.

"Investment Related Property" means: (i) all "investment property" (as such term is defined in Article 9 of the UCC) and (ii) all of the following (regardless of whether classified as investment property under the UCC): all Pledged Equity Interests, Pledged Debt, the Investment Accounts and certificates of deposit.

"Material Intellectual Property" means any Intellectual Property included in the Collateral which is material to the business of any Grantor or is otherwise of material value.

"Non-Assignable Contract" means any agreement, contract or license to which any Grantor is a party that by its terms purports to restrict or prevent the assignment or granting of a security interest therein (either by its terms or by any federal or state statutory prohibition or otherwise irrespective of whether such prohibition or restriction is enforceable under Section 9-406 through 409 of the UCC).

"Note" is defined in the Recitals hereof.

"Obligations" is defined in the Recitals hereof.

"Patent Licenses" means all agreements, licenses and covenants providing for the granting of any right in or to Patents or otherwise providing for a covenant not to sue (whether the applicable Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 5.2 hereof under the heading "Patent Licenses" (as such schedule may be amended or supplemented from time to time).

"Patents" means all United States and foreign patents and certificates of invention, or similar industrial property rights, and applications for any of the foregoing, including, but not limited to: (i) each patent and patent application required to be listed in Schedule 5.2 hereof under the heading "Patents" (as such schedule may be amended or supplemented from time to time), (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations thereof, (iii) all rights corresponding thereto throughout the world, (iv) all inventions and improvements described therein, (v) all rights to sue for past, present and future infringements thereof, (vi) all licenses, claims, damages, and proceeds of suit arising therefrom, and (vii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

"Payment Intangible" means "payment intangible" as defined in Article 9 of the UCC.

"Pledge Supplement" means any supplement to this Agreement in substantially the form of Exhibit A.

"Pledged Debt" means all indebtedness for borrowed money owed to any Grantor, whether or not evidenced by any Instrument, including, without limitation, all indebtedness described on Schedule 5.2 hereof under the heading "Pledged Debt" (as such schedule may be amended or supplemented from time to time), issued by the obligors named therein, the instruments, if any, evidencing such any of the foregoing, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the foregoing.

"Pledged Equity Interests" means all Pledged Stock, Pledged LLC Interests, Pledged Partnership Interests and any other participation or interests in any equity or profits of any business entity including, without limitation, any trust.

"Pledged LLC Interests" means all interests in any limited liability company and each series thereof including, without limitation, all limited liability company interests listed on Schedule 5.2 hereof under the heading "Pledged LLC Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such limited liability company interests and any interest of any Grantor on the books and records of such limited liability company or on the books and

records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such limited liability company interests.

"Pledged Partnership Interests" means all interests in any general partnership, limited partnership, limited liability partnership or other partnership including, without limitation, all partnership interests listed on Schedule 5.2 hereof under the heading "Pledged Partnership Interests" (as such schedule may be amended or supplemented from time to time) and the certificates, if any, representing such partnership interests and any interest of any Grantor on the books and records of such partnership or on the books and records of any securities intermediary pertaining to such interest and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such partnership interests.

"Pledged Stock" means all shares of capital stock owned by any Grantor, including, without limitation, all shares of capital stock described on Schedule 5.2 hereof under the heading "Pledged Stock" (as such schedule may be amended or supplemented from time to time), and the certificates, if any, representing such shares and any interest of any Grantor in the entries on the books of the issuer of such shares or on the books of any securities intermediary pertaining to such shares, and all dividends, distributions, cash, warrants, rights, options, instruments, securities and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares.

"Proceeds" means "proceeds" as defined in Article 9 of the UCC.

"Receivables" means all rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, including, without limitation all such rights constituting or evidenced by any Account, Chattel Paper, Instrument, General Intangible or Investment Related Property, together with all of Grantor's rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Receivables Records.

"Receivables Records" means (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of any Grantor or any computer bureau or agent from time to time acting for such Grantor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors, secured parties or agents thereof, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

"Record" means "record" as defined in Article 9 of the UCC.

"Secured Obligations" is defined in Section 3.1 hereof.

"Secured Party" is defined in the Preamble hereof.

"Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible,

subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

"Securities Account" means "securities account" as defined in Article 8-501 of the UCC.

"Securities Intermediary" means "securities intermediary" as defined in Article 8 of the UCC.

"Security Certificate" means "security certificate" as defined in Article 8 of the UCC.

"Security Entitlement" means "security entitlement" as defined in Article 8 of the UCC.

"Supporting Obligations" means "supporting obligation" as defined in Article 9 of the UCC.

"Tangible Chattel Paper" means "tangible chattel paper" as defined in Article 9 of the UCC.

"Trademark Licenses" means any and all agreements, licenses and covenants providing for the granting of any right in or to Trademarks or otherwise providing for a covenant not to sue or permitting co-existence (whether the applicable Grantor is licensee or licensor thereunder) including, without limitation, each agreement required to be listed in Schedule 5.2 hereof under the heading "Trademark Licenses" (as such schedule may be amended or supplemented from time to time).

"Trademarks" means all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to: (i) the registrations and applications referred to in Schedule 5.2 hereof under the heading "Trademarks"(as such schedule may be amended or supplemented from time to time), (ii) all extensions or renewals of any of the foregoing, (iii) all of the goodwill of the business connected with the use of and symbolized by the foregoing, (iv) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (v) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

"Trade Secret Licenses" means any and all agreements providing for the granting of any right in or to Trade Secrets (whether the applicable Grantor is licensee or licensor thereunder) including, without limitation, each agreement referred to in Schedule 5.2 hereof under the heading "Trade Secret Licenses" (as such schedule may be amended or supplemented from time to time).

"Trade Secrets" means all trade secrets and all other confidential or proprietary information and know-how whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret, and (ii) all Proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

"UCC" means the Uniform Commercial Code as in effect from time to time in the State of California; provided that if by reason of mandatory provisions of law, the perfection, the effect of perfection or non-perfection or the priority of the security interests of the Secured Party in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of California, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection, priority or remedies.

"Uncertificated Security" means "uncertificated security" as defined in Article 8 of the UCC.

"United States" means the United States of America.

1.2. Interpretation. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. References herein to any Section, Appendix, Schedule or Exhibit shall be to a Section, an Appendix, a Schedule or an Exhibit, as the case may be, hereof unless otherwise specifically provided. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The terms lease and license shall include sub-lease and sub-license, as applicable. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

SECTION 2. GRANT OF SECURITY.

2.1. Grant of Security. Grantor hereby assigns, transfers, and grants to the Secured Party a security interest in and continuing lien on all of such Grantor's right, title and interest in, to and under all personal property of such Grantor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (all of which being hereinafter collectively referred to as the "Collateral"):

(a) Accounts;

(b) Chattel Paper;

(c) Documents;

(d) Equipment (including all automotive vehicles);

(e) General Intangibles;

(f) Goods;

(g) Instruments;

(h) Insurance;

(i) Intellectual Property;

(j) Inventory;

(k) Investment Related Property (including, without limitation, Deposit Accounts);

(l) bank accounts, and all funds held therein;

(m) Receivables and Receivable Records;

(n) to the extent not otherwise included above, all other personal property of any kind and all Collateral Records, Collateral Support and Supporting Obligations relating to any of the foregoing; and

(o) to the extent not otherwise included above, all Proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

2.2. Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 2.1 hereof attach to (a) any lease, license, contract or agreement to which any Grantor is a party or any of its rights or interests thereunder if and for so long as the grant of such security interest shall constitute or result in (i) the abandonment, invalidation or unenforceability of any right, title or interest of any Grantor therein or (ii) in a breach, default or termination pursuant to the terms thereof, other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that that the Collateral shall include (and such security interest shall attach) immediately at such time as the condition causing such abandonment, invalidation or unenforceability shall be remedied and to the extent severable, shall attach immediately to any portion of such lease, license, contract or agreement that does not result in any of the consequences specified in (i) or (ii) above; provided, further, that the exclusions referred to in clause (a) of this Section 2.2 shall not include any Proceeds from the disposition of Receivables or any Money or other amounts due or that become due under any such lease, license, contract or agreement; or (b) any intent-to-use trademark application prior to the filing of a "Statement of Use" or "Amendment to Allege Use" with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law.

SECTION 3. SECURITY FOR OBLIGATIONS; GRANTOR REMAINS LIABLE.

3.1. Security for Obligations. This Agreement secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), of all Obligations with respect to Grantor (the "Secured Obligations").

3.2. Continuing Liability Under Collateral. Notwithstanding anything herein to the contrary, (a) Grantor shall remain liable for all obligations under the Collateral and nothing contained herein is intended or shall be a delegation of duties to the Secured Party, (b) Grantor shall remain liable under each of the agreements included in the Collateral to perform all of the obligations undertaken by it thereunder all in accordance with and pursuant to the terms and provisions thereof and the Secured Party shall not have any obligation or liability under any of such agreements by reason of or arising out of this Agreement or any other document related thereto nor shall the Secured Party have any obligation to make any inquiry as to the nature or sufficiency of any payment received by it or have any obligation to take any action to collect or enforce any rights under any agreement included in the Collateral, and (c) the exercise by the Secured Party of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral.

SECTION 4. CERTAIN PERFECTION REQUIREMENTS.

4.1. Delivery Requirements.

(a) With respect to any Certificated Securities included in the Collateral, Grantor shall deliver to the Secured Party the Security Certificates evidencing such Certificated Securities duly endorsed by an effective endorsement (within the meaning of Section 8-107 of the UCC), or accompanied by share transfer powers or other instruments of transfer duly endorsed by such an effective endorsement, in each case, to the Secured Party or in blank.

(b) With respect to any Instruments or Tangible Chattel Paper included in the Collateral, Grantor shall deliver to the Secured Party all such Instruments (including the Notes Receivables) or Tangible Chattel Paper to the Secured Party duly endorsed in blank.

4.2. Control Requirements.

(a) With respect to any Deposit Accounts, Securities Accounts, Security Entitlements, Commodity Accounts and Commodity Contracts included in the Collateral, Grantor shall ensure that the Secured Party has Control thereof. With respect to any Securities Accounts or Securities Entitlements, such Control shall be accomplished by the applicable Grantor causing the Securities Intermediary maintaining such Securities Account or Security Entitlement to enter into a Securities Account Control Agreement substantially in the form of Exhibit C hereto (or such other agreement in form and substance reasonably satisfactory to the Secured Party) pursuant to which the Securities Intermediary shall agree to comply with the Secured Party's Entitlement Orders without further consent by such Grantor. With respect to any Deposit Account, Grantor shall cause the depositary institution maintaining such account to enter into a Deposit Account Control Agreement substantially in the form of Exhibit D hereto (or such other agreement in form and substance reasonably satisfactory to the Secured Party), pursuant to which the Bank shall agree to comply with the Secured Party's instructions with respect to disposition of funds in the Deposit Account without further consent by such Grantor. With respect to any Commodity Accounts or Commodity Contracts Grantor shall cause Control in favor of the Secured Party in a manner reasonably acceptable to the Secured Party.

(b) With respect to any Uncertificated Security included in the Collateral (other than any Uncertificated Securities credited to a Securities Account), Grantor shall cause the issuer of such Uncertificated Security to either (i) register the Secured Party as the registered owner thereof on the books and records of the issuer or (ii) execute an Uncertificated Securities Control Agreement substantially in the form of Exhibit B hereto (or such other agreement in form and substance reasonably satisfactory to the Secured Party), pursuant to which such issuer agrees to comply with the Secured Party's instructions with respect to such Uncertificated Security without further consent by such Grantor.

(c) With respect any Electronic Chattel Paper or "transferable record" (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) included in the Collateral, the applicable Grantor shall ensure that the Secured Party has Control thereof.

4.3. Intellectual Property Recording Requirements.

(a) In the case of any Material Intellectual Property consisting of U.S. Patents and Patent Licenses in respect of U.S. Patents for which any Grantor is the licensee, the applicable Grantor shall execute and deliver to the Secured Party an Intellectual Property Security Agreement in substantially the form of Exhibit E hereto (or a supplement thereto) covering all such Patents and Patent Licenses in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Secured Party.

(b) In the case of any Material Intellectual Property consisting of U.S. Trademarks and Trademark Licenses in respect of U.S. Trademarks for which any Grantor is the licensee, the applicable Grantor shall execute and deliver to the Secured Party an Intellectual Property Security Agreement in substantially the form of Exhibit E hereto (or a supplement thereto) covering all such Trademarks and Trademark Licenses in appropriate form for recordation with the U.S. Patent and Trademark Office with respect to the security interest of the Secured Party.

(c) In the case of any Material Intellectual Property consisting of registered U.S. Copyrights and Copyright Licenses in respect of U.S. Copyrights for which any Grantor is the licensee, the applicable Grantor shall execute and deliver to the Secured Party an Intellectual Property Security Agreement in substantially the form of Exhibit E hereto (or a supplement thereto) covering all such Copyright and Copyright Licenses is in appropriate form for recordation with the U.S. Copyright Office with respect to the security interest of the Secured Party.

4.4. Automotive Vehicles With respect to any automotive vehicle included in the Collateral, Grantor shall cause a lien on the Certificate of Title of each such automotive vehicle to be immediately

filed with the respective department of motor vehicles for each automotive vehicle acquired by a Grantor as of, or subsequent to, the date hereof.

4.5. Timing and Notice. With respect to any Collateral in existence as of the date hereof, Grantor shall comply with the requirements of this Section 4 on the date hereof and with respect to any Collateral hereafter owned or acquired, such Grantor shall comply with such requirements within ten days of such Grantor acquiring rights therein. Grantor shall promptly inform the Secured Party of its acquisition of any Collateral for which any action is required by this Section 4.

SECTION 5. REPRESENTATIONS AND WARRANTIES.

Grantor hereby represents and warrants to the Secured Party as of the date hereof that:

5.1. Grantor Information & Status.

(a) Schedule 5.1 hereof (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings: (1) the full legal name of Grantor, (2) all trade names or other names under which such Grantor currently conducts business, (3) the type of organization of such Grantor, (4) the jurisdiction of organization of such Grantor, (5) its organizational identification number, if any, and (6) the jurisdiction and location where the chief executive office or its sole place of business is located.

(b) Except as provided on Schedule 5.1(B) hereof (as such schedule may be amended or supplemented from time to time), no Grantor has changed its name, jurisdiction of organization, chief executive office or sole place of business (or principal residence if such Grantor is a natural person) or its corporate structure in any way (e.g., by merger, consolidation, change in corporate form or otherwise) and has not done business under any other name, in each case, within the past five years.

(c) No Grantor has within the last five years become bound (whether as a result of merger or otherwise) as a debtor under a security agreement entered into by another Person, which has not heretofore been terminated.

(d) Grantor has been duly organized and is validly existing as an entity of the type as set forth opposite such Grantor's name on Schedule 5.1(A) hereof (as such schedule may be amended or supplemented from time to time) solely under the laws of the jurisdiction as set forth opposite such Grantor's name on Schedule 5.1(A) hereof (as such schedule may be amended or supplemented from time to time) and remains duly existing as such. No Grantor has filed any certificates of dissolution or liquidation, any certificates of domestication, transfer or continuance in any other jurisdiction.

5.2. Collateral Identification, Special Collateral.

(a) Schedule 5.2 hereof (as such schedule may be amended or supplemented from time to time) sets forth under the appropriate headings all of Grantor's: (1) Deposit Accounts, (2) Pledged Equity Interests, (3) Pledged Debt, (4) Securities Accounts, (5) Commodity Contracts and Commodity Accounts, (6) all registrations of and applications for Patents, Trademarks, and Copyrights owned by such Grantor, (7) all Patent Licenses, Trademark Licenses, Trade Secret Licenses and Copyright Licenses constituting Material Intellectual Property, (8) the name and address of any warehouseman, bailee or other third party in possession of any Inventory, Equipment and other tangible personal property, and (9) Material Contracts. Grantor shall supplement such schedules as necessary to ensure that such schedules are accurate on each Credit Date.

(b) All information supplied by any Grantor with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is accurate and complete in all material respects.

(c) All personal property included in the Collateral is located in the United States.

(d) No Excluded Asset is material to the business of any Grantor.

5.3. Ownership of Collateral and Absence of Other Liens.

(a) Grantor owns each item of the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired (including by way of lease or license), will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons, including, without limitation, liens arising as a result of such Grantor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person other than, in the case of priority only, any Permitted Liens. Grantor has the corporate power and authority to grant the security interest in the Collateral provided for in section 2.1 hereof.

(b) Other than any financing statements filed in favor of the Secured Party, no effective financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements for which duly authorized proper termination statements have been delivered to the Secured Party for filing and (y) financing statements filed in connection with Permitted Liens. Other than the Secured Party and any automatic control in favor of a Bank, Securities Intermediary or Commodity Intermediary maintaining a Deposit Account, Securities Account or Commodity Contract, no Person is in Control of any Collateral.

5.4. Status of Security Interest.

(a) Upon the filing of financing statements naming Grantor as "debtor" and the Secured Party as "secured party" and describing the Collateral in the filing offices set forth opposite such Grantor's name on Schedule 5.1(E) hereof (as such schedule may be amended or supplemented from time to time), the security interest of the Secured Party in all Collateral that can be perfected by the filing of a financing statement under the Uniform Commercial Code as in effect in any jurisdiction will constitute a valid, perfected, First Priority Lien with respect to Collateral enforceable in accordance with the terms hereof against all creditors of such Grantor and any person purporting to purchase any Collateral from such Grantor. Each agreement purporting to give the Secured Party Control over any Collateral is effective to establish the Secured Party's Control of the Collateral subject thereto.

(b) To the extent perfection or priority of the security interest therein is not subject to Article 9 of the UCC, upon recordation of the security interests granted hereunder in Patents, Trademarks, Copyrights and exclusive Copyright Licenses in the applicable intellectual property registries, including but not limited to the United States Patent and Trademark Office and the United States Copyright Office, the security interests granted to the Secured Party hereunder shall constitute valid, perfected, First Priority Liens.

(c) No authorization, consent, approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other Person is required for either (i) the pledge or grant by any Grantor of the Liens purported to be created in favor of the Secured Party hereunder or (ii) the exercise by the Secured Party of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (a) above and (B) as may be required, in connection with the disposition of any Investment Related Property, by laws generally affecting the offering and sale of Securities.

(d) Grantor is in compliance with its obligations under Section 4 hereof.

5.5. Goods & Receivables.

(a) Each Receivable (i) is and will be the legal, valid and binding obligation of the Account Debtor in respect thereof, representing an unsatisfied obligation of such Account Debtor, (ii) is and will be enforceable in accordance with its terms, (iii) is not and will not be subject to any credits, rights of recoupment, setoffs, defenses, taxes, counterclaims (except with respect to refunds, returns and allowances in the ordinary course of business with respect to damaged merchandise) and (iv) is and will be in compliance with all applicable laws, whether federal, state, local or foreign.

(b) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Secured Party.

(c) None of the Account Debtors in respect of any Receivable is the government of the United States, any agency or instrumentality thereof, any state or municipality or any foreign sovereign. No Receivable requires the consent of the Account Debtor in respect thereof in connection with the security interest hereunder, except any consent which has been obtained.

(d) Any Goods now or hereafter produced by any Grantor included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended, and the rules and regulations promulgated thereunder.

(e) All of the Equipment and Inventory included in the Collateral shall be kept at the locations specified in Schedule 5.5 hereof (as such schedule may be amended or supplemented from time to time).

5.6. <u>Pledged, Equity Interests, Investment Related Property</u>.

(a) The applicable Grantor is the record and beneficial owner of the Pledged Equity Interests free of all Liens, rights or claims of other Persons and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any Pledged Equity Interests.

(b) No consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of the Secured Party in any Pledged Equity Interests or the exercise by the Secured Party of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof except such as have been obtained.

(c) Each of the Pledged Debt constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar language relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or law) and an implied covenant of good faith and fair dealing.

(d) There are no outstanding options, warrants or other agreements granting any Person the right to purchase any of the Pledged Equity Interests.

(e) All Instruments (including the Notes Receivables), Certificated Securities or Chattel Paper evidencing a Collateral are either being delivered to the Secured Party hereto or have been previously delivered to the Secured Party, in each case, duly endorsed in a manner satisfactory to the Secured Party, to be held as Collateral pursuant to this Agreement.

5.7. <u>Intellectual Property</u>.

(a) The applicable Grantor is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property listed on Schedule 5.2 hereof (as such schedule may be

amended or supplemented from time to time), and owns or has the valid right to use and, where such Grantor does so, sublicense others to use, all other Intellectual Property used in or necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for, in the case of priority only, Permitted Liens and the licenses set forth on Schedule 5.2 hereof (as each may be amended or supplemented from time to time).

(b) All Material Intellectual Property is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, nor, in the case of Patents, is any of the Intellectual Property the subject of a reexamination proceeding, and Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Copyrights, Patents and Trademarks constituting Material Intellectual Property in full force and effect.

(c) All Material Intellectual Property is valid and enforceable; no holding, decision, ruling, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity or scope of, the applicable Grantor's right to register, or such Grantor's rights to own or use, any Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor's knowledge, threatened.

(d) All registrations and applications for Copyright registrations, Patents and Trademark registrations are standing in the name of the applicable Grantor, and none of the Trademarks, Patents, Copyrights or Trade Secrets has been licensed by any Grantor to any Affiliate or third party, except as disclosed in Schedule 5.2 hereof (as each may be amended or supplemented from time to time), and all exclusive Copyright Licenses constituting Material Intellectual Property have been properly recorded in the U.S. Copyright Office.

(e) No Grantor has made a previous assignment, sale, transfer, exclusive license or agreement constituting a present or future assignment, sale, transfer, exclusive license or agreement of any Material Intellectual Property that has not been terminated or released.

(f) Grantor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights constituting Material Intellectual Property.

(g) Grantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral and has taken all action necessary to insure that all licensees of the Trademark Collateral owned by such Grantor use such adequate standards of quality.

(h) No conduct of any Grantor's business infringes upon or misappropriates or otherwise violates any trademark, patent, copyright, trade secret or other intellectual property right of any other Person; no claim has been made that the use of any Material Intellectual Property owned or used by any Grantor (or any of its respective licensees) infringes upon, misappropriates or otherwise violates the asserted rights of any other Person, and no demand that any Grantor enter into a license or co-existence agreement has been made but not resolved.

(i) To the best of Grantor's knowledge, no other Person is infringing upon, misappropriating or otherwise violating any rights in any Material Intellectual Property owned, licensed or used by such Grantor, or any of its respective licensees.

(j) No settlement or consents, covenants not to sue, co-existence agreements, non-assertion assurances, or releases have been entered into by any Grantor or binds any Grantor in a manner that could adversely affect any Grantor's rights to own, license or use any Material Intellectual Property.

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5.8. Material Contracts. No Material Contract prohibits assignment or requires consent of or notice to any Person in connection with the assignment to the Secured Party hereunder, except such as has been given or made or is currently sought pursuant to Section 6.8 (a) hereof.

SECTION 6. COVENANTS AND AGREEMENTS.

Grantor hereby covenants and agrees that:

6.1. Grantor Information & Status. Without limiting any prohibitions or restrictions on mergers or other transactions set forth in the Loan, Grantor shall not change its name, identity, corporate structure (e.g. by merger, consolidation, change in corporate form or otherwise), sole place of business (or principal residence if such Grantor is a natural person), chief executive office, type of organization or jurisdiction of organization or establish any trade names unless it has (a) notified the Secured Party in writing at least 30 days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business (or principal residence if such Grantor is a natural person), chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as the Secured Party may reasonably request and (b) taken all actions necessary or advisable to maintain the continuous validity, perfection and the same or better priority of the Secured Party's security interest in the Collateral granted or intended to be granted and agreed to hereby, which in the case of any merger or other change in corporate structure shall include, without limitation, executing and delivering to the Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, upon completion of such merger or other change in corporate structure confirming the grant of the security interest hereunder.

6.2. Collateral Identification; Special Collateral. In the event that any Grantor hereafter acquires any Collateral of a type described in Section 5.2 hereof, it shall promptly notify the Secured Party in writing and take such actions and execute such documents and make such filings all at such Grantor's expense as the Secured Party may reasonably request in order to ensure that the Secured Party has a valid, perfected, first priority security interest in such Collateral.

6.3. Ownership of Collateral and Absence of Other Liens.

(a) Except for the security interest created by this Agreement, Grantor shall neither create nor suffer to exist any Lien upon or with respect to any of the Collateral, other than Permitted Liens, and Grantor shall defend the Collateral against all Persons at any time claiming any interest therein.

(b) Upon any Grantor or any officer of such Grantor obtaining knowledge thereof, it shall promptly notify the Secured Party in writing of any event that may have a Material Adverse Effect on the value of the Collateral or any portion thereof, the ability of any Grantor or the Secured Party to dispose of the Collateral or any portion thereof, or the rights and remedies of the Secured Party in relation thereto, including, without limitation, the levy of any legal process against the Collateral or any portion thereof.

(c) No Grantor shall sell, transfer or assign (by operation of law or otherwise) or exclusively license to another Person any Collateral except as otherwise permitted by the Loan.

6.4. Status of Security Interest.

(a) Subject to the limitations set forth in subsection (b) of this Section 6.4, Grantor shall maintain the security interest of the Secured Party hereunder in all Collateral as valid, perfected, First Priority Liens.

(b) Notwithstanding the foregoing, no Grantor shall be required to take any action to perfect any Collateral that can only be perfected by (i) Control or (ii) federal or foreign filings with respect to Intellectual Property.

6.5. Goods & Receivables.

(a) No Grantor shall deliver any Document evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the Goods evidenced therefor or the Secured Party.

(b) If any Equipment or Inventory is in possession or control of any warehouseman, bailee or other third party (other than a Consignee under a Consignment for which a Grantor is the Consignor), Grantor shall join with the Secured Party in notifying the third party of the Secured Party's security interest and obtaining an acknowledgment from the third party that it is holding the Equipment and Inventory for the benefit of the Secured Party and will permit the Secured Party to have access to Equipment or Inventory for purposes of inspecting such Collateral or, following an Event of Default, to remove same from such premises if the Secured Party so elects; and with respect to any Goods subject to a Consignment for which such Grantor is the Consignor, such Grantor shall file appropriate financing statements against the Consignee and take such other action as may be necessary to ensure that such Grantor has a first priority perfected security interest in such Goods.

(c) Grantor shall keep the Equipment, Inventory and any Documents evidencing any Equipment and Inventory in the locations specified on Schedule 5.5 hereof (as such schedule may be amended or supplemented from time to time) unless it has notified the Secured Party in writing, by executing and delivering to the Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with all Supplements to Schedules thereto, at least 30 days prior to any change in locations, identifying such new locations and providing such other information in connection therewith as the Secured Party may reasonably request.

(d) Grantor shall keep and maintain at its own cost and expense satisfactory and complete records of the Receivables, including, but not limited to, the originals of all documentation with respect to all Receivables and records of all payments received and all credits granted on the Receivables, all merchandise returned and all other dealings therewith.

(e) Other than in the ordinary course of business (i) no Grantor shall amend, modify, terminate or waive any provision of any Receivable in any manner which could reasonably be expected to have a Material Adverse Effect on the value of such Receivable; (ii) following and during the continuation of an Event of Default, no Grantor shall (w) grant any extension or renewal of the time of payment of any Receivable, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Receivable for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon.

(f) The Secured Party has the right at any time to notify, or require any Grantor to notify, any Account Debtor of the Secured Party's security interest in the Receivables and any Supporting Obligation and, in addition, at any time following the occurrence and during the continuation of an Event of Default, the Secured Party may: (i) direct the Account Debtors under any Receivables to make payment of all amounts due or to become due to such Grantor thereunder directly to the Secured Party; (ii) notify, or require any Grantor to notify, each Person maintaining a lockbox or similar arrangement to which Account Debtors under any Receivables have been directed to make payment to remit all amounts representing collections on checks and other payment items from time to time sent to or deposited in such lockbox or other arrangement directly to the Secured Party; and (iii) enforce, at the expense of such Grantor, collection of any such Receivables and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. If the Secured Party notifies any Grantor that it has elected to collect the Receivables in accordance with the preceding sentence, any payments of Receivables received by such Grantor shall be forthwith (and in any event within two Business Days) deposited by such Grantor in the exact form received, duly endorsed by such

Grantor to the Secured Party if required, in the Collateral Account maintained under the sole dominion and control of the Secured Party, and until so turned over, all amounts and proceeds (including checks and other instruments) received by such Grantor in respect of the Receivables, any Supporting Obligation or Collateral Support shall be received in trust for the benefit of the Secured Party hereunder and shall be segregated from other funds of such Grantor and such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, or release wholly or partly any Account Debtor or obligor thereof, or allow any credit or discount thereon.

6.6. Pledged Equity Interests, Investment Related Property.

(a) Dividends, Interest or Distributions. Except as provided in the next sentence, in the event such Grantor receives any dividends, interest or distributions on any Pledged Equity Interest or other Investment Related Property, upon the merger, consolidation, liquidation or dissolution of any issuer of any Pledged Equity Interest or Investment Related Property, then (i) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (ii) such Grantor shall immediately take all steps, if any, necessary or advisable to ensure the validity, perfection, priority and, if applicable, control of the Secured Party over such Investment Related Property (including, without limitation, delivery thereof to the Secured Party) and pending any such action such Grantor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Secured Party and shall segregate such dividends, distributions, Securities or other property from all other property of such Grantor. Notwithstanding the foregoing, so long as no Event of Default has occurred and be continuing, the Secured Party authorizes Grantor to retain all ordinary cash dividends and distributions paid in the normal course of the business of the issuer and consistent with the past practice of the issuer and all scheduled payments of interest.

(b) Voting.

(i) So long as no Event of Default has occurred and be continuing, except as otherwise provided under the covenants and agreements relating to Investment Related Property in this Agreement or elsewhere herein or in the Loan, Grantor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Related Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Loan; provided that no Grantor shall exercise or refrain from exercising any such right if the Secured Party has notified such Grantor that, in the Secured Party's reasonable judgment, such action would have a Material Adverse Effect on the value of the Investment Related Property or any part thereof; and provided, further, that such Grantor shall give the Secured Party at least five Business Days' prior written notice of the manner in which it intends to exercise, or the reasons for refraining from exercising, any such right; it being understood, however, that neither the voting by such Grantor of any Pledged Stock for, or such Grantor's consent to, the election of directors (or similar governing body) at a regularly scheduled annual or other meeting of stockholders or with respect to incidental matters at any such meeting, nor such Grantor's consent to or approval of any action otherwise permitted under this Agreement and the Loan, shall be deemed inconsistent with the terms of this Agreement or the Loan within the meaning of this Section 6.6(b)(i) and no notice of any such voting or consent need be given to the Secured Party.

(ii) Upon the occurrence and during the continuation of an Event of Default and upon two Business Days' prior written notice from the Secured Party to such Grantor of the Secured Party's intention to exercise such rights:

(1) all rights of Grantor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in the Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; and

(2) in order to permit the Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (A) Grantor shall promptly execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies, dividend payment orders and other instruments as the Secured Party may from time to time reasonably request and (B) Grantor acknowledges that the Secured Party may utilize the power of attorney set forth in Section 8.1 hereof.

(iii) Except as expressly permitted by the Loan, without the prior written consent of the Secured Party, no Grantor shall vote to enable or take any other action to: (1) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that materially changes the rights of such Grantor with respect to any Investment Related Property or adversely affects the validity, perfection or priority of the Secured Party's security interest, (2) permit any issuer of any Pledged Equity Interest to issue any additional stock, partnership interests, limited liability company interests or other equity interests of any nature or to issue securities convertible into or granting the right of purchase or exchange for any stock or other equity interest of any nature of such issuer, (3) other than as permitted under the Loan, permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of their assets, (4) waive any default under or breach of any terms of organizational document relating to the issuer of any Pledged Equity Interest or the terms of any Pledged Debt, or (5) cause any issuer of any Pledged Partnership Interests or Pledged LLC Interests which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such Pledged Partnership Interests or Pledged LLC Interests to be treated as securities for purposes of the UCC; provided that, notwithstanding the foregoing, if any issuer of any Pledged Partnership Interests or Pledged LLC Interests takes any such action in violation of the foregoing in this clause (6), such Grantor shall promptly notify the Secured Party in writing of any such election or action and, in such event, shall take all steps necessary or advisable to establish the Secured Party's "control" thereof; and

(iv) Except as expressly permitted by the Loan, without the prior written consent of the Secured Party, no Grantor shall permit any issuer of any Pledged Equity Interest to merge or consolidate unless (1) such issuer creates a security interest that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, (2) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder and no cash, securities or other property is distributed in respect of the outstanding equity interests of any other constituent Grantor; and (3) the Grantor promptly complies with the delivery and control requirements of Section 4 hereof.

6.7. Intellectual Property.

(a) No Grantor shall do any act or omit to do any act whereby any of the Material Intellectual Property which is material to the business of such Grantor or which is of material value may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein.

(b) No Grantor shall, with respect to any Trademarks constituting Material Intellectual Property, cease the use of any of such Trademarks or fail to maintain the level of the quality of products sold and services rendered under any of such Trademark at a level at least substantially consistent with the quality of such products and services as of the date hereof, and Grantor shall take all steps necessary to insure that licensees of such Trademarks use such consistent standards of quality.

(c) Grantor shall, within 30 days of the creation or acquisition or exclusive license of any Copyrightable work which is material to the business of Grantor or otherwise of material value, apply

to register the Copyright and, in the case of an exclusive Copyright License, record such license, in the United States Copyright Office.

(d) Grantor shall promptly notify the Secured Party if it knows or has reason to know that any item of Material Intellectual Property may become (i) abandoned or dedicated to the public or placed in the public domain, (ii) invalid or unenforceable, (iii) subject to any adverse determination or development (including the institution of proceedings) in any action or proceeding in the United States Patent and Trademark Office, the United States Copyright Office, any state registry, any foreign counterpart of the foregoing, or any court or (iv) be the subject of any reversion or termination rights.

(e) Grantor shall take all reasonable steps in the United States Patent and Trademark Office, the United States Copyright Office, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by or exclusively licensed to any Grantor which is now or shall become included as Material Intellectual Property in Schedule 5.2 hereof (as each may be amended or supplemented from time to time).

(f) Grantor shall hereafter use best efforts so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could or might in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Grantor's rights and interests in any property included within the definitions of any Material Intellectual Property acquired under such contracts.

6.8. Non-Assignable Contracts. Grantor shall, within 30 days of the date hereof with respect to any Material Contract that is a Non-Assignable Contract (other than any Material Contract which constitutes an Account, Chattel Paper or Payment Intangible of such Grantor) in effect on the date hereof and within 30 days after entering into any Material Contract that is a Non-Assignable Contract after the Closing Date, request in writing the consent of the counterparty or counterparties to such Non-Assignable Contract pursuant to the terms of such Non-Assignable Contract or applicable law to the assignment or granting of a security interest in such Non-Assignable Contract to Secured Party and use its best efforts to obtain such consent as soon as practicable thereafter.

SECTION 7. ACCESS; RIGHT OF INSPECTION AND FURTHER ASSURANCES.

7.1. Access; Right of Inspection. The Secured Party shall at all times have full and free access during normal business hours to all the books, correspondence and records of Grantor, and the Secured Party and its representatives may examine the same, take extracts therefrom and make photocopies thereof, and Grantor agrees to render to the Secured Party, at such Grantor's cost and expense, such clerical and other assistance as may be reasonably requested with regard thereto. The Secured Party and its representatives shall at all times also have the right to enter any premises of Grantor and inspect any property of Grantor where any of the Collateral of such Grantor granted pursuant to this Agreement is located for the purpose of inspecting the same, observing its use or otherwise protecting its interests therein.

7.2. Further Assurances.

(a) Grantor agrees that from time to time, at the expense of such Grantor, that it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that the Secured Party may reasonably request, in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor shall:

(i) file such financing or continuation statements, or amendments thereto, record security interests in intellectual property and execute and deliver such other agreements,

instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, or as the Secured Party may reasonably request, in order to effect, reflect, perfect and preserve the security interests granted or purported to be granted hereby;

(ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts of any of the foregoing;

(iii) at any reasonable time, upon request by the Secured Party, assemble the Collateral and allow inspection of the Collateral by the Secured Party, or persons designated by the Secured Party;

(iv) at the Secured Party's request, appear in and defend any action or proceeding that may affect such Grantor's title to or the Secured Party's security interest in all or any part of the Collateral; and

(v) furnish the Secured Party with such information regarding the Collateral, including, without limitation, the location thereof, as the Secured Party may reasonably request from time to time.

(b) Grantor hereby authorizes the Secured Party to file a Record or Records, including, without limitation, financing or continuation statements, intellectual property security agreements and amendments to any of the foregoing, in any jurisdictions and with any filing offices as the Secured Party may determine, in its sole discretion, are necessary or advisable to perfect or otherwise protect the security interest granted to the Secured Party herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Secured Party may determine, in its sole discretion, is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to the Secured Party herein, including, without limitation, describing such property as "all assets" or "all personal property, whether now owned or hereafter acquired." Grantor shall furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail.

(c) Grantor hereby authorizes the Secured Party to modify this Agreement after obtaining such Grantor's approval of or signature to such modification by amending Schedule 5.2 hereof (as such schedule may be amended or supplemented from time to time) to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Grantor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Grantor no longer has or claims any right, title or interest.

SECTION 8. SECURED PARTY APPOINTED ATTORNEY-IN-FACT.

8.1. Power of Attorney. Grantor hereby irrevocably appoints the Secured Party (such appointment being coupled with an interest) as such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, the Secured Party or otherwise, from time to time in the Secured Party's discretion to take any action and to execute any instrument that the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, the following:

(a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Grantor or paid to the Secured Party pursuant to the Loan;

(b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

(d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings that the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral;

(e) to prepare and file any UCC financing statements against such Grantor as debtor;

(f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Grantor as debtor;

(g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Secured Party in its sole discretion, any such payments made by the Secured Party to become obligations of such Grantor to the Secured Party, due and payable immediately without demand; and

(h) generally to sell, transfer, lease, license, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes, and to do, at the Secured Party's option and such Grantor's expense, at any time or from time to time, all acts and things that the Secured Party deems reasonably necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

8.2. No Duty on the Part of the Secured Party or the Secured Parties. The powers conferred on the Secured Party hereunder are solely to protect the interests of the Secured Parties in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers. The Secured Party and the Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

SECTION 9. REMEDIES.

9.1. Generally.

(a) If any Event of Default has occurred and be continuing, the Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of the Secured Party on default

under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

(i) require any Grantor to, and Grantor hereby agrees that it shall at its expense and promptly upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to both parties;

(ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

(iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent the Secured Party deems appropriate; and

(iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem commercially reasonable.

(b) The Secured Party may be the purchaser of any or all of the Collateral at any public or private (to the extent to the portion of the Collateral being privately sold is of a kind that is customarily sold on a recognized market or the subject of widely distributed standard price quotations) sale in accordance with the UCC and the Secured Party, as the Secured Party for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by the Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor agrees that it would not be commercially unreasonable for the Secured Party to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Grantor hereby waives any claims against the Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by the Secured Party to collect such deficiency. Grantor further agrees that a breach of any of the covenants contained in this Section 9.1 will cause irreparable injury to the Secured Party, that the Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.1 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to

their stated maturities. Nothing in this Section 9.1 shall in any way limit the rights of the Secured Party hereunder.

(c) The Secured Party may sell the Collateral without giving any warranties as to the Collateral. The Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) The Secured Party has no obligation to marshal any of the Collateral.

9.2. Application of Proceeds. Except as expressly provided elsewhere in this Agreement, all proceeds received by the Secured Party in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by the Secured Party against, the Secured Obligations in the following order of priority as set forth in Section 7.2 of the Loan.

9.3. Sales on Credit. If the Secured Party sells any of the Collateral upon credit, Grantor will be credited only with payments actually made by purchaser and received by the Secured Party and applied to indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, the Secured Party may resell the Collateral and Grantor shall be credited with proceeds of the sale.

9.4. Investment Related Property. Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Investment Related Property conducted without prior registration or qualification of such Investment Related Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Related Property for their own account, for investment and not with a view to the distribution or resale thereof. Grantor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, Grantor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party has no obligation to engage in public sales and no obligation to delay the sale of any Investment Related Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If the Secured Party determines to exercise its right to sell any or all of the Investment Related Property, upon written request, Grantor shall and shall cause each issuer of any Pledged Stock to be sold hereunder, each partnership and each limited liability company from time to time to furnish to the Secured Party all such information as the Secured Party may request in order to determine the number and nature of interest, shares or other instruments included in the Investment Related Property which may be sold by the Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

9.5. Grant of Intellectual Property License. For the purpose of enabling the Secured Party, during the continuance of an Event of Default, to exercise rights and remedies under Section 9 hereof at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, Grantor hereby grants to the Secured Party, to the extent assignable, an irrevocable, non-exclusive license to use, assign, license or sublicense any of the Intellectual Property now owned or hereafter acquired by such Grantor, wherever the same may be located. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.

9.6. Intellectual Property.

(a) Anything contained herein to the contrary notwithstanding, in addition to the other rights and remedies provided herein, upon the occurrence and during the continuation of an Event of Default:

(i) the Secured Party has the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Grantor, the Secured Party or otherwise, in the Secured Party's sole discretion, to enforce any Intellectual Property, in which event such Grantor shall, at the request of the Secured Party, do any and all lawful acts and execute any and all documents required by the Secured Party in aid of such enforcement and such Grantor shall promptly, upon demand, reimburse and indemnify the Secured Party as provided in Section 10 hereof in connection with the exercise of its rights under this Section 9.6, and, to the extent that the Secured Party shall elect not to bring suit to enforce any Intellectual Property as provided in this Section 9.6, Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement or other violation of any of such Grantor's rights in the Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement or violation;

(ii) upon written demand from the Secured Party, Grantor shall grant, assign, convey or otherwise transfer to the Secured Party or such Secured Party's designee all of such Grantor's right, title and interest in and to the Intellectual Property and shall execute and deliver to the Secured Party such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

(iii) Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that the Secured Party receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property;

(iv) within five Business Days after written notice from the Secured Party, Grantor shall make available to the Secured Party, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of such Event of Default as the Secured Party may reasonably designate, by name, title or job responsibility, to permit such Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Trademarks, Trademark Licenses, such persons to be available to perform their prior functions on the Secured Party's behalf and to be compensated by the Secured Party at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default; and

(v) the Secured Party has the right to notify, or require Grantor to notify, any obligors with respect to amounts due or to become due to such Grantor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to the Secured Party, and, upon such notification and at the expense of such Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done;

(1) all amounts and proceeds (including checks and other instruments) received by Grantor in respect of amounts due to such Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over or delivered to the Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 9.7 hereof; and

(2) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

(b) If (i) an Event of Default has occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (ii) no other Event of Default has occurred and be continuing, (iii) an assignment or other transfer to the Secured Party of any rights, title and interests in and to the Intellectual Property has been previously made and has become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Grantor, the Secured Party shall promptly execute and deliver to such Grantor, at such Grantor's sole cost and expense, such assignments or other transfers as may be necessary to reassign to such Grantor any such rights, title and interests as may have been assigned to the Secured Party as aforesaid, subject to any disposition thereof that may have been made by the Secured Party; provided that after giving effect to such reassignment, the Secured Party's security interest granted pursuant hereto, as well as all other rights and remedies of the Secured Party granted hereunder, shall continue to be in full force and effect; and provided, further, that the rights, title and interests so reassigned shall be free and clear of any other Liens granted by or on behalf of the Secured Party and the Secured Parties.

(c) Solely for the purpose of enabling the Secured Party to exercise rights and remedies under Section 9 hereof and at such time as the Secured Party shall be lawfully entitled to exercise such rights and remedies, Grantor hereby grants to the Secured Party, to the extent it has the right to do so, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Grantor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located.

9.7. Cash Proceeds; Deposit Accounts. (a) If any Event of Default has occurred and be continuing, in addition to the rights of the Secured Party specified in Section 6.5 hereof with respect to payments of Receivables, all proceeds of any Collateral received by any Grantor consisting of cash, checks and other near-cash items (collectively, "Cash Proceeds") shall be held by such Grantor in trust for the Secured Party, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Secured Party in the exact form received by such Grantor (duly endorsed by such Grantor to the Secured Party, if required) and held by the Secured Party in the Collateral Account. Any Cash Proceeds received by the Secured Party (whether from a Grantor or otherwise) may, in the sole discretion of the Secured Party, (i) be held by the Secured Party for the ratable benefit of the Secured Parties, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (ii) then or at any time thereafter may be applied by the Secured Party against the Secured Obligations then due and owing.

(b) If any Event of Default has occurred and be continuing, the Secured Party may apply the balance from any Deposit Account or instruct the bank at which any Deposit Account is maintained to pay the balance of any Deposit Account to or for the benefit of the Secured Party.

SECTION 10. [RESERVED].

SECTION 11. CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation, expiration, posting of backstop letters of credit or cash collateralization of all outstanding Letters of Credit, be binding upon Grantor, its successors and assigns, and inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Loan, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to the Lenders herein or otherwise. Upon the payment in full of all Secured Obligations, the cancellation or termination of the Commitments and the cancellation, expiration, posting of backstop letters of credit or cash collateralization of all outstanding Letters of Credit, the security

interest granted hereby shall automatically terminate hereunder and of record and all rights to the Collateral shall revert to Grantor. Upon any such termination the Secured Party shall, at Grantor's expense, execute and deliver to Grantor or otherwise authorize the filing of such documents as Grantor shall reasonably request, including financing statement amendments to evidence such termination. Upon any disposition of property permitted by the Loan, the Liens granted herein shall be deemed to be automatically released and such property shall automatically revert to the applicable Grantor with no further action on the part of any Person. The Secured Party shall, at Grantor's expense, execute and deliver or otherwise authorize the filing of such documents as Grantor shall reasonably request, in form and substance reasonably satisfactory to the Secured Party, including financing statement amendments to evidence such release.

SECTION 12. STANDARD OF CARE; SECURED PARTY MAY PERFORM.

The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party has no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property. Neither the Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or otherwise. If any Grantor fails to perform any agreement contained herein, the Secured Party may itself perform, or cause performance of, such agreement, and the expenses of the Secured Party incurred in connection therewith shall be payable by Grantor under Section 9.2 of the Loan.

SECTION 13. MISCELLANEOUS.

Any notice required or permitted to be given under this Agreement shall be sent to a party hereto at such party's address as set forth on the signature page hereto in accordance with and in the manner set forth in Section 9.1 of the Loan. No failure or delay on the part of the Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists. This Agreement shall be binding upon and inure to the benefit of the Secured Party and Grantor and its respective successors and assigns. No Grantor shall, without the prior written consent of the Secured Party given in accordance with the Loan, assign any right, duty or obligation hereunder. This Agreement embodies the entire agreement and understanding between Grantor and the Secured Party and supersedes all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. There are no unwritten oral agreements between the parties. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND ALL CLAIMS AND CONTROVERSIES ARISING OUT OF THE SUBJECT MATTER HEREOF WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THAT WOULD RESULT IN THE APPLICATION OF ANY OTHER LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OF THE SECURITY INTEREST).

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MEMBERSHIP PLEDGE AND SECURITY AGREEMENT

THIS MEMBERSHIP PLEDGE AND SECURITY AGREEMENT (this "Agreement"), dated as of February 4, 2008 is made by Jeffrey Pink, an individual ("Pledgor"), in favor of Amalgamated Bank ("Secured Party").

RECITALS:

A. Secured Party extended a loan in the original principal amount of $11,000,000 (the "Loan") evidenced and governed by the following documents executed by EV Rental Cars, LLC, a California limited liability company (the "Company") and Secured Party: (1) Revolving (Grid) Promissory Note dated April 10, 2006 made by the Company, in favor of Secured Party (as amended, the "Note"), (2) Accounts Receivable Continuing Security Agreement dated March 26, 2004, as amended from time to time (the "AR Security Agreement"), (3) an Inventory Rider (Rider A) to Accounts Receivable Continuing Security Agreement also dated March 26, 2004, granting a lien on the Company's personal property in respect of the Company's Toyota Program Vehicles, and an Inventory Rider (Rider A) to Accounts Receivable Continuing Security Agreement dated August 11, 2004, granting a lien on the Company's personal property in respect of the Company's Honda Program Vehicles (collectively, as amended from time to time, the "Inventory Riders"), (4) Deposit Account Pledge Agreement dated as of February 23, 2006, granting a lien on the Company's deposits with Secured Party (as amended from time to time, the "Deposit Account Pledge"), (5) Deposit Account Pledge Agreement dated as of February 23, 2006, granting a lien on the Company's deposit of the principal sum of $332,300 with Secured Party (as amended from time to time, the "PC Pledge"), (6) Security Agreement (with Assignment of Rents and Leases) dated as of February 15, 2007 (as amended from time to time, the "2007 Security Agreement"; (7) Pledge and Security Agreement dated as of January 9, 2008 (as amended from time to time, the "2008 Security Agreement"), (8) a certain Letter Agreement, dated as of April 10, 2006 (as amended from time to time, the "Letter Agreement"), (9) Amendment One to Revolving (Grid) Promissory Note and Letter Agreement dated as of February 1, 2007 (as amended from time to time, "Amendment One"), (10) those certain letter agreements regarding the extension of the Loan dated as of April 2 and April 30, 2007 (as amended from time to time, the "Extension Agreements") and (11) a certain Forbearance and Amendment Agreement dated September 12, 2007 also executed by Pledgor (the "First Forbearance Agreement"). (The Note, the AR Security Agreement, the Inventory Riders, the Deposit Account Pledge, the PC Pledge, the 2007 Security Agreement, the 2008 Security Agreement, the Letter Agreement, Amendment One, the Extension Agreements, and the First Forbearance Agreement, and any and all related instruments and documents executed by the Company and/or Secured Party in connection therewith, are collectively referred to herein as the "Loan Agreement").

B. In connection with the Loan, Pledgor executed (1) an Absolute, Unconditional and Continuing Guaranty (Limited), dated as of April 13, 2006, (2) a Guaranty Reaffirmation and Amendment Agreement dated as of February 15, 2007, (3) an Absolute, Unconditional and Unlimited Guaranty dated as of November 14, 2007, (4) a Deed of Trust, Security Agreement and Fixture Filing with Assignment of Rents and Leases dated December 17, 2007 encumbering Pledgor's residence in Calabasas, California which serves as security for the Guaranty, and (5) an Accounts Receivable Continuing Security Agreement dated as of January 9, 2008, including an Equipment Rider (Rider B) (collectively, as amended from time to time, the "Guaranty Documents"). The Loan Agreement, the Guaranty Documents, this Agreement and any and all instruments, documents and agreements now or hereafter evidencing or securing the Loan or Guaranty are hereinafter referred to as the "Loan Documents."

C. Pledgor is a member of the Company existing under the Articles of Organization for the Company filed with the California Secretary of State on or about July 21, 1997 (the "Articles"), and under the limited liability company operating agreement of the Company dated July 21, 1997 (the "Operating Agreement," together with the Articles, as they may be amended, supplemented or otherwise modified from time to time, the "Organizational Documents"). Under the Organizational Documents, the Pledgor

has certain rights, title and interest in and to the Company and the property and assets of the Company (collectively, the "Membership Interest").

D. Pledgor owns approximately 32.84% of the issued and outstanding Membership Interests and as a member of the Company has benefited and continues to benefit from the Loan.

E. The Company is in default under the Loan and the Secured Party has given the Company a notice of default under the Loan and reserved all rights in connection with the Company's defaults. As a condition to Secured Party's consideration, in its absolute discretion, of a short term and limited agreement to forbear from taking further remedial action under the Loan (the "Second Forbearance Agreement"), the Pledgor has been requested and has agreed to execute and deliver to Secured Party this Agreement granting and pledging to Secured Party a first priority perfected pledge and security interest in and to any and all of Pledgor's Membership Interests pursuant to the terms and subject to the conditions set forth herein. The Second Forbearance Agreement, upon execution and delivery, shall be considered one of the Loan Documents.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing, the mutual conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor hereby covenants and agrees with Secured Party as follows:

1. Pledge, Grant of Security Interest

(a) Pledgor hereby grants to Secured Party, for Secured Party's benefit, a security interest in the Pledged Collateral (defined below) subject to the conditions set forth in Section 1(c) hereof, which shall be a perfected first priority security interest, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all of the obligations of Pledgor now or hereinafter existing under the Loan Documents, in each case, whether for principal, interest, fees, expenses, non-monetary obligations or otherwise, and whether incurred or accruing before or after the commencement of any insolvency, bankruptcy, liquidation or reorganization proceedings in respect of Pledgor (all such obligations, the "Obligations").

(b) For purposes of this Agreement, "Pledged Collateral" shall mean all of Pledgor's Membership Interests (including all capital (preferred and otherwise), voting or management rights, rights to income tax allocations of profits, losses and credits and rights to distributions of any kind) of Pledgor together with, to the extent not otherwise included, all rights to receive distributions at any time of cash and other property, all proceeds (as defined in the Uniform Commercial Code as in effect in the State of California from time to time ("UCC")) of any or all of the foregoing (and proceeds of proceeds), in whatever form, including, without limitation, goods, accounts, instruments, documents, chattel paper, investment property, money, general intangibles or rights to proceeds of letters of credit, each as defined in the UCC.

2. Delivery of Pledged Collateral

(a) All certificates or instruments, if any, representing or evidencing the Pledged Collateral shall be delivered to and held by Secured Party pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Secured Party. Secured Party shall have the right, at any time upon the occurrence and during the continuance of any Default, in its sole and absolute discretion and without notice to Pledgor, to transfer to or to register in the name of Secured Party or any of its nominees any or all of the Pledged Collateral. In addition, Secured Party shall, upon a showing of

good cause, have the right at any time to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations.

(b) Upon execution of this Agreement, Pledgor shall deliver to Secured Party an assignment of membership interests (an "Assignment of Membership Interests"), in substantially the form of Exhibit A hereto, for the membership interests pledged hereunder (the "Assigned Interest"), transferring all of such Assigned Interest in blank, duly executed by Pledgor and undated. Secured Party shall have the right, at any time in its sole and absolute discretion upon the occurrence and during the continuance of an event of default under the Loan Documents ("Default"), and without notice to Pledgor, to date and to transfer to, and to designate on the Pledgor's Assignment of Membership Interests, each Person to whom any or all of the Assigned Interests are sold and to release and deliver the Assignment of Membership Interests to the assignee thereunder. In addition, Secured Party shall have the right at any time to exchange any Assignment of Membership Interest representing or evidencing any Assigned Interest for one or more additional or substitute Assignments of Membership Interest representing or evidencing smaller or larger percentages of the Assigned Interest represented or evidenced hereby, subject to the terms hereof.

3. Covenants

Pledgor covenants and agrees with Secured Party that from and after the date of this Agreement until the Obligations are paid and performed in full:

(a) Pledgor shall not (i) transfer or otherwise dispose of any of the Pledged Collateral, (ii) create or permit to exist any lien, security interest or encumbrance upon or with respect to any of the Pledged Collateral, except for the lien of this Agreement or (iii) otherwise alter the ownership of the Company by admitting new co-venturers or otherwise, without the prior written consent of Secured Party in each instance. Pledgor will, at Pledgor's sole cost and expense, defend the right, title, and interest of Secured Party in and to the Pledged Collateral against the claims and demands of all persons and entities, whomever.

(b) Pledgor shall pay, and shall indemnify, save and defend Secured Party harmless from and against, any and all liabilities and other obligations with respect to, or resulting from, any delay in paying, any and all stamp, excise, sales or other taxes or assessments that may be payable or determined to be payable with respect to any of the Pledged Collateral (excluding income taxes paid by Secured Party).

(c) Pledgor shall appear in and defend any action or proceeding arising under or in any manner connected with the Pledged Collateral.

(d) Pledgor shall pay all reasonable costs and expenses, including reasonable attorneys' fees, incurred by Secured Party in the perfection, preservation, realization, enforcement and exercise of its rights, powers and remedies hereunder.

(e) Subject to the exercise of rights and remedies by Secured Party under any Loan Document, Pledgor shall receive and use reasonable diligence to collect the proceeds of Pledged Collateral and to hold such proceeds in trust and as the property of Secured Party, and, following the occurrence and during the continuance of any Default under the Loan, to immediately endorse as appropriate and deliver such proceeds to Secured Party daily in the exact form in which they are received together with a collection report in form satisfactory to Secured Party. Notwithstanding the foregoing, Secured Party acknowledges that Pledgor shall have the right to receive and utilize any distributions received from Pledgor, prior to an event of default under the Loan by Pledgor hereunder.

(f) Pledgor shall not commingle Pledged Collateral, or collections thereunder, with other property.

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(g) Pledgor shall, at Pledgor's sole cost and expense, provide any service and do any other acts which may be necessary to keep all Pledged Collateral free and clear of all defenses, rights of offset and counterclaims.

(h) If the Pledged Collateral consists of securities and so long as no Default exists, Pledgor may vote said securities and give consents, waivers and ratifications with respect thereto, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would impair Secured Party's interest in the Pledged Collateral or be inconsistent with or violate any provisions of this Agreement.

(i) Pledgor shall preserve all its rights under the Organizational Documents (as defined in the Loan). Pledgor shall perform all its obligations as a member or partner of the Company when and as required by the Organizational Documents. Pledgor shall not modify, or consent to any modification of, the Organizational Documents without Secured Party's prior written consent. Pledgor shall not waive, release or relinquish any of Pledgor's rights under the Organizational Documents without Secured Party's prior written consent. Pledgor shall immediately provide Secured Party with a copy of any notice given or received by Pledgor under the Organizational Documents, other than any notice give to Pledgor by Secured Party.

4. Representations and Warranties

Pledgor represents and warrants as of the date hereof as follows:

(a) The Company is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of California.

(b) Pledgor is the owner of 100% of the Pledged Collateral.

(c) Pledgor has the right to pledge the Pledged Collateral pursuant hereto.

(d) There is no litigation (whether or not purportedly on behalf of Pledgor), pending or, to the best of Pledgor's knowledge, threatened in any court or jurisdiction, the outcome of which would affect in an adverse manner Pledgor's interest in the Pledged Collateral.

(e) All statements contained herein are true, correct and complete, in all material respects, with respect to the Pledged Collateral.

(f) No financing statement covering any of the Pledged Collateral, and naming any secured party other than Secured Party, is on file in any public office.

(g) With respect to Pledged Collateral, (i) all persons appearing to be obligated thereon have authority and capacity to contract and are bound as they appear to be, and (ii) the same comply with applicable laws concerning form, content and manner of preparation and execution.

(h) Pledgor's place of residence is 23845 Park Belmonte, Calabasas, California 91302.

(i) The Organizational Documents are in full force and effect and the Company is not in default thereunder. The copies of the Organizational Documents provided to Secured Party are true, complete and correct copies of the Organizational Documents in effect as of the date of this Agreement, including, without limitation, all amendments and supplements thereto.

5. Further Assurances

Pledgor agrees that, at any time and from time to time, upon the request of Secured Party and at the expense of Pledgor, Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that Secured Party may reasonably request in order to perfect and protect any lien, security interest or encumbrance granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral.

6. Authority of Secured Party

(a) Upon a Default or an Event of Default hereunder, without notice and subject to applicable provisions of the other Loan Documents, Pledgor knowingly, voluntarily, intentionally, unconditionally and irrevocably appoints Secured Party and any officer or agent thereof its attorney-in-fact, with full authority in the place and stead of, and in the name of Pledgor, or otherwise, from time to time in Secured Party's sole and absolute discretion, to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation, to receive, endorse and collect all instruments made payable to Pledgor representing any distribution or other payment in respect of the Pledged Collateral or any part thereof and to give full discharge therefor. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the reasonable expenses of Secured Party incurred in connection therewith shall be payable in accordance with Section 12 of this Agreement. Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

(b) Secured Party shall have, with respect to all Pledged Collateral, all of the rights and remedies of a secured party under the UCC, together with, and not by way of limitation, all of the rights herein set forth. Secured Party is hereby authorized as attorney-in-fact of Pledgor, as provided in the UCC, (i) to execute and file on behalf of Pledgor any and all such financing statements, and refilings and continuations thereof, as Secured Party may deem necessary or prudent to perfect or protect the lien, security interest and encumbrance created (or purported to be created) pursuant hereto or as otherwise may be reasonably directed by Secured Party to carry out the provisions of this Agreement and that Pledgor has failed or refused to execute or file; and (ii) to take any action and execute any instrument that Secured Party may reasonably deem necessary or advisable to maintain and/or perfect Secured Party's security interest in the Pledged Collateral.

(c) The powers conferred on Secured Party hereunder are solely to protect its interest and the interests of Secured Party in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its subsidiaries or affiliates or its or their officers, directors, employees or agents shall be responsible to Pledgor for any act or failure to act, except for Secured Party's own gross negligence or willful misconduct.

(d) Upon a Default or an Event of Default hereunder, Pledgor also authorizes Secured Party, acting as Pledgor's attorney-in-fact at any time and from time to time, to execute, in connection with any sale provided for in Section 10, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Pledged Collateral.

7. Reasonable Care

Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which Secured Party accords its own property, it being understood that Secured Party shall have no responsibility for taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

8. Default

The occurrence of any "Default" or "Event of Default" (beyond any applicable notice and cure periods) under and as defined in the Loan Documents shall constitute a "Default" under this Agreement. Additionally, Pledgor's failure to fulfill any of its Obligations under this Agreement shall constitute a default under this Agreement within ten (10) days following the date of Secured Party's delivery to Pledgor of written notice specifying Pledgor's breach with respect to such Obligation; provided, however, that if such breach, by its nature, is not susceptible to cure within such 10-day period, then such period of time shall be extended, not to exceed sixty (60) days in all, for such time as is reasonably required to cure such breach, provided that Pledgor initiates such cure within such 10-day period and diligently prosecutes such cure to completion.

9. Remedies

(a) Rights and Remedies of Secured Party. Upon the occurrence of any Default, Secured Party may, in addition to any other rights and remedies that Secured Party may have, immediately and without demand, (i) accelerate the Loan, including all principal and accrued interest remaining unpaid on the Loan and any other sums payable under the terms of the Loan Documents; (ii) take the ownership of the Pledgor's Membership Interest pursuant to this Agreement through the Assignment of Membership Interests attached hereto and, if desired by Secured Party, to foreclose on the Pledged Collateral; and (iii) exercise with respect to the Pledged Collateral any and all of the rights and remedies granted to a secured party under the UCC.

(b) Application of Money. All monies received or collected by Secured Party pursuant to this Agreement after any uncured Default and during the continuance thereof, shall be held by Secured Party and shall be applied, first to the payment of all costs incurred in the collection of such monies (including attorneys' and expert witnesses' and other consultants' fees and expenses) and, second, to the payment of the Obligations in such order and priority as Secured Party may in its sole and absolute discretion determine. The balance, if any, of such monies remaining after payment in full of the Obligations shall be remitted to Pledgor or as otherwise required by law or directed by a court of competent jurisdiction.

(c) Secured Party's Authority to Act. Pledgor hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably authorizes and empowers Secured Party, as the attorney-in-fact of Pledgor, during the occurrence of any uncured Default, to: (i) take all steps that Secured Party shall in its sole discretion deem necessary to enforce the rights of Secured Party in and to the Pledged Collateral; (ii) demand payment or distribution on behalf of Pledgor of all monies or profits due or becoming due and payable to Pledgor with respect to the Pledged Collateral and to take all steps necessary to secure or to enforce such payment or distribution, including, but not limited to, the commencement and prosecution of any action or proceeding that Secured Party in its sole discretion deems necessary or desirable to secure such payment; (iii) receive and retain all distributions and other payments of any kind upon any and all of the Pledged Collateral; (iv) exercise any rights of voting, consent or management under any applicable partnership, operating or other similar agreement in its own name or in the name of a designee, to the same extent as if Secured Party or its designee were the outright the Company of the Pledged Collateral, and cause the Pledged Collateral to be transferred to its own name or that of its designee and to have such transfer recorded in any place or places deemed appropriate by it; (v) take any action with respect to the foreclosure, sale, assignment and transfer of the whole of, or from time to time any part of, the Pledged Collateral, including, without limitation, to sell, assign and transfer the whole of or from time to time any part of the Pledged Collateral at any broker's board or at any private sale, or at public auction, after advertisement of the time and place of sale, for cash, for credit or for other property, for immediate or future transfer, and for such price or prices as Secured Party shall determine, in Secured Party's sole and absolute discretion, and Secured Party may bid for and purchase, at any public sale, the whole or any part of the Pledged Collateral so sold free from any right or equity of redemption; may adjourn any such sale or cause the same to be adjourned from time to time to a subsequent time and place announced at the time and place fixed for the sale; and may carry out any agreement to sell any item or items of Pledged Collateral in accordance with the terms of such agreement, notwithstanding the fact that after Secured Party shall have entered into such an agreement, the Obligations may have been paid or

performed in full, and (vi) in addition to, and not by way of limitation of, any of the rights specified above, exercise any and all rights and remedies afforded to it, as a secured party in possession of collateral or otherwise, under any and all applicable provisions of law.

(d) Private Sale. Pledgor recognizes that Secured Party may be unable to effect a public sale of all or part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act of 1933 or in applicable securities laws of the State of California or any other applicable State or of another jurisdiction, but may instead resort to one or more private sales to a single purchaser or a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor understands that Secured Party's exercise of its right to hold private sales may be at prices and on terms less favorable to Pledgor than if such Pledged Collateral were sold at public sale and that Secured Party has no obligation to delay the put or sale of any portion of the Pledged Collateral for the period of time necessary to permit the registration of any Pledged Collateral, even if the issuer of such securities is required to, or would, agree to register such securities for public sale under applicable securities laws. Pledgor agrees that private sales made under the foregoing circumstances shall each be deemed to have been actions taken or transactions made in a "commercially reasonable" manner.

(e) Notice of Sale. To the extent permitted by applicable law, notice of any sale at public auction pursuant to this Section 10 shall be sufficient for all purposes if a written notice of any such sale is given to Pledgor by mailing a copy of a notice of such sale (naming the place, date and time thereof and a brief statement of the nature of the Pledged Collateral to be sold) to Pledgor not less than ten (10) business days prior to any such sale and if a similar notice is published at least once in a newspaper or general circulation published in Los Angeles County, California, not less than seven (7) days nor more than twelve (12) days prior to such sale. Pledgor hereby agrees that any disposition of the Pledged Collateral made pursuant to the foregoing shall be deemed to have been made in a commercially reasonable manner, but the foregoing provisions shall not be deemed to limit the right of Secured Party to dispose of any item of Pledged Collateral in any other manner provided in Article 9 of the UCC or as otherwise provided in this Agreement.

(f) Special Manager Rights and Powers. In addition to the rights and remedies of Secured Party set forth herein, Secured Party's affiliate shall have the rights and powers as a special manager accorded to it pursuant to the Organizational Documents of the Company, as the same may be amended and supplemented and in effect from time to time.

(g) Other Actions. Secured Party may, at Pledgor's sole cost and expense, take any and all additional steps as Secured Party may, in its sole and absolute discretion, determine to (i) protect its rights in the Pledged Collateral; (ii) aid in the execution of any power herein granted or (iii) enforce any and all other legal or equitable remedies.

10. No Assumption of Duties; Limitations on Liabilities; Indemnification

Secured Party does not by anything contained herein assume any of Pledgor's obligations under any contract, agreement, document or instrument relating to or binding upon Pledgor constituting a part of or relating to the Pledged Collateral, and Secured Party will not be responsible in any way for Pledgor's performance of any of the terms and conditions thereof. Neither Secured Party nor any of its affiliates or subsidiaries or its or their directors, officers, agents or employees shall be liable to any person or entity for any action taken or omitted by Secured Party or its officers, directors, agents or employees hereunder or with respect to any transaction contemplated by this Agreement except for Secured Party's (or such officer's, director's, agent's or employee's) gross negligence or willful misconduct. Secured Party and its affiliates or subsidiaries or its or their designees, and their respective officers, directors, attorneys, agents and employees, shall be and hereby are indemnified, held harmless and, at the request of Secured Party, defended by Pledgor from and against any and all liabilities, claims, costs, and other obligations that may be imposed upon, incurred by, or asserted against any of them or any of their respective officers, directors, attorneys, agents or employees growing out of or related directly or indirectly to the Pledged Collateral. Neither Secured Party nor its legal counsel shall incur any liability as a result of the sale of the

Pledged Collateral, or any part thereof, in accordance with the provisions of this Agreement, or the failure to sell or offer for sale the Pledged Collateral, or any part thereof, for any reason whatsoever. Pledgor hereby knowingly, voluntarily, intentionally, unconditionally and irrevocably waives any claims against Secured Party or its legal counsel arising with respect to the price at which the Pledged Collateral, or any part thereof, may have been sold or by reason of the fact that such price was less than the aggregate amount of the obligations on the part of Pledgor to have been paid or performed.

11. Cumulative Rights and Remedies

All remedies afforded to Secured Party by reason of this Agreement are separate and cumulative remedies, and it is agreed that no one of such remedies shall be deemed to be in exclusion of any other remedies available to Secured Party pursuant to any Loan Documents, or otherwise under applicable law, and shall not in any manner limit or prejudice any other legal or equitable remedies that Secured Party may have.

12. Cost and Expenses

Pledgor shall promptly pay or reimburse Secured Party for all costs, fees, expenses and charges incurred in connection with the enforcement of this Agreement and the lien, security interest and encumbrance granted, or purported to be granted, hereunder (including, without limitation, all reasonable attorneys', expert witnesses' and consultants' fees and disbursements) or otherwise to protect any interest of Secured Party with respect thereto, including, but not limited to, any costs and expenses incurred in connection with any insolvency proceeding in respect of Pledgor or to enforce or appeal from any judgment. Any such costs, fees, expenses and charges so payable by Pledgor shall be secured hereby, shall constitute a part of the Obligations, and shall be payable upon demand, together with interest thereon accrued at the applicable default rate, calculated as provided in the Loan.

13. Non-Waiver

Neither any failure or delay on the part of Secured Party in exercising any power or right hereunder, nor any single or partial exercise of any such power or right, shall operate as a waiver thereof or of any right to exercise any power or right in respect of any subsequent occurrence. No waiver of any provision of this Agreement, nor consent to any departure by Pledgor therefrom, shall be effective unless it is in a writing signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Pledgor in any case shall, of itself, entitle Pledgor to any other or further notice or demand in similar or other circumstances.

14. Notices

Any notice or other communication required or permitted to be given under this Agreement shall be in writing addressed to the other party as set forth below under its signature block (or to such other address as the party being notified may have designated in a notice given to the other party), may be personally delivered, or sent by overnight courier, telecopy or U.S. Mail and shall be deemed given: (a) if hand delivered, upon hand delivery; (b) if by overnight courier, on the first Business Day after delivery to the courier; (c) if by U.S. Mail, certified or registered mail, return receipt requested, on the third (3rd) Business Day after deposit in the mail postage prepaid; or (d) if by telecopy, on the date of transmission provided a delivery confirmation is received on that same day by 5:00 p.m. at recipient's location (or otherwise on the next Business Day after transmission) and provided that a copy of such notice sent by telecopy is also sent on the next Business Day by hand delivery, overnight courier or U.S. Mail (certified or registered mail, return receipt requested, and postage prepaid).

15. Pledge Absolute and Unconditional; Waivers

(a) Pledgor knowingly, voluntarily, intentionally, unconditionally and irrevocably waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or

proof of reliance by Secured Party upon this Agreement or acceptance of this Agreement. The Obligations shall conclusively be deemed to have been created, contracted, or incurred, or renewed, extended, amended or waived, as the case may be, in reliance upon this Agreement. Except for notices specifically provided for herein, or in any other Loan Document, Pledgor knowingly, voluntarily, intentionally, unconditionally and irrevocably waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Pledgor with respect to the Obligations. Pledgor understands and agrees that this Agreement shall be construed as a continuing, absolute and unconditional grant of a lien, security interest and encumbrance securing payment and performance of the Obligations without regard to (i) the validity, regularity or enforceability of the Loan, any of the other Loan Documents or any of the other Obligations, (ii) any defense, set-off or counterclaim which at any time may be available to or be asserted by Pledgor against Secured Party or (iii) any other circumstance whatsoever that constitutes, or might be construed to constitute, an equitable or legal discharge of Pledgor from the Obligations, or of Pledgor under this Agreement, in bankruptcy or in any other instance, except for payment in full of such Obligations. Pledgor waives (x) the benefits of any provision of law requiring that Secured Party exhaust any right or remedy, or take any action against any other person or property, (y) any defense arising from any action by Secured Party that may limit or affect adversely any such right of subrogation, and (z) any defense based on any statutory or other limitation of the amount of any deficiency judgment available to Secured Party after foreclosure or other proceedings to realize upon any collateral security for the Obligations. Pledgor further waives any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respect more burdensome than that of a principal. This Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Pledgor until all of the Obligations are paid or otherwise satisfied in full. Pledgor acknowledges having received, reviewed and approved a true copy of each of the Loan Documents.

(b) Pledgor acknowledges that the preceding provisions of this Section 16 operate as waivers of rights that Pledgor would otherwise have under applicable law, and permit Secured Party, without affecting the obligations of Pledgor, (1) to take actions that Secured Party would otherwise not have a right to take, (2) to fail to take actions that Secured Party would otherwise have an obligation to take, or (3) to take actions that may prejudice Pledgor's rights and obligations under the Loan Documents. In the absence of these provisions Pledgor might have defenses against its obligations hereunder or under one or more other Loan Documents that would permit Pledgor to avoid some or all of its obligations hereunder or under such other Loan Documents.

(c) Effect of Bankruptcy; Reinstatement. No obligation of Pledgor hereunder shall be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Pledgor or of any other person or entity or by any defense which Pledgor or any other person or entity may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. Pledgor acknowledges and agrees that any interest on the Obligations that accrues after the commencement of any such proceeding (or, if interest on any portion of the Obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of the parties that the Obligations should be determined without regard to any rule of law or order that might relieve Pledgor or any other person or entity of any portion of its obligations in respect of the Obligations. Pledgor shall permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person or entity to pay Secured Party, or allow the claim of Secured Party in respect of, any such interest accruing after the date on which such proceeding is commenced. Pledgor waives any right of the deferral or modification of Pledgor's obligations hereunder by virtue of any such proceeding. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or otherwise must be restored or returned by Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Pledgor or the Company, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for Pledgor or the Company or a substantial part of their property, or otherwise, all as though such payments had not been made.

16. Amendments to Loan Documents; Demands

For the purposes of this Agreement, any reference to the Loan, or any Loan Document shall mean such document as it now exists and as it may be modified, amended, restated, replaced, renewed, extended, supplemented, terminated or otherwise changed from time to time. The liability of Pledgor hereunder shall also be unaffected, regardless of whether notice is given or Pledgor's further consent obtained, by (i) Secured Party's failure to file any UCC-1 financing statements or to otherwise perfect, protect, secure or insure any lien, security interest or encumbrance given as security for the Obligations, (ii) any accuracy or inaccuracy of any representations or warranties made by Pledgor or any other person or entity, (iii) any bankruptcy, insolvency, liquidation, moratorium, reorganization, arrangement for the benefit of creditors, receivership, trusteeship or other law of like import affecting Pledgor or its successors and assigns, including, among other things, any automatic stay granted pursuant to any provision of a bankruptcy or similar law, (iv) any recovery as a result of the exercise of any of the Secured Party's rights or remedies under the Loan Documents, unless as a result thereof the Obligations have been fully satisfied, or (v) the sale, transfer or conveyance, pursuant to the Loan Documents, of any of the assets of Pledgor or any interest therein to any party, whether now or hereafter having or acquiring an interest in those assets.

17. Amendments

No amendment to this Agreement shall be effective unless it is in writing and signed by Pledgor and Secured Party.

18. Release of Security Interest

This Agreement shall create a continuing security interest in the Pledged Collateral, and the obligations of Pledgor under this Agreement shall remain in full force and effect until payment and performance in full of the Obligations.

19. Powers Coupled with an Interest

All authorizations and agencies herein contained with respect to the Pledged Collateral are powers coupled with an interest and are irrevocable.

20. Severability

Every provision of this Agreement is intended to be severable. If any term or provision hereof is declared by a court of competent jurisdiction to be illegal, invalid or unenforceable for any reason whatsoever, such provision shall be adjusted, rather than voided, if possible, to achieve the intent of the parties to the maximum extent possible; provided that such illegality, invalidity or unenforceability shall not affect the balance of the terms and provisions hereof, which terms and provisions shall remain in full force and effect and shall be liberally construed in favor of Secured Party.

21. Section Headings

The section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

22. Successors and Assigns

This Agreement, and all obligations of Pledgor hereunder, shall be binding upon Pledgor's successors and assigns, and shall, together with the rights and remedies of Secured Party hereunder, inure to the benefit of Secured Party and its successors and assigns.

23. Secured Party and Pledgor Not Partners

Nothing contained in this Agreement shall be construed or interpreted (i) to transfer to Secured Party any of the rights and obligations of a partner of any Pledgor or a member of the Company other than the rights of collateral security in and to the Pledged Collateral described herein or (ii) to constitute Secured Party a member or partner of Pledgor or the Company.

24. Choice of Law; Jurisdiction; Venue; and Waiver of Jury Trial

(a) Choice of Law. THIS AGREEMENT AND THE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES THERETO, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA AND TO THE EXTENT THEY PREEMPT THE LAWS OF SUCH STATE, THE LAWS OF THE UNITED STATES.

(b) Jurisdiction; Venue. PLEDGOR (A) HEREBY IRREVOCABLY SUBMITS ITSELF TO THE PROCESS, JURISDICTION AND VENUE OF THE COURTS OF THE STATE OF CALIFORNIA, AND TO THE PROCESS, JURISDICTION, AND VENUE OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA, FOR THE PURPOSES OF SUIT, ACTION OR OTHER PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR, IF SECURED PARTY INITIATES SUCH ACTION, ANY COURT IN WHICH SECURED PARTY SHALL INITIATE SUCH ACTION AND THE CHOICE OF SUCH VENUE SHALL IN ALL INSTANCES BE AT SECURED PARTY'S ELECTION; AND (B) WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, HEREBY WAIVES AND AGREES NOT TO ASSERT BY WAY OF MOTION, DEFENSE OR OTHERWISE IN ANY SUCH SUIT, ACTION OR PROCEEDING ANY CLAIM THAT PLEDGOR IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE OF SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. PLEDGOR WAIVES THE RIGHT TO COLLATERALLY ATTACK ANY JUDGMENT OR ACTIONS IN ANY OTHER FORUM.

25. Interpretation

If this Agreement is executed by two or more persons or entities, all of such persons or entities shall be jointly and severally liable for the obligations of Pledgor hereunder. All words used herein in the plural shall be deemed to have been used in the singular, and all words used herein in the singular shall be deemed to have been used in the plural, except where the context and construction otherwise require. In interpreting this Agreement and the other Loan Documents to which Pledgor is or is to become a party: (a) "includes" and "including" shall not be limiting; (b) "or" shall not be exclusive; (c) "all" includes "any" and "any" includes "all"; (d) "property" means property and assets of every kind or character, whether real, personal or mixed; and (e) "obligations" is used in its most comprehensive sense and, subject to any limitations expressly set forth elsewhere in this Agreement or the other Loan Documents, shall include, when used with respect to any person or entity, any and all advances, debts, obligations and liabilities of such person or entity to Secured Party under or pursuant to this Agreement or any other Loan Document, regardless of whether liquidated or unliquidated, contingent or absolute, determined or undetermined, whether recovery upon such obligations may be or hereafter become barred by any statute of limitations, or whether such obligations may be or hereafter become otherwise unenforceable (by reason of the commencement of any bankruptcy or reorganization proceeding in respect of such person or entity or otherwise).

26. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall constitute an original, and all of which shall be deemed to constitute but one and the same instrument.

27. Further Documentation

Pledgor shall at any time and from time to time upon the written request of Secured Party, execute and deliver such further documents and do such further acts and things as Secured Party may reasonably request in order to effect the purposes of this Agreement, including, without limitation, delivering to Secured Party on the date hereof or at any time hereafter an irrevocable power of attorney in respect of the Pledged Collateral in the form of Exhibit B annexed hereto.

[NO FURTHER TEXT ON THIS PAGE; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

PLEDGOR:

____
JEFFREY PINK

Notice Address:

23845 Park Belmonte
Calabasas, California 91302
Tel: 818-223-9901
Fax: 818-223-1551

SECURED PARTY:

AMALGAMATED BANK

By: ______________________________
Name: ____________________________
Title: _____________________________

Notice Address:

275 Seventh Avenue, 14th Floor
New York, New York 10001
Attention: Sol W. Bernstein
Tel: 212-895-4447
Fax: 212-895-4726

With a copy to:

Martha Anderson, Esq.
Nixon Peabody LLP
Key Towers at Fountain Plaza
40 Fountain Plaza, Suite 500
Buffalo, NY 14202
Tel: 716-853-8105
Fax: 866-265-0759

CONSENT OF SPOUSE OF PLEDGOR

The undersigned being the spouse of the Pledgor, Jeffrey Pink, who has signed the foregoing Membership Pledge and Security Agreement ("Pledge Agreement"), hereby acknowledges that she has read and is familiar with the provisions of said Pledge Agreement and agrees to be bound thereby and join therein to the extent, if any, that her agreement and joinder may be necessary. The undersigned hereby agrees that the Pledgor may join in any future amendment or modifications of the Pledge Agreement without any further signature, acknowledgement, agreement or consent on her part; and the undersigned further agrees that any interest which she may have in the property described in the Pledge Agreement shall be subject to the provisions of the Pledge Agreement.

[signature]
LAURIE G. PINK

Dated: 2/8/08

NOTARY ACKNOWLEDGEMENT

State of California

County of Los Angeles

On Feb 8th, 2008, before me, Ravinder Bhalla, Notary Public, Notary Public, personally appeared Laurie G. Pink, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity, and that by her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature [signature] (Seal)

RAVINDER BHALLA
COMM. #1603222
NOTARY PUBLIC - CALIFORNIA
LOS ANGELES COUNTY
My Comm. Expires August 28, 2009

10844686.7

Exhibit B

IRREVOCABLE POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the undersigned does hereby make, constitute and appoint Amalgamated Bank ("Secured Party"), and each of Secured Party's officers and employees, with full power of substitution, its true and lawful attorneys, for him and in his name, place and stead, to act as his proxy in respect of the membership interests in EV Rental Cars, LLC, a California limited liability company (the "Company"), including, without limitation, the right, on his behalf, to demand the call by any proper officer or manager of the Company pursuant to the provisions of its Articles of Organization and Organizational Documents and as permitted by law of a meeting of its members and at any such meeting, annual, general or special, to vote for the transaction of any and all business that may come before such meeting, or at any adjournment thereof, including, without limitation, the right to vote for the sale of all or any part of the assets of the Company and/or the liquidation and dissolution of the Company; giving and granting to his said attorneys full power and authority to do and perform each and every act and thing whether necessary or desirable to be done in and about the premises, as fully as he might or could do if personally present with full power of substitution, appointment and revocation, hereby ratifying and confirming all that his said attorneys shall do or cause to be done by virtue hereof. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Pledge and this Agreement by and between the undersigned and Secured Party of even date herewith ("Pledge Agreement").

This Power of Attorney is given to Secured Party and to its officers and employees in consideration of, among other things, the Loan made by Secured Party to the Company and in order to carry out the covenants of the undersigned contained in the Pledge Agreement, and this Power of Attorney is coupled with an interest and shall not be revocable or revoked by the undersigned, shall be binding upon his successors and assigns until the payment and performance in full of all of the Obligations or the earlier termination of the Pledge Agreement, and may be exercised only after an Event of Default under the Pledge Agreement or the other Loan Documents.

IN WITNESS WHEREOF, the undersigned has caused this Irrevocable Proxy to be duly executed on this 8 day of FEB., 200_.

[signature]

JEFFREY PINK

ADDENDUM TO MEMBERSHIP PLEDGE AND SECURITY AGREEMENT

The provisions of this Addendum control over any inconsistent provisions in the Agreement. Capitalized terms not otherwise defined herein or in the Agreement shall have the meanings set forth in the Loan Documents.

1. Nothing in this Agreement shall restrict or prohibit the Company from consummating the Merger and in connection therewith, converting the Pledgor's Membership Interests into shares of common stock ("Shares") of TCX Calibur, Inc., a Nevada corporation ("TCX"). Provided, however, that upon such conversion, Secured Party's lien and security interest created hereunder in the Pledgor's Membership Interest shall immediately attach to the "Shares" and for the purposes hereof, the term "Membership Interest" shall thereafter be deemed to mean "Shares" and the term "Pledged Collateral" shall mean the Shares and all related rights, as described in paragraph 1b of the Agreement. Immediately upon the consummation of the Merger, Pledgor will deliver the certificates evidencing the Shares to Secured Party, together with any other documents reasonably requested by Secured Party to document and perfect its liens and security interest in the Shares including, but not limited to, a stock pledge agreement in form reasonably acceptable to Secured Party. Secured Party acknowledges that the Membership Interest of Pledgor will be reduced from approximately 32.84% to approximately 22.96% immediately prior to the Merger and that upon conversion, Pledgor will be issued approximately 4,236,473 Shares.

2. During the Forbearance Period, the Shares may not be sold or foreclosed upon by the Secured Party without Pledgor's prior written consent, until the latter to occur of: (i) the Final Liquidation Date or (ii) the First Anniversary; and then only in the event of a Default or Event of Default ("Event of Default") under the Second Forbearance Agreement or any of the other Loan Documents.

3. After the Shares are available for liquidation pursuant to Paragraph 2 above, and only if an Event of Default has occurred under the Second Forbearance Agreement or any of the other Loan Documents, the Shares may be sold by the Secured Party, without Pledgor's consent, in market transactions under the provisions and limitations of Rule 144 promulgated under the Securities and Exchange Act of 1933, as amended ("Rule 144"). However, whether or not an Event of Default has occurred at any time before all of the Shares can be sold in the public market, Pledgor may direct that any or all of the Shares be sold pursuant to Rule 144, but only if at the time of the sale, the sum of the net proceeds of the sale plus the market value of the remaining unsold Shares (based on the sale price) equals or exceeds the then outstanding Indebtedness under the Note. Secured Party acknowledges that Rule 144 will not be available as a resale exemption until: (i) at least one year and one month has passed following the filing of the Form 10 information (required under Rule 144) by TCX, and (ii) TCX, Borrower, Pledgor and the Shares meet the other requirements under Rule 144 at the time of the proposed sale. Secured Party further acknowledges that pursuant to Rule 144, in no event will either the Secured Party or Pledgor be able to sell the Shares in the public market which amount to more than 10% of any trading day's volume.

4. In addition, at any time before all of the Shares are sold in the public market, Pledgor may also effect private sales of any or all of the Shares in exempt transactions without the Secured Party's consent, but only, if at the time of sale, the sum of the net proceeds

of the sale plus the market value of the remaining Shares (based on the private sale price) equals or exceeds the outstanding Indebtedness under the Note.

5. Any "net proceeds" (i.e. net of any broker's commission and net of estimated long term capital gains payable by Pledgor, if any, with respect to such sale) from the sale of the Shares will be escrowed (as provided below) for repayment of the Remaining Indebtedness. If the amount of net proceeds from any sale is greater than the amount then due on the Remaining Indebtedness, the excess net proceeds will be escrowed (pursuant to escrow instructions mutually approved by Pledgor, Borrower and Secured Party), and the escrow holder will be instructed to pay to the Secured Party succeeding installments payments due on the Remaining Indebtedness from the escrow when such payment are due. After payment in full of the Remaining Indebtedness, any excess funds in the escrow account will be released to Pledgor and/or the Borrower, as they jointly direct. However, any excess funds being held in escrow may be used as a prepayment on the Remaining Indebtedness at any time if Pledgor and the Borrower jointly agree to do so (and without the Secured Party's consent).

6. If at any time, Pledgor can establish to the Secured Party's reasonable satisfaction that the value (the "Stated Asset Value) of all assets and property (including but not limited to the Shares) pledged by Pledgor to the Secured Party as security for his Guaranty of the Loan equals or exceeds 150% of the Remaining Indebtedness, then Pledgor may sell Shares for his personal use or to pay any income tax liabilities so long as he maintains the Stated Asset Value after giving effect to any such sale.

7. In the event that the Final Liquidation Date precedes the First Anniversary, Secured Party shall release Shares from the lien created under this Agreement to enable Pledgor to sell Shares, in private, exempt transactions, to raise funds to make the monthly payments of interest due under the Note, through the First Anniversary (when Shares may be sold into the public market pursuant to Rule 144). Secured Party acknowledges that during this period, Shares may have to be sold at a discount from their public trading price.

8. Secured Party agrees to promptly release Shares from the lien of this Agreement to enable sales thereof to be made pursuant to paragraphs 2-7 above and to cooperate in all reasonable respects (at Pledgor's cost) to allow such sales to be effectuated.

NP

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties as of the date first above written.

Borrower:

EV RENTAL CARS, LLC,
a California limited liability company

By:__________________________
Jeffrey Pink
Manager

Guarantor:

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Jeffrey Pink, individually

Lender:

AMALGAMATED BANK

By:__________________________
Name:
Title:

ADDENDUM TO ACCOUNTS RECEIVABLE CONTINUING SECURITY AGREEMENT BETWEEN JEFFREY PINK ("GUARANTOR") AND AMALGAMATED BANK ("BANK")

The provisions of this addendum control over any inconsistent provisions in the Agreement.

1. The Collateral does not include furniture, personal effects (including jewelry and clothing) or furnishings of Guarantor located at his principal residence in Calabasas, CA (or any successor residence), personal computers or other personal electronic devices; provided, however, nothing herein is intended to exclude from the definition of Collateral, and the definition of Collateral shall be deemed to specifically include, the following: (a) artwork, collectibles or any furniture or other items or personal effects with a value, either individually in excess of $5,000 or in the aggregate in excess of $25,000; (b) automobiles and other vehicles; (c) salary, fees or other income due or payable to Debtor (from EV Rental Cars, LLC or otherwise); (d) any of Debtor's cash or bank accounts; (e) the note receivable payable to Debtor by EV Rental Cars, LLC in the principal amount of $275,423.26; (f) all of Debtor's rights to receive monies under any agreement or undertaking to repurchase Debtor's membership interests in EV Rental Cars, LLC or the shares of its parent to be received by Debtor in exchange therefore, and (f) any insurance policies owned by Debtor (or any proceeds thereof).

Acknowledged:

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Jeffrey Pink